AsFiled with the Securities and Exchange Commission on May 24, 2010
RegistrationNo.333-148644

UNITEDSTATES
SECURITIESANDEXCHANGE COMMISSION
WASHINGTON,D.C.20549

POST-EFFECTIVEAMENDMENTNO. 3
TO
FORM S-1

REGISTRATIONSTATEMENT
UNDERTHE
SECURITIESACTOF 1933

WHITEMOUNTAINTITANIUM CORPORATION
(Exactnameof Registrant as Specified in Its Charter)

Nevada	1000	87-0577390
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

AugustoLeguia100, Oficina 812
LasCondes,Santiago
Chile
(562)657-1800
(Address,includingzip code, and telephone number, including area code, ofregistrant'sprincipal executive offices)

CharlesE.Jenkins, CFO
Suite1508– 999 West Hastings Street
Vancouver,B.C.
Canada  V6C2W2
(604)408-2333
(Name,address,including zip code, and telephone number
includingareacode, of agents for service)

Copiesto:
RonaldN.Vance, P.C.
AttorneyatLaw
1656ReunionAvenue
Suite250
SouthJordan,UT  84095
(801)446-8802
(801)446-8803(fax)
ron@vancelaw.us

Approximatedateof commencement of proposed sale to the public:  From time totimeafter this Registration Statement becomes effective.

If anyofthe securities being registered on this form are to be offered on a delayedorcontinuous basis pursuant to Rule 415 under the Securities Act of 1933,checkthe following box. ☒

IfthisForm is filed to register additional securities for an offering pursuant toRule462(b) under the Securities Act, please check the following box and listtheSecurities Act registration statement number of the earliereffectiveregistration statement for the same offering. ☐

IfthisForm is a post-effective amendment filed pursuant to Rule 462(c) undertheSecurities Act, check the following box and list the Securities Actregistrationstatement number of the earlier effective registration statement forthe sameoffering. ☐

IfthisForm is a post-effective amendment filed pursuant to Rule 462(d) undertheSecurities Act, check the following box and list the Securities Actregistrationstatement number of the earlier effective registration statement forthe sameoffering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Theregistranthereby amends this registration statement on such date or dates asmay benecessary to delay its effective date until the registrant shall file afurtheramendment which specifically states that this registration statementshallthereafter become effective in accordance with Section 8(a) of theSecurities Actof 1933 or until the registration statement shall becomeeffective on such dateas the Commission, acting pursuant to Section 8(a), maydetermine.

The registrant is filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933, as amended, in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for this offering and other offerings registered on earlier registration statements. The combined prospectus in this registration statement relates to, and shall act, upon effectiveness, as a post-effective amendment to, Registration Statement No. 333-129347.  Any of the previously registered securities that are or were offered or sold before the effective date of this registration statement shall not be included in any prospectus hereunder.

Theinformationcontained in this prospectus is not complete and may bechanged.  Wemay not sell these securities until the registrationstatement filed with theSecurities and Exchange Commission iseffective.  This prospectus isnot an offer to sell these securitiesand it is not soliciting an offer to buythese securities in any jurisdictionwhere the offer or sale is notpermitted.
PreliminaryProspectus

SubjecttoCompletion, May 24, 2010

WhiteMountainTitanium Corporation

Upto2,500,000 Units

20,101,600Sharesof Common Stock

The selling stockholders named in this prospectusareoffering 20,101,600 shares, including 11,947,600 shares reserved forissuanceupon conversion of our Series A Convertible Preferred Stock and uponexercise ofwarrants and options that we have issued to thesellingstockholders.  Our common stock is currently quoted on theOTCBulletin Board under the symbol “WMTM.”  The last reported salespriceof our common stock on the OTC Bulletin Board on April 29, 2010, was $1.03pershare.

Thesellingstockholders, or their pledgees, donees, transferees orothersuccessors-in-interest, may offer the shares of our common stock for resaleonthe OTC Bulletin Board, in isolated transactions, or in a combination ofsuchmethods of sale.  They may sell their shares at fixed prices thatmaybe changed, at market prices prevailing at the time of sale, at pricesrelatedto prevailing market prices, or at negotiated prices with institutionalor otherinvestors, or, when permissible, pursuant to the exemption of Rule 144under theSecurities Act of 1933.  There will be no underwriter’sdiscounts orcommissions, except for the charges to a selling stockholder forsales through abroker-dealer.  All net proceeds from a sale will go tothe sellingstockholder and not to us.  We will pay the expenses ofregisteringthese shares.

Investinginour stock involves risks.   You should carefully consider theRiskFactors beginning on page 4 of this prospectus.

NeithertheSecurities and Exchange Commission nor any state securities commissionhasapproved or disapproved of these securities or passed upon the adequacyoraccuracy of this prospectus.  Any representation to the contrary isacriminal offense.

Thedateof this prospectus is ____________, 2010

TABLEOFCONTENTS

Wehavenot authorized anyone to provide you with information different fromthatcontained in this prospectus.  Source Capital and thesellingstockholders are offering to sell, and seeking offers to buy, shares ofourcommon stock only in jurisdictions where offers and salesarepermitted.  The information contained in this prospectus isaccurateonly as of the date of this prospectus, regardless of the time ofdelivery ofthis prospectus or of any sale of the securities offeredhereby.

Throughoutthisprospectus, unless otherwise designated, the terms “we,” “us,” “our,”“theCompany” and “our Company” refer to White Mountain Titanium Corporation,aNevada corporation, and its subsidiaries. All amounts in this prospectus areinU.S. Dollars, unless otherwise indicated.

ii

PROSPECTUS SUMMARY

Thefollowingsummary highlights selected information contained inthisprospectus.  This summary does not contain all the informationyoushould consider before investing in the securities.  Before makinganinvestment decision, you should read the entire prospectus carefully,includingthe “Risk Factors” section, the financial statements and the notes tothefinancial statements.

WhiteMountainTitanium Corporation

WhiteMountainTitanium Corporation was incorporated under the laws of the State ofNevada onApril 24, 1998.  From approximately 2000 until 2004, we hadno businessoperations and no source of generating revenues.  We wereanon-reporting shell company between 2000 and February 2004 when we enteredinto areverse acquisition with GreatWall Minerals, Ltd., anIdahocorporation.  In February 2004 we merged with GreatWall which hadhadan on-going interest in the natural resources sector in Chile for severalyearsand in 2003 had entered into an agreement to acquire a core holding ofCerroBlanco mining concessions through its 100% owned Chilean subsidiary,CompañíaMinera Rutile Resources Limitada.  In September 2005 wecompleted thepurchase of these mining concessions.

Theminingconcessions now consist of 33 registered mining exploitation concessions,and 5exploration concessions, over approximately 8,225 hectares locatedapproximately39 kilometers west of the City of Vallenar in the Atacama, orRegion III,geographic region of northern Chile.  We are in theexploration stage,which means we are engaged in the search for mineral depositsor reserves whichcould be economically and legally extracted orproduced.  We areconducting a drilling campaign and pre-feasibilitywork in preparation for afeasibility study to determine whether the concessionscontain commerciallyviable ore reserves.  If we are successful inobtaining a feasibilitystudy which supports commercially viable ore reserves,we intend to exploit theconcessions and to produce titanium dioxide concentratethrough conventional openpit mining and minerals processing.  Ourbusiness plan is to exploresolely for titanium deposits or reserves on theCerro Blanco miningconcessions.  If this exploration program isunsuccessful, we will beunable to continue operations.

Wehaveproduced no revenues, have achieved losses since inception, have nooperations,and currently rely upon the sale of our securities to fundouroperations.  We estimate the cost to take the Cerro Blanco projecttothe point of completing a final engineering feasibility study atapproximately$3,810,000, including general and administrative andmarketingexpenses. As of May 20, 2010, our cash position wasapproximately$1.1 million.  We currently do not have sufficient capital tocompletethis plan and estimate that we will require additional financing todoso.

Overthenext twelve to twenty-four months we have two principal objectives: tocontinueto advance the project towards a final engineering feasibility level andtosecure off-take contracts for the planned rutileconcentrateoutput.  We also continue to investigate the commercialviability ofproducing a feldspar co-product.  The feldspar could findapplicationsin the glass and ceramics industries.

OnJuly11, 2005, we closed the Securities Purchase Agreement with a CaymanIslandinstitutional investor, Rubicon Master Fund (“Rubicon”) on $5,000,000 inequityfinancing and issued to Rubicon 6,250,000 shares of Series AConvertiblePreferred Stock and warrants to purchase 6,250,000 shares of ourcommonstock.  Each share of Series A Convertible Preferred Stockisconvertible into our common shares at the effective rate of 1.6 shares ofourcommon stock for each share of the preferred stock converted and each warrantisexercisable at $0.50 per share (previously $1.25 per share) at any timethroughApril 1, 2011.  The original conversion ratio of the SeriesAConvertible Preferred Stock was determined according to a formula computedbydividing the stated value of the preferred stock, which is designated as$0.80per share, by the conversion price of the preferred stock, which isdesignatedas $0.80 per share, subject to adjustment in the event ofcertaintransactions.  The conversion price is subject to adjustment ifwesell shares of our common stock for less than the conversion price of theSeriesA Preferred Stock.  In 2007, we sold shares in an offering at$0.50,which reduced the conversion price to $0.50 per share and adjustedtheconversion ratio.  Any sale of our common stock at less than $0.50pershare would result in a further reduction of the conversion price equal tothereduced sale price of the common stock.  In May 2009,Rubiconexercised 2,000,000 of its warrants and we issued 2,000,000 common sharestoRubicon.

OnSeptember7, 2005, we amended the Securities Purchase Agreement with Rubicon toinclude atransaction with Phelps Dodge Corporation (“Phelps Dodge”), now awholly-ownedsubsidiary of Freeport-McMoRan Copper & Gold Inc. and the priorowner of ourinitial mining concessions, in which we issued 625,000 shares ofSeries AConvertible Preferred Stock and common stock purchase warrants topurchase625,000 shares of our common stock under identical terms aswithRubicon.  These securities were issued in satisfaction of thefinalpayment of $500,000 due to Phelps Dodge in connection with the purchase oftheinitial Cerro Blanco mining concessions.  The warrants expiredonSeptember 7, 2009, without being exercised.

On May5,2006, we entered into an amendment to the Securities Purchase AgreementwithRubicon and Phelps Dodge.  The amendment was necessitated byourinability to obtain effectiveness of the registration statement of whichthisprospectus is a part by January 31, 2006, as required intheagreement.  Pursuant to the amendment, we issued 400,000 sharestoRubicon and 40,000 shares to Phelps Dodge in settlement of the breach ofthisprovision of the agreement by us.  In addition, we eliminatedanyfurther damages provisions pertaining to the effectiveness of theregistrationstatement and the need to obtain a listing of our common stock on aCanadianexchange.

Onorabout September 30, 2007, Rubicon converted all of the Series AConvertiblePreferred Stock and sold all of the common shares issued upontheconversion.

InAugust2007 we completed a private placement equity financing wherein weissued5,070,000 units at $0.50 per unit, each unit consisting of one commonshare andone common share purchase warrant.   Each warrant isexercisableat $0.60 per share at any time through August 10, 2010.  Inaddition,77,600 warrants were issued to a consultant in connection with theprivateplacement.  In September 2008 we completed an offering ofshares ofour common stock at $0.75 per share.  We sold 2,814,909shares forgross proceeds of $2,111,180.

OnOctober16, 2009, we completed a private placement where we issued 1,496,930shares at aprice of $0.65 per share for gross proceeds of$973,005.  Commissionsof $68,110 were paid and broker’s warrants wereissued for 104,785 shares at aprice of $0.90 exercisable until April 15,2011.

Pursuanttothe terms of the Securities Purchase Agreement that we entered into withRubiconand Phelps Dodge, as well as a condition of our unit offering completedin August2007, we are required to file and maintain the effectiveness of theregistrationstatement of which this prospectus is a part with the Securitiesand ExchangeCommission and register the resale of the securities included inthisprospectus.

On February 12, 2010, we filed a registration statement on Form S-1 to register for sale by us up to 2,500,000 units composed of shares of common stock and warrants to be sold in a proposed public offering to raise up to $6,000,000.  Source Capital Group, Inc. had been engaged to act as placement agent for the offering.  Prior to the registration statement being declared effective we determined not to proceed with the offering and we filed a request with the Commission to withdraw the registration statement.

Ourprincipalexecutive offices are located at Augusto Leguia 100, Oficina 812,Las Condes, Santiago, Chile.  Our telephone number is (562)657-1800.  Our Internet address is www.wmtcorp.com.  Theinformation on our Internet website is not incorporated byreference in thisprospectus.

The Offering
Common stock offered by selling stockholders
Up to 1,000,000 shares of common stock underlying Series A Convertible Preferred Stock;

Up to 4,250,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.50 per share;

Up to 5,847,600 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.60 per share;

Up to 850,000 shares of common stock issuable upon exercise of options at $2.00 per share; and

Up to 8,154,000 outstanding shares of common stock.

Common stock outstanding immediately prior to the offering	37,120,972

Common stock to be outstanding after the offering by us and the selling stockholders	Up to 49,068,572 shares

Use of proceeds
We will not receive any proceeds from the sale of the common stock by the selling stockholders.  However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants or options.  We expect to use the proceeds, if any, received from the exercise of the warrants and options for general working capital purposes.

OTC Bulletin Board trading symbol	WMTM

Theaboveinformation regarding common stock to be outstanding after theoffering isbased on 37,120,972 shares of common stock outstanding as ofMay 19, 2010, andassumes the subsequent conversion of our issued andoutstanding Series AConvertible Preferred Stock into 1,000,000 common shares and the exercise of warrantsand options by our selling stockholders into 10,947,600common shares.

RISKFACTORS

Thisinvestmenthas a high degree of risk.  Before you invest you shouldcarefullyconsider the risks and uncertainties described below and the otherinformation inthis prospectus.  If any of the following risksactually occur, ourbusiness, operating results and financial condition could beharmed and the valueof our stock could go down.  This means you couldlose all or a part ofyour investment.

RisksRelatedto Our Company and its Business

Ourindependentauditor has stated there is substantial doubt about our ability tocontinue as agoing concern, which may hinder our ability to obtainfuturefinancing.

Ourfinancialstatements as of and for the years ended December 31, 2009 and 2008 and for the three months ended March 31, 2010 and 2009,wereprepared assuming that we would continue as a goingconcern.  Oursignificant cumulative losses from operations as of March 31, 2010, raisedsubstantial doubt about our ability to continue as agoingconcern.  If the going-concern assumption were not appropriatefor ourfinancial statements, then adjustments would be necessary to the carryingvaluesof the assets and liabilities, the reported revenues and expenses, andthebalance sheet classifications used.  Since March 31, 2010, wehavecontinued to experience losses from operations.  In July 2005wecompleted a financing with Rubicon in which we raised $5,000,000 throughthesale of preferred stock and warrants and in September 2005 we satisfiedourobligation to pay $500,000 for our Cerro Blanco mining concessions throughtheissuance of preferred stock and warrants.  In August 2007 wecompleteda private placement of 5,070,000 units at an offering price of $0.50per unitfor net proceeds of $2,340,684.  In September 2008 wecompleted asecond private placement of 2,814,909 shares of our common stock at$0.75 pershare for net proceeds of $1,967,086.  In May 2009, Rubiconexercised2,000,000 warrants for proceeds of $1,000,000 to us.  And inOctober2009 we completed another private placement of 1,496,930 shares for netproceedsof $899,021.  Nevertheless, we will require additional fundingofapproximately $3,810,000 to complete much of our planned mineralexplorationactivities and completing a feasibility study on our miningconcessions,including general and administrative and marketingexpenses.  Ourability to continue as a going concern following thecompletion of thefeasibility study on our mining concessions is subject to ourability togenerate a profit and/or obtain necessary additional funding fromoutsidesources, including obtaining additional funding from the sale ofoursecurities.  We have no other source foradditionalfunding.  Our continued net operating losses andstockholders’deficiency increase the difficulty in meeting such goals and therecan be noassurances that such methods will prove successful.

Becauseofour reliance on a single mining project, there is a substantial risk thatourbusiness may fail.

TheCerroBlanco property is our only mining project and may not contain anyreserveswhich could be economically and legally extracted or produced, in whicheventthe funds that we spend on exploration would be lost and we would be forcedtocease operations.  Our business plan is to explore solely fortitaniumdeposits or reserves on the Cerro Blanco miningconcessions.  If thisexploration program is unsuccessful, we will beunable to continue operationsand you will lose your entireinvestment.

Becauseofthe speculative nature of exploration of mining concessions, there isasubstantial risk that our business may fail.

Explorationforminerals is highly speculative and involves substantial risks, evenwhenconducted on properties known to contain significant quantitiesofmineralization, and most exploration projects do not result in the discoveryofcommercially mineable deposits of ore.  The likelihood of ourminingconcessions containing economic mineralization or reserves, or our abilitytoproduce a rutile concentrate meeting buyers’ specifications for particlesize,concentrate levels, or calcium and impurities, is notassured.

Evenifwe discover commercial reserves of titanium on the Cerro Blanco property, wemaynot be able to successfully commence commercial production unless wereceiveadditional funds, for which there is no present arrangementsoragreements.

TheCerroBlanco property does not contain any known ore reserves. Wecurrently do nothave any operations and we have noincome.  Substantial expendituresare required to establish proven andprobable ore reserves through drilling, todetermine metallurgical processes toextract the metals from the ore, and toconstruct mining and processingfacilities.  If our explorationprograms are successful in establishingtitanium dioxide reserves of commercialtonnage and grade, we will requireadditional funds in order to place the miningconcessions into commercialproduction.  At present we do not have anysource of this additionalfunding and there is no assurance that we will be ableto obtain suchfinancing.

Shouldwedetermine that there are estimates of proven and probable reserves, theyaresubject to considerable uncertainty. Such estimates are, to a largeextent,based on specific commodity prices and interpretations of geologic dataobtainedfrom drill holes and other exploration techniques. Producers usefeasibilitystudies to derive estimates of capital and operating costs baseduponanticipated tonnage and grades of ore to be mined and processed, thepredictedconfiguration of the ore body, expected recovery rates of metals fromthe ore,the costs of comparable facilities, the costs of operating andprocessingequipment and other factors. Actual operating costs and economicreturns onprojects may differ significantly from original estimates. Further, itmay takemany years from the initial phase of exploration before production and,duringthat time, the economic feasibility of exploiting a discoverymaychange.

Themostlikely source of future funds presently available to us to commencecommercialproduction is through the sale of equity capital.  However,we do notcurrently have any arrangements in this regard.  Any sale ofequitysecurities will result in dilution to existing shareholders.  Asanalternative for the financing of commercial production we could seek to locateajoint venture partner to provide a portion or all of the required financingorthrough the sale of a partial interest in the Cerro Blanco property to athirdparty in exchange for cash or production expenditures.  Wepresentlyhave no sources for this type of alternative financing.

Wehavean absence of historical revenues and no current prospects forfuturerevenues.  We also have a history of losses which we expecttocontinue into the future.  Our current cash resources areinsufficientto meet our obligations through the exploration stage, and if we areunable tosecure additional financing, we will either have to suspend or ceaseoperations,in which case you will lose your investment.

Wehavebeen engaged in the exploration of minerals for several years and havenotgenerated any historical revenues relating to our mineralexplorationactivities.  Including approximately $3,188,211 ofstock-basedcompensation expense, we have incurred cumulative net losses of$21,437,769 fromthese activities through March 31, 2010, and anticipate a netloss until weare able to commence principal mining operations, ifever.  Duringthis exploration stage we have no source of funding tosatisfy our cash needsexcept for our existing cash resources, which managementestimates will not besufficient to meet our cash needs to complete all of ourplanned mineralexploration activities and a feasibility study. The scope andcost of afeasibility study will be dependent upon factors such as plant size andprocessrecovery design, neither of which will be known until furthermetallurgicaltesting and product marketing are completed.   Assuch, we haveno plans for revenue generation and we do not anticipate revenuesfromoperations unless we are able to locate an economic ore body , and are able to selltheconcentrate.  There is no assurance that management’s estimates ofthecosts of exploration and completion of the feasibility study are accurate,orthat contingences will not occur which will increase the costsofexploration.  Even if we locate an ore body, we may not achieveorsustain profitability in the future.  If we are unable tosecureadditional financing and do not begin to generate revenues or findalternatesources of capital before our cash resources expire, we will eitherhave tosuspend or cease operations, in which case you will loseyourinvestment.

We have not secured firm contractsforthe commodities and labor force to be utilized at our mining propertyandincreasedcosts could affect our future profitability.

Costsatany mining location are affected by the price of input commodities, suchasfuel, electricity and labor. Chile is heavily reliant on the importation ofoil,natural gas, refined petroleum products and coal to meet its fuelandelectricity needs.  Since we acquired the Cerro Blanco project,globalenergy price and transportation cost increases have caused fuel andelectricityprices in Chile to rise; labor costs in Chile have risen as well.  Acontinuation of this trend of increasing costs could have a significantnegativeeffect on the economics and the viability of ourproject.

Currency fluctuations may negatively affect costs we incur outside of theUnitedStates.

Currencyfluctuationsmay affect our costs as a significant portion of our expenses areincurred inChilean pesos. Over the past 15 months for example, we have seen theChilean pesotrade in a range of 497 to 684 pesos to the U.S.dollar.  Thesefluctuations have meant that our in-country operationaland exploration expensesin U.S. dollar terms have been difficult topredict in any specificreporting period.

Current global financial conditions could adversely affect the availability of new financing and our operations.

Currentglobalfinancial conditions have been characterized by increased marketvolatility.Several financial institutions have either gone into bankruptcy orhave had to bere-capitalized by governmental authorities. Access to financinghas beennegatively impacted by both the rapid decline in value of sub-primemortgages andthe liquidity crisis affecting the asset-backed commercial papermarket. We arewholly dependent on outside financing to meet our futureoperating needs andthese factors may adversely affect our ability to obtainequity or debt financingin the future on terms favorable to us. Additionally,these factors, as well asother related factors, may cause decreases in assetvalues that are deemed to beother than temporary, which may result inimpairment losses. If such increasedlevels of volatility and market turmoilcontinue, our operations, and our abilityto finance the capital costs of ourproject could be adverselyimpacted.

Ifweare unable to adequately prevent dust from our mining operations or to meetdustlevel standards established in any operating permit obtained in the future,wemay be unable to commence or continue planned mining operations on theCerroBlanco project, or the costs associated with the remediation of dustcreatedfrom our mining operations could exceed amounts currently budgetedforcompliance with anticipated standards .

Wehavenot obtained our mining permit to commence principal mining operations ontheCerro Blanco project, nor have we commenced an environmental impactstudyrelating to our planned mining activity on the property which will berequiredto obtain this permit.  Based upon our past environmentalmonitoringand base line studies prepared for us which cited a risk of airbornedust beinggenerated from rock blasting and crushing operations and from roadhaulageactivities at open pit mining operations, we anticipate that the issueofairborne dust will be an issue closely reviewed and monitored bythegovernment.  Without proper blasting, crushing and roadmaintenancepractices in place, there is a risk that airborne dust generated fromtheplanned mining activity at Cerro Blanco could be transported by winds tothevillage of Nicolasa, located approximately 14 kilometers to the northeast,oronto farmland located within the Huasco River valley.  Airbornedustfrom our mining operations could negatively affect agricultural plantsoranimals being raised in the area, or could negatively affectrespiratoryfunctions of persons living near the site.  If we areunable toprovide adequate remediation plans in our environment impact statement,we maybe unable to obtain the necessary operations permit to commence principalminingoperations.  In the alternative, the government could require ustoimplement more costly remediation procedures to obviate any potentialairbornedust contamination.  Once we receive our operating permit, ifwe areunable to meet the standards for airborne particles set forth in thepermit, wecould be cited by the government for noncompliance and fined or wecould beforced to cease mining operations until the problem is remedied, whichcouldrequire more expensive remediation measures.  In addition, ifweexceed reasonable dust standards, neighboring communities andbusinesses,especially the agriculture business in the Huasco River valley, couldseekmonetary damages from damages caused by the dust created from ourminingactivities or could seek injunctive relief to terminate any miningoperationscausing damage to the community or business.  We could incurincreasedoperating costs from these actions and could be delayed in our plannedminingactivities, each of which would have a material negative impact on ourabilityto commence or engage in our planned mining activities.

Becausewehave not secured water rights and access to utilities for development ofourmining concessions, there is no assurance that we would be able to developtheproperty.

Wearesubject to factors beyond our control, such as production costs, includingtheavailability of adequate and cost-effective supplies of electricity, water,anddiesel fuel to run the heavy equipment and backup generators.  Wehaveno current arrangements to provide electricity, water, ordieselfuel.  While we believe that we have various alternativesavailable tous with respect to negotiating these arrangements, there is noassurance that wewill be able to do so, or that the terms and costs of sucharrangement oragreement will be satisfactory to us or within our currentoperatingbudget.  Our inability to secure these items, or to obtainthem at areasonable cost, could affect our ability to proceed with the projectifcommercial reserves of titanium are discovered.

Evenifwe are able to commence commercial production, we do not have any agreementsorarrangements for anyone to purchase any titanium dioxideconcentratesproduced from our mining concessions.

Asignificantrisk affecting the titanium metal industry is the historicallydivergentfluctuations in demand for titanium.  In large part thefluctuationsfor titanium metal are due to changes in requirements for bothmilitary andcommercial aircraft.  The demand for titanium dioxidepigment issubject to changes in the economy affecting the use of paint andother productsusing this mineral.  We have no control over the demandfortitanium.  We do not have any agreements or arrangements for thesaleof any titanium dioxide concentrate mined from our property, shouldcommercialproduction commence.  If the market for titanium andpigmentsexperiences a down-turn, we may not be able to find a market for ourtitaniumdioxide concentrate   or sell itatcommercially acceptable prices which would justifycontinuingoperations.  In such event, we may be required to suspend orterminateany production operations.

Commodity prices,includingthose for industrial minerals such as titanium dioxide, aresubject tofluctuation based on factors that are not within our control, and asignificantreduction in the commodity price for titanium dioxide could have amaterialnegative impact on our ability to continue our exploration of our mining concessions ortoraise operating funds.

Titaniumdioxidepigment is used in a number of products, primarily paint and coatings,paper, andplastics, while titanium metal is used largely in the commercialairline,aerospace and defense industries.  Any decline in the economyof theseproducts or industries could have a material impact on the valueoftitanium.  In addition, there are newly developing low-costmethodsfor developing titanium metal which may have an impact on the priceoftitanium.  Also, there are existing lower-cost substitutesfortitanium.  For example, titanium competes with aluminum,composites,intermetallics, steel, and super alloys inhigh-strengthapplications.  There are also a number of lower-cost oreswhich can besubstituted for titanium in applications that require corrosionresistance orwhich can be used as a white pigment.  Management isunable topresently predict the effect the decline in the economy or the use oftitaniumsubstitutes may have on the price of titanium in thefuture.

Wehaveno full-time employees, other than our President and his assistant, andaredependent on our directors, officers andthird-partycontractors.   We do not have long-term agreementswith any ofthese parties and the loss of current management, or the inability toretainsuitable third-party contractors, could delay our business plan orincrease thecosts associated with our plan.

Otherthanour President, Michael Kurtanjek, and his assistant, we have nofull-timeemployees and rely heavily and are wholly dependent upon the personaleffortsand abilities of our other officers and directors, each of whom,excepting ourPresident, devotes less than all of his or her time and efforts toouroperations.  Because these individuals work only part-time,instancesmay occur where the appropriate individuals are not immediatelyavailable toprovide solutions to problems or address concerns that arise in thecourse of usconducting our business and thus adversely affect ourbusiness.  Theloss of any one of these individuals could adverselyaffect ourbusiness.  We have consulting agreements with an entitypartly ownedby Brian Flower, our Chairman, and with another, family owned entityof HowardCrosby, one of our directors, but save for a non-exclusive consultingagreementwith Michael Kurtanjek, our President, and a management servicesagreement withCharles E. Jenkins, our Chief Financial Officer, we do not haveemploymentagreements directly with any of our officers ordirectors.  We also donot maintain key-man insurance on any ofthem.  We may not be able tohire and retain such personnel in thefuture to replace these individuals ifthey become unavailable for anyreason.

Wewillalso be dependent upon the services of outside geologists,metallurgists,engineers, and other independent contractors to conduct ourdrilling program,develop our pilot plant, and conduct the various studiesrequired to completeexploration of our mining concessions.  Inaddition, we do not haveany agreements or arrangements for the necessarymanagers and employees who willoperate the mine if commercial productioncommences.  We do not haveany existing contracts for these services oremployees.

If we are able to commencecommercialproduction, we will be in competition with a number of othercompanies, most ofwhich are better financed than are we ..

Themarketfor titanium dioxide, as with other minerals, is intensely competitiveanddominated, in this case, by a small number of large, well-establishedandwell-financed companies, including Iluka Resources Inc., a subsidiary ofIlukaResources Ltd., Richards Bay Iron and Titanium Pty. Ltd., QIT-Fer etTitaneInc., and Titania A/S, which represent the world leaders in productionoftitanium mineral concentrates, as well as smallertitaniumproducers.  All of the major competitors have longeroperatinghistories and greater financial, technical, sales and mining resourcesthan dowe.  Management cannot guarantee that should we commenceminingoperations, we will be able to compete successfully against other currentminingcompanies.

RisksRelatingto Our Preferred Stock Financing Arrangements

Therearea large number of shares underlying our Series A Convertible Preferred Stockandwarrants that may be available for future sale, and the sale of these sharesmaydepress the market price of our common stock.

Asof May 19, 2010, we had 37,120,972 shares of common stock issued andoutstanding,625,000 outstanding shares of Series A Convertible PreferredStock issuedin September 2005 that may be converted into an estimated1,000,000 shares ofcommon stock, outstanding warrants issued in July2005 to purchase4,250,000 shares of common stock.  In addition, thenumber of shares ofcommon stock issuable upon conversion of the outstandingshares of Series AConvertible Preferred Stock may increase and the exerciseprice of the warrantsissued in July 2005 may decrease if we sell securitiesbelow the amendedconversion price of the Series A Convertible Preferred Stockand the amendedexercise price of these warrants.  In addition, inAugust, 2007, weissued 5,070,000 units by way of a private placement equityfinancing, each unitcomprised of one share of common stock and one warrantexercisable into oneshare of common stock at $0.60 per share.  All ofthe shares issuableupon conversion of the Series A Convertible Preferred stockand warrants issuedin July of 2005, the shares and the shares underlying thewarrants issued in theAugust, 2007 private placement equity financing as well asshares underlying theoptions exercisable into 850,000 common shares are includedin thisprospectus.  All of the warrants and options areimmediatelyexercisable.  The sale of these shares may adversely affectthe marketprice of our common stock.

RisksRelatedto Our Common Stock and this Offering

Because our shares are designatedas“penny stock”, broker-dealers will be less likely to trade in our stock dueto,among other items, the requirements for broker-dealers to disclose toinvestorsthe risks inherent in penny stocks and to make a determination thattheinvestment is suitable for the purchaser.

Oursharesare designated as “penny stock” as defined in Rule 3a51-1 promulgatedunder theExchange Act and thus may be more illiquid than shares not designatedas pennystock.  The SEC has adopted rules which regulatebroker-dealerpractices in connection with transactions in “pennystocks.”  Pennystocks are defined generally as: non-Nasdaq equitysecurities with a price ofless than $5.00 per share; not traded on a“recognized” national exchange; or inissuers with net tangible assets less than$2,000,000, if the issuer has been incontinuous operation for at least threeyears, or $10,000,000, if in continuousoperation for less than three years, orwith average revenues of less than$6,000,000 for the last threeyears.  The penny stock rules require abroker-dealer to deliver astandardized risk disclosure document prepared by theSEC, to provide thecustomer with current bid and offer quotations for the pennystock, thecompensation of the broker-dealer and its salesperson in thetransaction,monthly account statements showing the market value of each pennystock held inthe customers account, to make a special written determination thatthe pennystock is a suitable investment for the purchaser and receive thepurchaser’swritten agreement to the transaction.  These disclosurerequirementsmay have the effect of reducing the level of trading activity, ifany, in thesecondary market for a stock that is subject to the pennystockrules.  Since our securities are subject to the penny stockrules,investors in the shares may find it more difficult to selltheirshares.  Many brokers have decided not to trade in pennystocksbecause of the requirements of the penny stock rules and, as a result,thenumber of broker-dealers willing to act as market makers in such securitiesislimited.  The reduction in the number of available market makersandother broker-dealers willing to trade in penny stocks may limit the abilityofpurchasers in this offering to sell their stock in anysecondarymarket.  These penny stock regulations, and the restrictionsimposedon the resale of penny stocks by these regulations, could adverselyaffect ourstock price.

Our board of directors can,withoutstockholder approval, cause preferred stock to be issued on terms thatadverselyaffect common stockholders.

Underourarticles of incorporation, our board of directors is authorized to issue upto20,000,000 shares of preferred stock, only 625,000 of which are issuedandoutstanding as of the date of this prospectus, and to determine theprice,rights, preferences, privileges and restrictions, including voting rights,ofthose shares without any further vote or action byourstockholders.  If the board causes any additional preferred stocktobe issued, the rights of the holders of our common stock could beadverselyaffected.  The board’s ability to determine the terms ofpreferredstock and to cause its issuance, while providing desirable flexibilityinconnection with possible acquisitions and other corporate purposes, couldhavethe effect of making it more difficult for a third party to acquire amajorityof our outstanding voting stock.  Preferred shares issued bythe boardof directors could include voting rights, or even super voting rights,whichcould shift the ability to control the company to the holders of thepreferredstock.  Preferred shares could also have conversion rightsinto sharesof common stock at a discount to the market price of the common stockwhichcould negatively affect the market for our common stock.  Inaddition,preferred shares would have preference in the event of liquidation ofthecorporation, which means that the holders of preferred shares would beentitledto receive the net assets of the corporation distributed in liquidationbeforethe common stock holders receive any distribution of theliquidatedassets.  We have no current plans to issue any additionalshares ofpreferred stock.

Ourboardof directors is authorized to adopt a shareholder rights plan which, whenadoptedby us, may make it more difficult for a third party to effectachange-of-control.

InJanuary2010 our board of directors authorized adoption of a shareholder rightsplan forthe purpose of impeding any effort to acquire our company on terms thatareinconsistent with its underlying value and which would not therefore be inthebest interests of our stockholders. The existence of any shareholder rightsplanwill make it more difficult, delay, discourage, prevent or make it morecostly toacquire or effect a change-in-control that is not approved by ourboard ofdirectors, which in turn could prevent our stockholders fromrecognizing a gainin the event that a favorable offer is extended and couldmaterially andnegatively affect the market price of our commonstock.

We have not paid, and do not intendtopay, dividends and therefore, unless our common stock appreciates in value,ourinvestors may not benefit from holding our common stock.

Wehavenot paid any cash dividends since inception.  We do notanticipatepaying any cash dividends in the foreseeable future.  Wecurrentlyhave outstanding a class of preferred stock designated as Series AConvertiblePreferred Stock.  The holders of our outstanding preferredshares areentitled to any dividends paid and distributions made to the holdersof ourcommon stock to the same extent as if these holders of preferred shareshadconverted the preferred shares into common stock and had held such sharesofcommon stock on the record date for the particular dividendsanddistributions.  As a result, our investors will not be able tobenefitfrom owning our common stock unless the market price of our common stockbecomesgreater than the price paid for the stock by theseinvestors.

The public trading market forourcommon stock is volatile and will likely result in higher spreads instockprices.

Ourcommonstock is trading in the over-the-counter market and is quoted on the OTCBulletinBoard and on the Pink Sheets.  The over-the-counter marketforsecurities has historically experienced extreme price and volumefluctuationsduring certain periods.  These broad market fluctuationsand otherfactors, such as our ability to implement our business plan pertainingto theCerro Blanco mining concessions in Chile, as well as economic conditionsandquarterly variations in our results of operations, may adversely affectthemarket price of our common stock.  In addition, the spreads onstocktraded through the over-the-counter market are generally unregulated andhigherthan on stock exchanges, which means that the difference between the priceatwhich shares could be purchased by investors on the over-the-countermarketcompared to the price at which they could be subsequently sold would begreaterthan on these exchanges.  Significant spreads between the bidandasked prices of the stock could continue during any period in which asufficientvolume of trading is unavailable or if the stock is quoted by aninsignificantnumber of market makers.  We cannot insure that ourtrading volumewill be sufficient to significantly reduce this spread, or that wewill havesufficient market makers to affect this spread.  These higherspreadscould adversely affect investors who purchase the shares at the higherprice atwhich the shares are sold, but subsequently sell the shares at the lowerbidprices quoted by the brokers.  Unless the bid price for thestockincreases and exceeds the price paid for the shares by the investor,plusbrokerage commissions or charges, the investor could lose money onthesale.  For higher spreads such as those on over-the-counterstocks,this is likely a much greater percentage of the price of the stock thanforexchange listed stocks.  There is no assurance that at the timetheinvestor wishes to sell the shares, the bid price will havesufficientlyincreased to create a profit on the sale.

Thepriorissuance of 400,000 shares to Rubicon and 40,000 shares to Phelps Dodge inMay2006 may have been issued without a valid exemption from registration whichmaysubject us to rescission of the issuance of the shares and potentialliability inthe event an exemption from registration is not available fortheissuance.

OurSecuritiesPurchase Agreement with Rubicon and Phelps Dodge required that wefile aregistration statement to be effective by January 31, 2006, and that wefile aprospectus in Canada.  In May 2006, we amended the SecuritiesPurchaseAgreement and issued 400,000 shares to Rubicon and 40,000 shares toPhelps Dodge,the selling shareholders in this offering, in lieu of liquidateddamages and forextending the registration period to September 30, 2006, andeliminating theCanadian filing requirement.  These 440,000 shares maynot have beeneligible for an exemption from registration under the SecuritiesAct of1933.  In the absence of such an exemption, these parties couldbringsuit against us to rescind their share purchases, in which event we couldbeliable for rescission payments to these persons.

Weenteredinto the amendment to the Securities Purchase Agreement on May 5, 2006,after theinitial filing of this registration statement on October 31,2005.  Webelieved that the offer and sale of these shares to Rubiconand Phelps Dodgeshares was exempt from registration under the Securities Actand under applicablestate securities laws pursuant to Section 4(2) or 4(6) ofthe Securities Act andRule 506 of Regulation D promulgatedthereunder.  The offer and sale ofthe shares were made some sevenmonths after the original sale of the preferredshares and warrants to the sameparties.  We did not offer securitiesto any new investors, nor werewe receiving proceeds from the issuance of theseadditionalshares.  The offer was made solely in response to settlementof theliquidated damages requirements of the SecuritiesPurchaseAgreement.

Questionshavebeen raised by the SEC as to the availability of theclaimedexemptions.  In the event we are found to have offered and soldsuchshares in transactions for which exemption from registration was notavailable,such shares may have been offered in violation of the registrationprovisions ofSection 5 of the Securities Act.  In that event, Rubiconand PhelpsDodge may have rescission rights to recover their purchase price, plusinterestand attorney’s fees, depending upon their state ofresidence.

If wewereto rescind the sale of the shares to Rubicon and Phelps Dodge, we would beliablefor liquidated monetary damages since January 31, 2006, equal to $5,000per monthto Phelps Dodge for failure to meet the registration deadlines in theSecuritiesPurchase Agreement.  Notwithstanding the fact that theshares have beenremoved from the prior registration statement which wasdeclared effective by theSEC on August 14, 2006, the SEC is not foreclosed fromtaking any enforcementaction with respect to the filing and we may not assertthe declaration ofeffectiveness as a defense in any proceeding initiated by theSEC.

Standardsforcompliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain,andif we fail to comply in a timely manner, our business could be harmed andourstock price could decline.

Rulesadoptedby the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002require anannual assessment of our internal controls over financial reporting,andattestation of our assessment by our independent registered publicaccountingfirm.  The standards that must be met for management to assessthe internalcontrols over financial reporting as effective are evolving andcomplex, andrequire significant documentation, testing, and possibleremediation to meet thedetailed standards.  We expect to continue to incursignificant expenses andto devote resources to continued Section 404 complianceduring the remainder offiscal 2010 and on an ongoing basis.  It isdifficult for us to predict howlong it will take or how costly it will be tocomplete the assessment of theeffectiveness of our internal controls overfinancial reporting to thesatisfaction of our independent registered publicaccounting firm for each year,and to remediate any deficiencies in our internalcontrols over financialreporting.  As a result, we may not be able tocomplete the assessmentand remediation process on a timely basis.  Inaddition, the attestationprocess by our independent registered publicaccounting firm will be new forfiscal 2010 and we may encounter problems ordelays in completing theimplementation of any requested improvements andreceiving an attestation of ourassessment by our independent registered publicaccounting firm.  In theevent that our Chief Executive Officer, ChiefFinancial Officer or independentregistered public accounting firm determinesthat our internal controls overfinancial reporting are not effective as definedunder Section 404, we cannotpredict how regulators will react or how the marketprice of our common stockwill be affected; however, we believe that there is arisk that investorconfidence and share value may be negativelyimpacted.

FORWARD-LOOKINGSTATEMENTS

Thestatementscontained in this prospectus that are not historical facts,including, but notlimited to, statements found in the section entitled “RiskFactors,” areforward-looking statements that represent management’s beliefs andassumptionsbased on currently available information.  Forward-lookingstatementsinclude the information concerning our possible or assumed futureresults ofoperations, business strategies, need for financing, competitiveposition,potential growth opportunities, potential operating performanceimprovements,ability to retain and recruit personnel, the effects ofcompetition and theeffects of future legislation orregulations.  Forward-lookingstatements include all statements thatare not historical facts and can beidentified by the use of forward-lookingterminology such as the words“believes,” “intends,” “may,” “will,” “should,”“anticipates,” “expects,”“could,” “plans,” or comparable terminology or bydiscussions of strategy ortrends.  Although we believe that theexpectations reflected in suchforward-looking statements are reasonable, wecannot give any assurances thatthese expectations will prove to becorrect.  Such statements by theirnature involve risks anduncertainties that could significantly affect expectedresults, and actualfuture results could differ materially from those describedin suchforward-looking statements.

Amongthefactors that could cause actual future results to differ materially aretherisks and uncertainties discussed in this prospectus.  While it isnotpossible to identify all factors, we continue to face many risksanduncertainties including, but not limited to, the cyclicality of thetitaniumdioxide industry, global economic and political conditions, globalproductivecapacity, customer inventory levels, changes in product pricing,changes inproduct costing, changes in foreign currency exchange rates,competitivetechnology positions and operating interruptions (including, but notlimited to,labor disputes, leaks, fires, explosions, unscheduled downtime,transportationinterruptions, war and terrorist activities).  Miningoperations aresubject to a variety of existing laws and regulations relating toexplorationand development, permitting procedures, safety precautions,propertyreclamation, employee health and safety, air and water qualitystandards,pollution and other environmental protection controls, all of whichare subjectto change and are becoming more stringent and costly tocomplywith.  Should one or more of these risks materialize (ortheconsequences of such a development worsen), or should the underlyingassumptionsprove incorrect, actual results could differ materially fromthoseexpected.  We disclaim any intention or obligation to updatepubliclyor revise such statements whether as a result of new information, futureeventsor otherwise.

Theriskfactors discussed in “Risk Factors” on page 3 of this prospectus could causeourresults to differ materially from those expressed inforward-lookingstatements.  There may also be other risks anduncertainties that weare unable to predict at this time or that we do not nowexpect to have amaterial adverse impact on our business.

USE OFPROCEEDS

Wewillnot receive any proceeds from the sale of the common stock by thesellingstockholders.  However, we will receive the sale price of anycommonstock we sell to the selling stockholders upon exercise of the warrantsowned bythem which we estimate to be approximately $5,633,560.  Weexpect touse the proceeds received from existing warrant holders upon theexercise of thewarrants, if any, for general working capitalpurposes.

MARKET FOR OUR COMMON STOCK

MarketInformation

Ourcommonstock is quoted on the OTC Bulletin Board and on the Pink Sheets underthe symbol“WMTM.”  The table below sets forth for the periodsindicated the rangeof the high and low bid information as reported by abrokerage firm and/or asreported on the Internet.  These quotationsreflect inter-dealerprices, without retail mark-up, mark-down, or commissionand may not necessarilyrepresent actual transactions.

	Quarter	High	Low
FISCAL YEAR ENDED
DECEMBER 31, 2008	First	$1.13	$1.06
	Second	$1.02	$0.97
	Third	$0.97	$0.86
	Fourth	$0.56	$0.49

FISCAL YEAR ENDED	First	$1.37	$0.83
DECEMBER 31, 2009	Second	$1.06	$0.35
	Third	$0.95	$0.75
	Fourth	$0.93	$0.90

FISCAL YEAR ENDING	First	$1.40	$0.85
DECEMBER 31, 2010

AtMay 18, 2010, we had outstanding the following options or warrants to purchase,andsecurities convertible into, our common shares:
•
625,000 shares of Series A Convertible Preferred Stock, which are convertible into 1,000,000 shares of our common stock.  All of these shares of common stock are included in the registration statement of which this prospectus is a part for resale by the selling stockholders herein.

•
Options to purchase 2,790,000 shares of our common stock issued under our existing stock option plan.  All options are fully vested and immediately exercisable.  Exercise prices of the options range from $0.50 to $2.00.  850,000 shares of common stock issuable upon exercise of these options are included inthisprospectus.

•
Warrants to purchase 12,587,385 shares of our common stock, of which shares issuable upon exercise of 12,097,600 are included in this prospectus.  Of these 4,250,000 are immediately exercisable at $0.50 per share through April 1, 2011; 5,847,600 are immediately exercisable at $0.60 per share through August 10, 2010; 150,000 are immediately exercisable at $0.75 per share through June 30, 2011; 235,000 are immediately exercisable at $0.50 per share through June 30, 2012; 104,785 are immediately exercisable at $0.90 per share through April 15, 2011; and 2,000,000 are exercisable at $1.50 per share through December 31, 2015, and subjectvestingrequirements.

Holders

AtMay 18, 2010, we had approximately 117 record holders of ourcommonstock.  The number of record holders was determined from therecordsof our transfer agent and does not include beneficial owners of commonstockwhose shares are held in the names of various security brokers, dealers,andregistered clearing agencies.  We have appointed InterwestTransferCompany, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, UT84117, to actas the transfer agent of our common stock.  We have alsoappointedthem to act as warrant agent for the warrants issued as a component ofthe unitssold in this offering.

Dividends

Wehavenever declared or paid any cash dividends on our common stock.  Wedonot anticipate paying any cash dividends to stockholders in theforeseeablefuture.  In addition, any future determination to pay cashdividendswill be at the discretion of the Board of Directors and will bedependent uponour financial condition, results of operations, capitalrequirements, and suchother factors as the Board of Directors deemrelevant

Wecurrentlyhave outstanding a class of preferred stock designated as Series AConvertiblePreferred Stock.  The holders of these preferred sharesare entitled toany dividends paid and distributions made to the holders of ourcommon stock tothe same extent as if these holders of preferred shares hadconverted thepreferred shares into common stock and had held such shares ofcommon stock onthe record date for the particular dividends anddistributions.

SecuritiesAuthorizedfor Issuance under Equity Compensation Plans

Thefollowingtable sets forth as of the most recent fiscal year ended December 31,2009,certain information with respect to compensation plans (includingindividualcompensation arrangements) under which our common stock is authorizedforissuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (b)) (c)
Equity compensation plans approved by security holders	2,790,000	(1)	$0.53	-0-
Equity compensation plans not approved by security holders	10,587,385	(2)	$0.56	-0-
Total	13,377,385		$0.55	-0-
(1) These options were granted toourofficers and to various consultants pursuant to our stock option plan adoptedinAugust 2005 described in the Executive Compensation section under theheading“Equity Awards” on page 38 of this prospectus.
(2) Of these, 4,250,000 sharesareissuable pursuant to common stock purchase warrants exercisable at $0.50pershare at any time through April 1, 2011; 5,847,600 are issuable pursuanttocommon stock purchase warrants exercisable at $0.60 per share at anytimethrough August 10, 2010; 150,000 are issuable pursuant to common stockpurchasewarrants exercisable at $0.75 per share at any time through June 30,2011;235,000 are issuable pursuant to common stock purchase warrants exercisableat$0.50 per share at any time through June 30, 2012; and 104,785 areissuablepursuant to common stock purchase warrants exercisable at $0.90 pershare at anytime through June 30, 2012.

MANAGEMENT’S DISCUSSIONANDANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

Thefollowingdiscussion should be read in conjunction with our consolidatedfinancialstatements and related notes thereto as filed with thisprospectus.

Background

We areamineral exploration company.  We hold mining concessions composedof33 registered mining exploitation concessions, and 5 explorationconcessions,over approximately 8,225 hectares located approximately 39kilometers west ofthe City of Vallenar in the Atacama, or Region III, geographicregion ofnorthern Chile (“Cerro Blanco”).  We are in the explorationstage,which means we are engaged in the search for mineral deposits or reserveswhichcould be economically and legally extracted or recovered.  Ourprimaryexpenditures at this stage consist of acquisition and exploration costsandgeneral and administration expenses.  We have produced norevenues,have achieved losses since inception, have no operations, and currentlyrelyupon the sale of our securities to fund our operations.

Ourcommonstock is quoted on the OTC Bulletin Board under the symbol“WMTM.”  Thelast reported sales price per share of our common stockas reported by the OTCBulletin Board on May 18, 2010, was$1.00.

 Werecordeda loss for the year ended December 31, 2009 of $5,860,005 ($0.17 perweightedaverage common share outstanding) compared to a loss of $3,175,908($0.10 perweighted average common share outstanding) for 2008.  Thiswas a directresult of a loss recorded due to the adoption of an accountingpolicy in 2009,which required us to remeasure our warrant liability at its fairmarketvalue.  As a result in 2009 we recognized loss of $2,071,350(2008:$nil).  Excluding this change in this accounting policy, ourloss forthe year was a more comparable $3,788,655.

Asignificantdifference in 2009 compared to 2008 was the reduced level ofexplorationexpenditures as the activities of the Company were focused on thepilot plantprogram and not field exploration.  Exploration expensewas $377,891(2008: $1,525,060), while engineering consulting expense was$639,185 (2008:$55,651).

Consultingfees– directors and officers was $1,182,776 (2008: $354,139) as a resultofstock-based compensation recognized for previously issued options whichvestedduring the year and shares issuances to management for attaining goalsspecifiedby the compensation committee during the year.

Investorrelationsexpense of $696,191(2008: $4,809) reflects the stock-basedcompensation expenserecorded with respect to the revaluation of the warrants insecondquarter.

Interestrevenueat $1,768 was down significantly from $38,057 in 2008 due to continuedlower USdollar denominated deposit interest rates.

Generallymostother expenses were comparable or lower this year due to changes inoperationsand cost constraints applied earlier in the year.

Results of Operations

We recorded a loss for the quarter ended March 31, 2010 of $213,379 ($0.01 per weighted average common share outstanding) compared to a loss of $588,547 ($0.02) per share) for the comparable interim period in 2009.

There were two significant factors affecting the loss during this quarter

i) Due to the change in valuation of the warrant liability in the quarter we recorded a gain of $970,700 (2009 $nil); and

ii) During 2009 the Board of Directors approved an employee benefit plan for officers, directors, and employees to increase stockholder value and the success of the company by motivating members of management to provide services to the company and perform to the best of their abilities, to achieve the company’s objectives, and to allow us to minimize the cash component of compensation.  The pool consists of up to 1% of the outstanding shares at the end of each year.  During the quarter we issued 720,000 shares at a fair value of $828,000.  This expense was allocated to Consulting fees, Consulting fees – directors and officers, Management fees and office (see note 3(c) of the quarterly financial statements).

Generally most expenses continue to be comparable or lower this quarter than in the comparable quarter of 2009, as the company was concentrating on its proposed financing, and had a reduced level of activity at the site.  The most significant items are:

•	Consulting expense, excluding $62,100 of stock based compensation was $40,729 (2009: $38,491).
•	Consulting fees – directors and officers, again excluding $434,700 of stock based compensation was $86,430 (2009: $77,700 after excluding stock based compensation of $175,335).
•	Management fees, excluding stock based compensation of $289,800 were $40,020 (2009: $34,800).
•	Office expense, excluding stock based compensation of $41,400 was $6,818 (2009: $4,633).
•	Rent was $20,716 (2009 $16,579) reflecting the move to new offices in Santiago in late 2009.
•

Travel expense was $23,692 (2009: $36,626) due to decreased travel to Chile and to potential investors.

LiquidityandCash Flow

AsofDecember 31, 2009 we had working capital of $1,263,449 (2008 -$1,509,859)including $1,343,994 (2008 -$1,475,460) of cash andcashequivalents. At March 31, 2010, we had working capital of $972,795. As of May 20, 2010, our cash positionwasapproximately $1.1 million.

Duringtheyear ended December 31, 2009, the Company completed an offering of1,496,930shares at a price of $0.65 per unit for total gross proceedsof$973,005.  Share issuance costs for the private placement consistedofcash payments of $72,314 and issuance of 104,785 warrants at an exercisepriceof $0.90, to give net proceeds of $900,691

Duringtheyear ended December 31, 2008, the Company completed an offering of2,814,909shares at a price of $0.75 per share for gross proceedsof$2,111,180.  Share issuance costs for the private placement consistofcash payments of $144,094 to give net proceeds of $1,967,086.

Wehaveprepared a 2010 combined operating budget which incorporates generalcorporateand administrative expenses as well as a base case of Chileanoperations plusengineering studies.  We anticipate that expenditures,net of interestincome will be such that we have sufficient funds for up to twoyears ofoperations, excluding 2009 drilling expenditures.   Thediversionof funds from general purposes to engineering and marketing will,however,reduce the period during which we can cover expenditures.

Weanticipate2010 expenditures on the engineering and marketing plans to beasfollows:

	Minimum	Maximum
Step out and infill drilling	$1,200,000	$1,500,000
Claim holding costs	50,000	60,000
Environmental impact study	200,000	300,000
Final feasibility study	600,000	900,000
Total	$2,050,000	$2,760,000

Wecontinueto actively source additional funds to meet or exceed theanticipatedexpenditures above.  We believe that the prospects are suchthat wewill be able to raise sufficient funds; however there are a number ofriskfactors which will influence our ability to do so, including the state ofthecapital markets generally, and the market price of our common stock. Withtheexception of funds on deposit, we have no other sources of committedfunds,except for outstanding warrants for which there are no commitmenttoexercise.  The most likely source of new funds would be anequityplacement of common shares.  We believe that a failure to raisefundsin a timely manner would likely delay the achievement of some of themilestonesin the engineering and marketing plans, and would delay any decisionregardingthe viability of operations while likely increasing futurecosts.

TheJuly2005 funding agreement with Rubicon contained certain anti-dilutionprovisions,such that any subsequent funds raised below $1.25 per share maytriggerprovisions which require the issuance of additional shares or re-pricingofwarrants held by  Rubicon.  Thismay influence our decision as to the suitability of anyfuturefinancing.  In 2007 we commenced an offering of securities at$0.50which triggered a reduction in the warrant exercise price to $0.50 pershare andincreased the number of shares issuable upon exercise of theoutstandingpreferred shares by a factor of 1.6.

Off-BalanceSheetArrangements

Duringtheyear ended December 31, 2009 and during the three months ended March 31, 2010, the Company did not have any off-balancesheetarrangements.

CriticalAccountingEstimates

EffectiveJanuary1, 2009, the Company adopted the provisions of Emerging Issues TaskForce(“EITF”) EITF 07-05, Determining Whether an Instrument (or EmbeddedFeature) IsIndexed to an Entity’s Own Stock, (EITF 07-05), which was primarilycodified intoTopic 815 - Derivatives and Hedging.  ASC 815 applies toanyfreestanding financial instruments or embedded features that havethecharacteristics of a derivative and to any freestanding financialinstrumentsthat are potentially settled in an entity’s own common stock. As a resultof adopting ASC 815, warrants to purchase 6,875,000 shares ofour common stockpreviously treated as equity pursuant to the derivativetreatment exemption wereno longer afforded equity treatment. The warrants had anexercise price of $0.50and expire in July and September 2009, of which 4,250,000warrants were extendedto April 2011.  As such, effective January 1,2009, the Companyreclassified the fair value of these warrants to purchasecommon stock, whichhad exercise price reset features, from equity to liabilitystatus as if thesewarrants were treated as a derivative liability since theirdate ofissue.   On January 1, 2009, the Company reclassified$1,084,375to beginning accumulated deficit and $1,084,375 to other liabilities -warrantsto recognize the fair value of such warrants on such date.  As ofDecember31, 2009, the remaining 4,250,000 warrants were fair valued usingtheBlack-Scholes pricing model with the following weightedaverageassumptions:  risk-free interest rate of 1.08%, expected lifeof 1.25years, an expected volatility factor of 84.10% and a dividend yield of0.0%. Thefair value of these warrants to purchase common stock increased to$2,956,725 asof December 31, 2009. As such, the Company recognized a $2,071,350non-cashcharge from the change in fair value of these warrants for the yearendedDecember 31, 2009.

TheCompanyaccounts for stock-based compensation expenses associated with stockoptions andother forms of equity compensation in accordance with ASC 718-10, Share-Based Payment ,asinterpreted by SEC Staff AccountingBulletin No. 107.  ASC718-10 requires the Company toestimate the fair value of share-based paymentawards on the date of grant usingan option-pricing model.  The valueof the portion of the award that isultimately expected to vest is recognized asexpense over the requisite serviceperiods in the Company’s statement ofoperations.  The Company uses thestraight-line single-option methodto recognize the value of stock-basedcompensation expense for all share-basedpayment awards.  Stock-basedcompensation expense recognized in thestatement of operations is reduced forestimated forfeitures, as it is based onawards ultimately expected tovest.  ASC 718-10 requires forfeituresto be estimated at the time ofgrant and revised, if necessary, in subsequentperiods if actual forfeituresdiffer from those estimates.

BUSINESSANDPROPERTIES

Overview

WhiteMountainTitanium Corporation is an exploration stage company, which means weare engagedin the search for mineral deposits or reserves which could beeconomically andlegally extracted or produced.  Although incorporatedin the State ofNevada on April 24, 1998, our company was reorganized inFebruary 2004 as aresult of the reverse merger of GreatWall Minerals Ltd., anIdaho corporation,into Utah Networking Services, Inc., a Nevadacorporation.  GreatWallhad had an ongoing interest in the naturalresources sector in Chile for severalyears prior to the merger and in 2003 hadentered into an agreement with PhelpsDodge to acquire the Cerro Blanco rutileregistered exploitation miningconcessions.  The agreement wasexecuted by GreatWall through itswholly owned subsidiary, Compañía MineraRutile ResourcesLimitada.  Utah Networking Services, Inc. had beenpreviously engagedin business of providing internet services but had refocusedits business on thenatural resources industry in March 2002.  Themerger was approved bythe shareholders of both companies on January 26, 2004,and was completed onFebruary 10, 2004.  The newly reorganized companywas subsequentlyrenamed White Mountain TitaniumCorporation.  Compañía Minera RutileResources Limitada wassubsequently converted to a Chilean stock company and thename changed toSociedad Contractual Minera White MountainTitanium.  We also haveanother wholly owned Hong Kong company, WhiteMountain Titanium (Hong Kong),which is inactive.

Onorabout September 5, 2003, Sociedad Contractual Minera White MountainTitanium(formerly known as Compania Minera Rutile Resources Limitada, andformallyknown as Minera Royal Silver Limitada), a subsidiary of GreatWall at thetime,and Compania Contractual Minera Ojos del Salado, a Chilean operatingsubsidiaryof Phelps Dodge Corporation, entered into a Transfer of Contract andMortgageCredit agreement for the purchase by GreatWall’s subsidiary of theinitial ninemining registered exploitation concessions located in Chile forwhich CompaniaContractual Minera Ojos del Salado held amortgage.  Pursuant to thetransfer agreement, Compania ContractualMinera Ojos del Salado sold andtransferred its mortgage right to the miningconcessions to GreatWall’ssubsidiary.  Subject to the terms of thetransfer agreement, CompaniaMinera Rutile Resources Limitada was obligated topay $650,000 to CompaniaContractual Minera Ojos del Salado for its transfer ofthe mortgage toGreatWall’s subsidiary, payable $50,000 within thirty days of thetransferagreement, $50,000 on March 5, 2004, and $50,000 on September 5, 2004,and wasobligated to pay $500,000 on September 4, 2005, which date was extendedbymutual consent of the parties to September 9, 2005.  Theoriginaltransfer agreement was negotiated between the management of GreatWalland PhelpsDodge, and as a result of the merger of GreatWall into our company,CompaniaMinera Rutile Resources Limitada became our whollyownedsubsidiary.  The initial payment of $50,000 was paid byGreatWallprior to its merger into our company in February 2004.  Thesubsequentpayments of $50,000 each on March 5, 2004, and September 5, 2004, werepaid byus.  Prior to the final payment, Compania Contractual MineraOjos delSalado transferred by dividend the right to receive the final paymentfrom ourChilean subsidiary to its parent corporation, PD Ojos del Salado, Inc.,aDelaware corporation, and PD Ojos del Salado, Inc. subsequently transferredbydividend the right to receive the final payment from to its parentcorporation,Phelps Dodge.  In September 2005, we completed a debtconversionagreement with Phelps Dodge whereby we issued 625,000 shares of SeriesAConvertible Preferred Stock and warrants to purchase 625,000 shares ofourcommon stock as consideration for the final payment of $500,000 owed undertheproperty payment schedule.

Oursolebusiness plan is to explore for titanium deposits or reserves on theCerroBlanco mining concessions.  If this exploration programisunsuccessful, we will be unable to continue operations.

TitaniumIndustryand Market Overview

Overview

Titaniumisthe ninth most abundant element, making up about 0.6% of theearth’scrust.  Titanium occurs primarily in the minerals anatase,brookite,ilmenite, leucoxene, perovskite, rutile, and sphene.  Oftheseminerals, only rutile, ilmenite and leucoxene, an alternation productofilmenite, have significant economic importance.  Both rutileandilmenite are chemically processed to produce both titanium dioxide pigmentandtitanium metal.

Approximately95%of titanium is consumed in the form of titanium dioxide concentrate,primarily asa white pigment in paints, paper, and plastics.  Titaniumdioxidepigment is characterized by its purity, refractive index, particle size,andsurface properties.  The superiority of titanium dioxide as awhitepigment is due mainly to its high refractive index and resultinglight-scatteringability, which impart excellent hiding power andbrightness.

Titaniummetalis well known for its corrosion resistance, high strength-to-weight ratio,andhigh melting point.  Accordingly, titanium metal is used insectors,such as the aerospace and chemicals industries, where suchconsiderations areextremely important.

Ourbusinessis currently focused on the mining concessions which constitute theCerro Blancoproperty.  These concessions host a hard rock rutiledeposit as opposedto ilmenite laden mineral sands deposits held by most ofourcompetitors.  Rutile has a higher percentage of titanium oxidethanmineral sands.

IndustryBackground

Thebulkof the world’s titanium is used as the metal oxide, titanium dioxide (TiO 2).  Thechemically processed titanium ore, whether rutile or ilmenitebased, is turnedinto pure titanium dioxide and used as a brilliant white pigmentwhich impartswhiteness and opacity to paint, plastics, paper andotherproducts.  The use of titanium dioxide as a color carrier hasgrownover the last 40 years, since the use of white lead based paints wasbannedthroughout the world for health reasons.  Titanium dioxideischemically inert, which gives it excellent color retention.  Itisthermally stable, with a melting point at 1,668ºC, which makes it suitableforuse in paints and products that are designed to withstandhightemperatures.  About 5% of the world’s titanium is used as themetal,due to its exceptional properties.  It has the highest strengthtoweight ratio of any metal; is as strong as steel but 45%lighter.  Themost noted chemical property of titanium is its excellentresistance tocorrosion; it is almost as resistant as platinum, capable ofwithstanding attackby acids, moist chlorine gas, and by common saltsolutions.

Thetablebelow gives a summary of distribution and end uses on an industry byindustrybasis for TiO 2.

U.S. Distribution of TiO2 pigment shipments by industry: 2006
Industry	Percent
Paint and Coatings	59.1%
Plastics and Rubber	23.8%
Paper	11.6%
Other*	5.5%

*Includesagricultural, building materials, ceramics, coated fabrics andtextiles,cosmetics, food, paper and printing ink

Thetablebelow gives a broad picture of principal uses for titaniumdioxide.

Uses of Titanium Dioxide
Industry	Use
Paints & Pigments	Paints, coatings, lacquer, varnishes, to whiten and opacity polymer binder systems, to provide coating and hiding power, and to protect paints from UV radiation and yellowing of the color in sunlight.

Plastics	To ensure high whiteness and color intensity, and increase plastic impact strength in such items as window sections, garden furniture, household objects, plastic components for the automotiveindustry.

Paper	Additive to whiten and increase opacity of paper.

Cosmetics	Protection against UV radiation in high-factor sun creams; to give high brightness and opacity in toothpasteandsoaps.

Uses of Titanium Dioxide
Industry	Use
Food	High brightness and opacity in foods and food packaging.

Pharmaceuticals	High chemical purity titanium dioxide is used as a carrier and to ensure brightness and opacity.

Printing Inks	Protection against fading and color deterioration.

Other	Titanium dioxide is used in chemical catalysts, wood preservation, rubber, ceramics, glass, electroceramics, welding fluxes, and high temperature metallurgicalprocesses.

Since2004,an expanding world economy and industrial growth in China led to strongdemandfor titanium mineral concentrates, titanium metal and titanium dioxide(TiO 2)pigment.  According to the U.S. Bureau of Mines, gross productionoftitanium mineral concentrates (ilmenite, rutile, and leucoxene) rose from6.7million tonnes in 2005 to an estimated 7.8 million tonnesin2007.  During the same period, published prices for high graderutilehave held up at $500 - $750 per tonne, depending on grade.

Thefollowingtable sets forth the estimated world reserves of titanium mineralsbased uponglobal resources of titanium minerals.

World Reserves of Ilmenite and Rutile (‘000t TiO2)
Country	Ilmenite	Rutile
Australia	130,000	19,000
Canada	31,000	-
China	200,000	-
India	85,000	7,400
Norway	37,000	-
South Africa	63,000	8,300
Ukraine	5,900	2,500
US	6,000	400
Other	15,000	8,100
Source:  U.S.GeologicalSurvey, Mineral Commodity Summaries, January 2009, found online at http://minerals.usgs.gov/minerals/pubs/mcs/2007/mcs2007.pdf.

TitaniumPigmentProduction

Miningoftitanium minerals is usually performed using surface methods like dredginganddry mining and gravity spirals.  Ilmenite is often processedtoproduce a synthetic rutile.

Themostwidely used processes available for the manufacture of titanium dioxidepigmentare the sulphate and chloride processes.  Commerciallymanufacturedtitanium dioxide pigment is available as either anatase-type orrutile-type,categorized according to its crystalline form, regardless of whetherit is madefrom the mineral rutile.  Anatase pigment is currently madebysulphate producers only, while rutile pigment is made by both the chlorideandthe sulphate processes.  The decision to use one process insteadofthe other is based on numerous factors, including raw materialavailability,freight, and waste disposal costs.

Anataseandrutile pigments, while both are white, have different properties and thushavedifferent end-uses.  For example, rutile pigment is less reactivewiththe binders in paint when exposed to sunlight than is the anatase pigmentand ispreferred for use in outdoor paint.  Anatase pigment has abluer tonethan rutile, is somewhat softer, and is used mainly in indoor paintsand in papermanufacturing.  Depending on the manner in which it isproduced andsubsequently finished, TiO 2 pigmentcanexhibit a range of functional properties, including dispersion,durability,opacity, and tinting.

Inthechloride process, rutile is converted to TiCl 4bychlorination in the presence of petroleum coke.  TiCl 4 isoxidizedwith air or oxygen at about 900ºC, and the resulting TiO 2 iscalcinedto remove residual chlorine and any hydrochloric acid that may haveformed in thereaction.  Aluminum chloride is added to the TiCl 4 toassurethat virtually all the titanium is oxidized into the rutilecrystalstructure.  The process is conceptually simple but poses anumber ofsignificant chemical engineering problems because of the highlycorrosive natureof chlorine, chlorine oxides and titanium tetrachloride attemperatures of 900°Cor higher.

Inthesulphate process, ilmenite or titanium slag is reacted withsulfuricacid.  Titanium hydroxide is then precipitated by hydrolysis,filteredand calcined.  This is a process involving approximately 20separateprocessing steps.  Because sulphate technology ispredominantly abatch process, it is possible to operate one part of a sulphateprocess plantwhile another part is shut down for maintenance.  To someextent,stocks of intermediate reaction products can be allowed to build up,awaitingfurther processing downstream at some later time.  It is alsopossiblethat a sulphate process plant can be run at 60-80% capacity utilizationfairlyeasily if necessary, simply by switching off one or more ofitscalciners.

Syntheticrutileis formed by removing the iron content from ilmenite, therebyconcentrating thetitanium dioxide content to at least 90%.  In thisway, ilmenites canbe upgraded to chloride route feedstocks and used as asubstitute forrutile.

For2007,U.S. consumption of ilmenite and titaniferous slag was more than threetimesthat of both natural and synthetic rutile.

DemandforTitanium Pigment

Anassessmentof U.S. Geological Survey historical data (Titanium MineralsHandbook, 1970-2007)shows that world demand for titanium dioxide pigmentsshowed practically unbrokenannual growth from 1.6 million tons (Mt) in1970 to 3.9Mt in2000.  It declined to 3.7Mt in 2001 but rebounded toaround 4Mt in2002, with sales increasing by around 6.6% and a further rise of3.2% in2003.  In 2007 world consumption rose to 4.9Mt.

TitaniumDioxidePrices

The2007year end published price range for bagged rutile mineral concentrates wasUS$570to US$700 per metric ton, a moderate increase compared with thatof2005.  Year end prices of ilmenite concentrate ranged fromUS$75toUS$85 per ton for 2007.

Competition

Onceinproduction we will compete with a number of existing titaniumdioxideconcentrate producers, including Iluka Resources Inc., Richards Bay IronandTitanium Pty. Ltd., QIT-Fer et Titane Inc., and Titania A/S as well asotherprojects proposed for development.  Each of the existingproducers hasan operating history as well as proven reserves and resources;however themajority of their collective production is in the form of ilmenite orsyntheticrutile, not natural rutile.

Managementbelievesthat the location of the Cerro Blanco property may provide asignificantadvantage in competing with other producers oftitanium.  In additionto good road transport links, power and water,a port facility capable ofhandling 70,000 ton ships is available at Huasco, 30kilometers northwest of theCerro Blanco property.  The property alsolies close to a fullyoperational rail track, and if necessary, a spur linecould be run into theproperty linking it directly to port facilities atHuasco.

Inorderto be competitive, we will be required to meet buyers’ specifications,includingparticle size, concentration levels, calciumandimpurities.  Management believes metallurgical tests to datehavedemonstrated that the rutile mineralization at the Cerro Blanco concessionscanbe concentrated to an acceptable level tobuyers.   Resultsreceived in November 2006 of metallurgicalmapping studies of the Cerro Blancorutile deposit, which were based on 15different samples selected from a recentRC drilling campaign, indicate that ahigh grade rutile product with low levelsof calcium and other impurities can beproduced from a range of ore types. Based on these earlier results, theCompany has initiated work at the pilotplant level, to investigate criticalengineering and commercialfactors.  The Company’s technical team,working with consultants, aimsto process some 500 tonnes of Cerro Blanco ore inChile to produce a commercialgrade concentrate.

Managementdoesnot currently have any customers for any rutile titanium which itmayproduce.  We anticipate that the concentrate would be transportedbyship which makes the location of the mining concessions near aportadvantageous.  Notwithstanding this, management will need toevaluateshipping rates and transit times when it obtains potential customerstodetermine whether existing prices for titanium would make sales tosuchcustomers economically viable.

Mining,particularlycopper mining is a significant industry in Chile.  Wewill be competingwith a number of existing mining companies, including thestate-owned CodelcoCopper Corporation, one of the world’s largest copperproducers, for qualifiedworkers, supplies, and equipment.  However,management believes CerroBlanco has an attractive location and goodinfrastructure in an active miningregion.  The property is located ata low elevation, near the coast,with two nearby towns from which it will beable to draw manpower andsupplies.

GovernmentCompliance

Ourexplorationactivities are subject to extensive national, regional, and localregulations inChile.  These statutes regulate the mining of andexploration formineral properties, and also the possible effects of suchactivities upon theenvironment.  Future legislation and regulationscould cause additionalexpense, capital expenditures, restrictions and delays inthe development of theCerro Blanco property, the extent of which cannot bepredicted.  Also,permits from a variety of regulatory authorities arerequired for many aspects ofmine operation and reclamation.  In thecontext of environmentalpermitting, including the approval of reclamationplans, we must comply withknown standards, existing laws and regulations thatmay entail greater or lessercosts and delays, depending on the nature of theactivity to be permitted and howstringently the regulations are implemented bythe permittingauthority.  We are not presently aware of any specificmaterialenvironmental constraints affecting the Cerro Blanco property thatwould precludeits exploration, economic development, oroperation.  Nevertheless, asa condition to placing the property intoproduction, we are required to submit anenvironmental impact study for reviewand approval.

Chileenactedprovisions in its 1980 Constitution to stimulate the development ofmining, whileat the same time guaranteeing the property rights of both localand foreigninvestors.  While the state owns all mineral resources,exploration andexploitation of these resources is allowed via miningconcessions, which aregranted by the courts.  A ConstitutionalOrganic Law, enacted in 1982,sets out that certain rights and obligations mayattach to concessions, such asthe right to mortgage or transfer concessions andthe entitlement of the holderto explore (pedimentos) as well as to exploit(mensuras).  A concessionis obtained by filing a claim and includesall minerals that may occur within thearea covered by theconcession.  The holder of a concession also hasthe right to defendhis interest against the state and thirdparties.

Miningclaimsin Chile are acquired in the following manner:

•
Pedimento: A pedimento is an exploration claim precisely defined by coordinates with north-south and east-west boundaries.  These may range in size from a minimum of 100 hectares to a maximum of 5000 hectares, with a maximum length-to-width ratio of 5:1.  A pedimento is valid for a maximum period of two years, following which the claim may be reduced in size by at least 50%, and renewed for an additional two years, provided that no overlying claim has been staked.  Claim taxes are due annually in the month of March; if the taxes on a pedimento are not paid by such time, the claim can be restored to good standing by paying double the annual claim tax by or before the beginning of the following year.  In Chile, new pedimentos are permitted to overlap pre-existing claims; however, the previously staked or underlying claim always takes precedence as long as the claim holder maintains his claim in good standing and converts the pedimento to a manifestacion within the initial two year period.

•
Manifestacion: During the two-year life of a pedimento, it may be converted at any time to a manifestacion.  Once an application to this effect has been filed, the claim holder has 220 days to file a “Solicitud de Mensura”, or “Request for Survey” with a court of competent jurisdiction, and notify surrounding claim holders of the application by publishing such request in the Official Mining Bulletin.  This notifies surrounding claim holders, who may contest the claim if they believe their pre-established rights are being encroached upon.  The option also exists to file a manifestacion directly on open ground, without going through the pedimentofilingprocess.

•
Mensura: The claim must be surveyed by a government licensed surveyor within nine months of the approval of the “Request for Survey.”  During the survey any surrounding claim owners may be present, and once completed the survey documents are presented to the court and reviewed by SERNAGEOMIN, the National Mining Service.  Assuming that all steps have been carried out correctly and all other necessary items are in order, the court then adjudicates the application and grants a permanent property right (a mensura), the equivalent to a“patentedclaim.”

Eachofthe above stages of the acquisition of a mining claim in Chile requiresthecompletion of several steps, including application, publication,inscriptionpayments, notarization, tax payments, legal fees, “patente” payments,andextract publication, prior to the application being declared by the court asanew mineral property.  Details of the full requirements of theclaimstaking process are documented in Chile’s mining code.  Mostcompaniescarrying on operations in Chile retain a mining claim specialist tocarry outand review the claim staking process and ensure that their landposition is keptsecure.

In1994Chile adopted legislation establishing general environmental norms whichmust befollowed in activities such as mining.  This legislationrequires usto prepare an environmental impact study which must include adescription of theproject and a plan for compliance with the applicableenvironmentallegislation.  It must also include base line studiescontaining theinformation relative to the current components of the existingenvironment inthe area influenced by the project.  Further, it mustconsider theconstruction, operation and closure/abandonment phases oftheproject.  It must also include a plan to mitigate, repair,andcompensate, as well as risk prevention and accident control measures, toachievea project compatible with the environment.  The study mustbepresented to the community for comment and to the regional arm of theNationalEnvironmental Commission for approval.

Wehavecompleted an environmental base line study on the property, which has notyetbeen submitted to the regional Chilean government authority for reviewandapproval.  The work completed to date will form the basis oftheenvironmental impact study to commence mining operations.  Whiletheenvironmental monitoring and base line studies completed to date havenotidentified any endangered plant or animal species on the property, and whiletheproperty is located at distance from human habitation, these studies citedarisk of airborne dust being generated from rock blasting and crushingoperationsand from road haulage activities at open pitminingoperations.  Without proper blasting, crushing and roadmaintenancepractices in place, there is a risk that airborne dust generated fromtheplanned mining activity at Cerro Blanco could be transported by winds tothevillage of Nicolasa, located approximately 14 kilometers to the northeast,oronto farmland located within the Huasco River valley tothenorth-northeast.  Nevertheless, prevailing winds at the mine siteareeast-west which should permit us to schedule blasting and other activitieswhichcreate significant dust on days with prevailing or nowinds.  Ourprincipal rock crushing plant will be fitted with dustcontainment units whichshould also mitigate dust from theseactivities.  We also plan to usewater trucks to dampen roadways andlimit the amount of dust from trucks usingthese roads.

Insurance

Wemaintainproperty and general liability insurance with coverage we believe isreasonablysatisfactory to insure against potential covered events, subject toreasonabledeductible amounts, through our exploration stage.

CerroBlancoProperty

GlossaryofTerms

Certaintermsused in this section are defined in the followingglossary:

ALKALICDIORITE-GABBRO-PYROXENITEINTRUSIVE: a potassium and sodium rich, coarse grainedand possibly dark coloredigneous rock with associated magnesium and iron thatconsolidated from magmabeneath the earth's surface.

DEVELOPMENT:workcarried out for the purpose of opening up a mineral deposit and making theactualextraction possible.

DISSEMINATED:fineparticles of mineral dispensed through the enclosing rock.

EXPLOITATIONMININGCONCESSIONS: licensed claims where the holder has the right to permit,develop,and operate a mine.

EXPLORATION:workinvolved in searching for ore by geological mapping, geochemistry,geophysics,drilling and other methods.
GRADE:mineralor metal content per unit of rock or concentrate or expression ofrelativequality e.g. high or low grade.

INTRUSIVE:avolume of igneous rock that was injected, while still molten, andcrystallizedwithin the earth’s crust.

MINERALIZATION:theconcentration of metals and their compounds in rocks, and the processesinvolvedtherein.

ORE:materialthat can be economically mined from an ore body andprocessed.

RECLAMATION:therestoration of a site after exploration activity or miningiscompleted.

RUTILE:amineral, titanium dioxide (TiO 2),trimorpheus with anatase and brookite.

TiO 2:  Titaniumdioxide.  The form of titanium found in themineralrutile.

TITANIUM:awidely distributed dark grey metallic element, (Ti), found in small quantitiesinmany minerals.  The mineral ilmenite, (FeTiO 3 ),iscurrently the principal feedstock for the production of titanium dioxide(TiO 2)powder and titanium metal.

LocationandAccess

TheCerroBlanco property is located approximately 39 kilometers, or approximately24miles, west of the city of Vallenar in the Atacama geographic region(RegionIII) of northern Chile and southwest of the Cerro RodeoMiningDistrict.  Access to the property is as follows:  ThemainRuta 5, the PanAmerican Highway, runs north from Santiago for approximately625kilometers to Vallenar; from there a paved road runs west toward the PortofHuasco for a distance of 22 kilometers to the village of Nicolasa; at Nicolasaamunicipally maintained dirt road runs approximately 14 kilometers southwesttothe property.  Management believes access to the property isadequateto accommodate the type of vehicles and traffic during the explorationstage onthe property.  Improvements to the dirt road will be requiredfor thedevelopment and production stages.  These improvements willincludewidening of the road and topping it with gravel.  Managementbelievesadequate supplies of bedrock and gravel are available for this purpose,althoughit currently has no arrangements or agreements to provide either theimprovementservices or supplies.   The area is served by aregional airportat Vallenar.

CerroBlancolies within an established mining district where management believesexperiencedmineworkers and support personnel are available.  Laborrates in theregion are considerably less costly when compared with standardNorth Americanrates.  Mining is one of the main sectors of theChilean economyand   Region III has a broad base of miningcontractors andsuppliers of both new and used mining and processingequipment.

Thelocalclimate is generally arid with little rainfall innormalyears.  Vegetation is minimal, supporting only desert scrub andsparsecactus.  Topography consists of low hills with a mean elevationof 100meters, which are incised periodically by active creeks.  TheHuascoRiver, 15 kilometers, approximately 9 miles, to the north, is a sourceofwater.  Additionally, high-tension power lines pass 15kilometers,approximately 9 miles, to the north of the property along theVallenar-Huascohighway.

Inadditionto road transport links, power and water access, a port facility with acapacityto handle 70,000 ton ships is accessible at Huasco, which is 30kilometers,approximately 19 miles, northwest of the property.  Theproperty alsolies close to a fully operational rail track.  Ifnecessary, a spurline could be run into the property linking it directly to theport.

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Section shown
CHILE
Pacific Ocean
CHANARAL
El Barquito
El Salado
DIEGO DE ALMAGRO
El Salvador
Potrerillas
Agua de la Falda
Manto Verde
Laca de Oro
CALDERA
La Coipa
La Pepa
Refugio
Aldebaran (Cerado)
Marte
Lobo
COPIACO
Punta del Cobre
Ojos del Salado
TIERRA AMARILLA
Cerro Blanco Project
La Candelaria
Los Loros
ARGENTINA
Los Colorados
HUASCO
FRERINA
VALLENAR
ALTO DEL CARMEN
Algarrobo
DOMEYKO
Pascua
Paved Way
Vehicle Track
Railroad
Copper Mine
Gold Mine
Iron Mine

TitleStatusand Exploration Rights

UndertheChilean mining code, surveyed mineral concessions can be held inperpetuitysubject only to an annual tax based on the land held.  Wehaveconverted our existing exploration licenses into 33 exploitation licenses.Thetax payment for March 2007 was approximately $50,000 based upon the statusofthe mining concessions and the currency exchange rate atthattime.  The payment for March 2008 and 2009 was $55,000 and for 2010 was $44,555 attheprevailing exchange rate.  We estimate that future payments may increase depending upon the exchange rate.

TheChileanmining code does not convey surface rights to owners of theminingconcessions.  However, the owners of mining concessions areentitledto the establishment of the necessary easements for mining explorationandexploitation.  The surface lands are subject to the burden ofbeingoccupied, to the extent required by mining operations, by ore yards anddumps,slag and tailings, ore extraction and benefaction plants, electricsubstationsand communications lines, canals, reservoirs, piping, housing,construction andsupplementary works, and to the encumbrance of transit and ofbeing occupied byroads, railways, piping, tunnels, inclined planes, cableways,conveyor belts andall other means used to connect the operations of theconcession with publicroads, benefaction facilities, railroad stations, shippingports, and consumercenters.  The establishment of these easements, theexercise thereof,and the compensation therefore, are to be agreed upon eitherbetween theconcession owner and the surface owner, or are established by courtdecisionunder a special brief procedure contemplated by the law.

Thesurfacerights are owned by Agrosuper, a large Chileanagriculturalconcern.  Upon completion of the final feasibility study,we intendto either negotiate surface rights with Agrospuper or to apply to localcourtsfor these surface rights.  This is anongoingprogress.   Nevertheless, should this alternative fail, wewillproceed to seek the easement through the court, which under Chilean mininglawwe have the right to obtain.  We do not anticipate any materialdifficultywith surface rights on the Cerro Blanco property.

ExplorationHistory

In1990-1991,the western half of the property, then referred to a as BarrancaNegra, was heldunder option by Adonos Resources of Toronto, Canada, whoconducted extensive rocksampling, geological mapping and 450 meters oftrenching.  In 1992 theproperty was optioned by Phelps Dodge, towhich they applied the nameFreirina.  In late 1992 and early 1993,1,200 meters of diamond and6,000 meters of reverse circulation drilling werecompleted, principally in themost westerly Cerro Blanco anomaly.  In1993 two 15 ton bulk sampleswere taken for metallurgical testing.  Agravity concentrate wasproduced from a 15 ton sample of this material byLakefield Research inSantiago.  Fifty kilos of this concentrate wereshipped to Carpco Inc.in Florida for further gravity circuit up-gradingfollowed by dry-milling usingmagnetic and electrostatic separationtechniques.

In1999,Dorado Mineral Resources N.L. purchased the property and re-named thepropertyCeltic.  In February 2000, a preliminary processing testcarried outby RMG Services Pty. Ltd., Adelaide, Australia, on behalf of Dorado,usedcombined microwave leaching and flotation in the up-grading of Celtic(Freirina)gravity concentrate.  In June 2000 a review and summary ofpriorexploration programs and results was conducted by an independentgeologicalconsultant on behalf of Dorado Mineral ResourcesN.L.  Across-sectional estimation of the resource potential of theCerro Blanco depositbased on the prior drilling and surface sampling wascompleted as part of thisstudy.  Later the same month a scoping studybased on level plansproduced for the area of highest density drilling wasundertaken on behalf ofDorado Recursos Minerales Chile S.A. by TecniterraeLimitada, a Santiago basedgroup of consulting mining engineers.

InNovemberand December 2000 a further study was commissioned by Dorado RecursosMineralesChile S.A. to supervise the collection of a second bulk sample of 25tons formetallurgical testing.  Also during this program the CerroBlanco areawas geologically re-mapped.  In August 2001, ownership ofthe propertywas transferred to Kinrade Resources Limited.  Subsequentto theseevents, Kinrade defaulted on its obligations and was unable to meet thepaymentschedules as required under contract.  In the fall of 2003ownership ofthe property passed to Sociedad Contractual Minera White MountainTitanium,formerly known as Compañía Minera Rutile Resources Limitada, thewholly ownedsubsidiary of White Mountain Titanium Corporation.  Thepurchase wascompleted in September 2005.

GeologyandMineralization

Managementbelievesthe Cerro Blanco property contains a large and possibly unique type oftitaniummineralization.  Nevertheless, we are still in theexploration stage ofdevelopment and there are no known reserves on theproperty.  Thetitaniferous mineral located on the property is cleanred-brown and black rutilewhich occurs disseminated with the tonalitic suite ofan alkalicdiorite-gabbro-pyroxenite intrusive.  Its uniformlydisseminated natureand associated alteration endow it with strong similaritiesto porphyry copperdeposits.  Natural rutile concentrates such asfound on this propertywould be the preferred feed stock for both titanium metaland pigment gradetitanium dioxide production.

ExplorationPlans

During2006,we undertook two separate drilling campaigns.  The first wasdesignedto test ore variability, and provided 15 different composites whichweresubjected to metallurgical testing.  The second campaign,whichcommenced in October   2006, centered on   an explorationprogramconsisting mainly of infill and step out drilling, grade variabilitystudies andregional reconnaissance in search of possible extensions to themineralizationand geologic modelling.  On January 24, 2007, weannounced that we hadcompleted a 16-hole diamond drilling campaign,totaling over 2,900meters at Cerro Blanco.  The principalobjectives of this campaignwere to increase resources in the central portion ofthe main zone as well as totest new target areas to the south andsouth-west.  Core recoveries inexcess of 95% were achieved in themajority of holesdrilled.  Split core samples were sent in foron-goingmetallurgical testing, and whole-core geotechnical testing has beencarriedout in respect of rock mechanics for mineplanningpurposes.

Planningandexecution of the drilling campaign was closely linked to previousmetallurgicaltest work.  The principal focus was to target titaniumresources whichwould yield a high grade TiO 2concentrate from conventional flotation.  After an extensiveevaluation ofhistoric data, our contract geologists devised and are nowutilizing an oreranking system, MR1 (“Mine Rank 1”) through to MR4,with ranks MR1 and MR2producing the best, and most commerciallyacceptable chemical productspecifications.  Data from the latestdrilling campaign was input into ageological model and this model, togetherwith ongoing technical work,will be integrated into a resourcemodel.

Titaniummineralizationstarts at surface and extends over long intercepts with bothattributes offeringthe potential for low mining costs.  We believe wehave good results inthe central portion of the main zone of Cerro Blanco, aswell as significantpotential for further resource development to the southand south-west areasof the property.

During2007,the Company’s geological team undertook extensive geochemicalsamplingprogram at the Eli prospect.  Working on a 25 by 25 metergrid, theteam took nearly 700 samples of outcrop material over an area of 1100meters by900 meters.  These were sent for chemicalassay.  Samplesshowed mineralization with TiO2 grades in the range1.0% to 3.0%; two samplesfrom high grade vein material reported results inexcess of 21% TiO2 and 25%TiO2, respectively.

Inearly2008 the Company built a 12 kilometer, 5 meter wide access road to andaroundEli.  Drill pads were constructed on 50 meter centers adjacentto theroad grid covering the prospect.  An initial drill program,whichinvolved two diamond drill rigs, commenced in late April and ran throughJune.Approximately 4,000 meters of drilling was completed.

InJanuary2008 the Company retained Thomas A. Henricksen, PhD. and a qualifiedperson underCanadian National Instrument 43-101 to prepare a NI 43-101compliant technicalreport on the Cerro Blanco property (the “TechnicalReport”).  TheTechnical Report, which was dated February 25, 2008,was based on extensivegeological mapping, surface sampling, 14,078 meters ofdrilling and a geologicalmodel developed by the Company.

Followingcompletionof the Technical Report, the Company retained Dr. Henricksen tocompile a NI43-101 compliant preliminary assessment of the Cerro Blanco project(the“Assessment”). The Assessment, which was dated May 30, 2008, incorporatedbyreference the Technical Report as well as reports prepared for the Companybyother independent experts in their fields.  The latter reportsincludepreliminary process engineering and costing report prepared by AMEC-CadedatedMarch, 2008, a preliminary pit design report prepared by NCL IngenieriayConstruccion dated May 2008, various metallurgical reports prepared bySGSLakefield, an environmental base line study prepared by Arcadis GeotecnicadatedDecember 2004 and titanium marketing information provided by theCompany’smarketing consultant.

Forengineeringdesign purposes, the Assessment adopted a base case set ofassumptions, the majorassumptions being the construction of an open pit mine,processing plant andancillary facilities capable of producing 100,000 tonnesper year of high graderutile concentrate grading plus 94.5% TiO 2 atstartup, scaling to 130,000 tonnes per year in production Year 4 at anassumedundiluted head grade to the plant of 2.3% TiO 2.  Miningwould commence on the Las Carolinas prospect and feed wouldbe conveyed downhillto a processing plant located less than two kilometers tothenortheast.  Within the plant, the process flow sheet consisted ofasemi-autogenous grinding mill, gravity pre-concentration and columnflotationcircuits and high intensity magnetic separation with process watersourced froma desalination plant constructed at the port of Huasco. AMEC-Cadeassumed thatmining would be done under contract at a cost of US$1.20 per tonnemined andthat the price of high grade rutile concentrates would be US$500 pertonne FOBport.

Basedonthese assumptions AMEC-Cade, our internationally recognizedengineeringcontractor, designed a processing plant with an initial operatingcapacity ofapproximately 5.1 million tonnes per year, increasing toapproximately 6.1million tonnes per year by Year 4.  They estimated acost to constructthe plant and ancillary facilities of US$117 million in directcosts and US$42million in indirect costs, for a total of US$159million.  To thisfigure, and as this was a preliminary study,AMEC-Cade added a 20% contingencyto arrive at a total estimated cost of US$190million. With respect toprocessing plant operating costs, AMEC-Cade estimatedsite and transportationcosts to port of US$3.60 per tonne processed (US$184 pertonne of rutileconcentrate) in Year 1, dropping to US$3.50 per tonne processed(US$180 pertonne of rutile concentrate) in Year 4. The anticipated reduction inoperatingcosts is attributed to increased volumes as well as increasedefficiencies fromthe gravity pre-concentration circuit.  Electricpower consumption wasthe highest single cost item, comprising approximately 31%of the totalestimated unit operating costs. AMEC-Cade recommended that theCompany proceedto the pilot stage and investigate two possibilities for reducingcapital costs:the use of sea water rather than desalinated water in theprocessing plant andsiting the plant elsewhere on the property to lower theinstalled cost of theconveyor. Two alternate sites were identified.

InDecember2009 we announced completion of a detailed Stage 2 pilot plant testwork programculminating in one 60 hour continuous test run.  Theprimary objectiveof the Stage 2 pilot plant test work was to produce a naturalrutile, titaniumdioxide concentrate meeting the chemical and particulatespecifications oftitanium pigment and sponge metal producers.  Thetest work wasconducted on a 275 tonne bulk sample representative of currentlyidentified, atand near surface natural rutile mineralization sourced from theLas Carolinasprospect at our Cerro Blanco project.  The bulk sample,which was takenfrom an area of the Las Carolinas prospect which could be chosento provideinitial mine feed to a full scale process plant, assayed 2.9%TiO2.

Followingcrushingto minus ½ inch, mill underflow was fed to a gravity pre-concentrationcircuitwhich consisted of a fine fraction recovery cyclone as well as middlingsandcoarse fraction mechanical vibrating tables.  The mechanicalvibratingtables concentrated the higher specific gravity, natural rutile whilerejectingsome 50% by volume of the lower specific gravity feedmaterial.  Theresult of gravity pre-concentration was to upgrade thenatural rutile beingprocessed from an initial grade of 2.9% TiO2 to a grade ofapproximately 5.0%TiO2.  Upgraded material from the gravitypre-concentration circuit wasfed to a conditioning tank for pH adjustment andfrom there to a conventionalflotation circuit for further recovery,concentration andcleaning.  Flotation feed from the conditioning tankwas passed torougher, scavenger and 5 cleaning flotation stages, where themajority of thenatural rutile was recovered and concentrated.  Anacid pH in theflotation circuit between 3.5 and 4.75 was maintained in theflotationcircuit.  Tailings from the flotation circuit could form thefeedsource for a feldspar recovery circuit.

Followingthefinal flotation cleaning stage, the natural rutile, titanium dioxideconcentratewas fed to a high intensity magnetic separator to remove magneticandpara-magnetic minerals.  Magnetic separation resulted intwoconcentrate products: a high grade natural rutile, titanium dioxideconcentrateand a magnetic and para-magnetic minerals by-productconcentrate.

Thefollowingtable provides a chemical analysis of the final product from the 60hour test runfor both + and -75 micron fractions after magneticseparation:

Table17.  MagneticSeparation Results from the Concentrate
producedduringContinuous Operation – Non-magnetics

		Assays
Element		+75 Micron Fraction	-75 Micron Fraction

Titanium	TiO2%	96.8	97.3
Iron	Fe2O3%	0.70	0.86
Silica	SiO2%	0.95	0.80
Alumina	Al2O3%	0.11	0.08
Magnesia	MgO %	<0.01	<0.01
Calcium	CaO %	0.06	0.17
Sodium	Na2O %	0.07	0.03
Potassium	K2O %	0.02	0.02
Phosphorus	P2O5%	<0.01	<0.01
Manganese	MnO %	<0.01	0.01
Chromium	Cr2O3%	0.39	0.42
Vanadium	V2O5%	0.23	0.26
LOI	%	0.17	0.18

We arenowpreparing samples of the coarser, +75 micron product for testing bypotentialbuyers of the natural rutile, titanium dioxide concentrate for paintand pigmentapplications.

Followingcompletionof the Stage 2 pilot plant test work, we conducted furtheroptimization test workon the rutile process flow sheet, specifically the use ofspirals and Knelsonconcentrators in the gravity pre-concentration circuit andthe use of sea wateras the aqueous medium in the flotationcircuit.  In January 2010 wereleased results from this optimizationtest work which stated that spirals werea viable alternative to mechanicalvibrating tables in the pre-concentrationcircuit and that comparableconcentrate grades and recoveries were obtained usingsea water versus freshwater as the aqueous medium in the flotationcircuit.

AlsoinJanuary 2010 we reported that we had successfully completed a lockedcycle,flotation test work program to recover feldspar from natural rutile(titaniumdioxide) flotation tailings.

Alltestwork was carried out in an acidic environment (pH 3.5 to 5.5)—very similarto pHconditions previously used in the flotation ofrutile.  Managementbelieves this is an important achievement as itobviates the need to undertakemajor pH adjustment from the rutile to thefeldspar flotationcircuit.  A sodium feldspar concentrate assaying9.07% Na2O and 0.37%Fe2O3 was produced using fresh water as the aqueous mediumand minimal additionof flotation reagents.  As with the naturalrutile, titanium dioxideconcentrate results achieved in the optimization testwork, comparable sodiumfeldspar concentrate grades were obtained using sea waterversus fresh water asthe aqueous medium.

Withrespectto mining, mining costs would be in addition to the processing plantoperatingcosts estimates set out above.  A preliminary mine plan willbeprepared once further drilling has been completed.  At present NCLhavemodeled preliminary optimized pits for only the Central Zone of the LasCarolinasprospect on the assumption that this could be the initialpitarea.  The pits were modeled using 10 x 10 x 10 meter blocks andbasecase pit wall angles of 45 degrees, with sensitivities run at50degrees.  Whilst the objective of our mapping, surface samplinganddrilling programs is to both increase the quantity and classification ofTiO 2resources on the Cerro Blanco property, the project is at an explorationstageand there is no guarantee of future exploration success or ofeconomicviability. For these reasons, project cash flow estimates are notincluded inthe Assessment.

ArcadisGeotecnicaconducted an environmental base line study in 2005 -2006 over the LasCarolinasand La Cantera prospects. Based on field information gathered,vegetation in thearea was comprised mostly of bushes, cactus and plantscharacteristically foundin desert regions and areas of sandy and stonysoils.  Whilst no nativeanimals were observed, animals potentiallyliving in the area would includefoxes, rodents, pumas, guanacos, rabbits andreptiles. The study stated that amining operation as contemplated would have nosignificant impact on landvertebrates but care would need to be exercised onthe northern slopes favored byreptiles.  Six underground springs wereidentified, several with onlyseasonal flow.  As well six houses wereobserved extending from theproject north towards Vallenar, three of which areoccupied on a permanentbasis.  Conversations with the inhabitantssuggested that they wouldhave a positive view of the project due to theeconomic and social benefits itwould bring.  Arcadis Geotecnicarecommended an intensive follow upsurvey of one ravine for possiblearchaeological relics and indentified two areasfor the possible stockpiling ofwaste rock.  We retained ArcadisGeotechnica to complete therecommended follow up survey and no archaeologicalrelics werefound.

TheAssessmentconcluded that results from the considerable body of work completedon theproject to date support our recommended, phased work programs andthat theestimated costs for the work programs were reasonable and adequate tothe presentstage of the project.  The overall objective of our workprograms is tocomplete an independent final feasibility study which supportsthe constructionof a natural rutile, TiO2 mining operation on theproperty.

 Wenowhave a considerable body of engineering design and process engineeringworkcompleted, both by us and previous owners, for the development of a largeopenpit mine and milling operation.  The extent to which thisengineeringwork could be incorporated into a feasibility study will depend onfactors suchas optimal plant sizing and configuration based on product volumesandspecifications set out in off-take contracts and process design, the lattertobe determined by refinements coming out of the metallurgical test work andpilotscale testing completed last year.  Depending on available funding, we intend to undertake a program ofdrillingto provide data for mine planning and design, for an environmentalimpactassessment and permitting program, and to commission afeasibilitystudy.  As some of these activities would be undertaken intandem, webelieve a feasibility study could be completed by fourth quarter 2010or firstquarter 2011, subject to the availability of funds, personnelandequipment.  We estimate the cost to take the project to the pointofcompleting a final engineering feasibility study at approximately$3,810,000,including general and administrative and marketingexpenses.  As ofMay 20, 2010, our cash position was approximately$1.1 million.  Wecurrently do not have sufficient capital to completethis plan and estimate thatwe will require additional financing to doso.

Also,asan exploration stage company, our work is highly speculative and involvesuniqueand greater risks than are generally associated withotherbusinesses.  We cannot know if our mining concessionscontaincommercially viable ore bodies or reserves until additional explorationwork isdone and an evaluation based on such work concludes that development ofandproduction from the ore body is technically, economically, andlegallyfeasible.

Ifweproceed to development of a mining operation, our mining activities couldbesubject to substantial operating risks and hazards, includingenvironmentalhazards, industrial accidents, labor disputes, encountering unusualorunexpected geologic formations or other geological or gradeproblems,encountering unanticipated ground or water conditions, pit-wallfailures,flooding, rock falls, periodic interruptions due to inclement weatherconditionsor other unfavorable operating conditions and other acts ofGod.  Someof these risks and hazards are not insurable or may besubject to exclusion orlimitation in any coverage which we obtain or may not beinsured due to economicconsiderations.

MetricConversionTable

Foreaseof reference, the following conversion factors are provided:

Metric Share	U.S. Measure	U.S. Measure	Metric Share
1 hectare	2.471 acres	1 acre	0.4047 hectares
1 meter	3.2881 feet	1 foot	0.3048 meters
1 kilometer	0.621 miles	1 mile	1.609 kilometers
1 tonne	1.102 short tons	1 short ton	0.907 tonnes

Employees

Asidefromour President, Michael P. Kurtanjek, who works full time for our company,and ourdirectors and executive officers that donate a portion of their time toourbusiness, we currently have only one other full-time employee who works asanassistant to Mr. Kurtanjek.  Depending upon available funding,weintend to hire an on-site full-time manager for the CerroBlancoproject.  We will also be dependent upon the services ofoutsidegeologists, metallurgists, engineers, and other independent contractorstoconduct our drilling program, develop our pilot plant, and conduct thevariousstudies required to complete exploration of ourminingconcessions.  In addition, we do not have any agreementsorarrangements for the necessary managers and employees who will be necessarytooperate the mine if commercial production commences.  We do nothaveany existing contracts for these services or employees.

LEGALPROCEEDINGS

Fromtimeto time, we may become involved in various lawsuits and legal proceedings,whicharise in the ordinary course of business.  However, litigationissubject to inherent uncertainties, and an adverse result in these orothermatters may arise from time to time that may harm ourbusiness.  Weare currently not aware of any such legal proceedings orclaims that we believewill have, individually or in the aggregate, a materialadverse affect on ourbusiness, financial condition or operatingresults.

MANAGEMENT

CurrentManagement

Thefollowingtable sets forth as of March 22, 2010, the name and ages of, andposition orpositions held by, our executive officers and directors and theemploymentbackground of these persons:

Name	Age	Positions	Director Since	Employment Background
Michael P. Kurtanjek	58	Director & President	2004
Mr. Kurtanjek has served as our President since February 2004.  From 1988 to 1995, he was a mining equity research analyst and institutional salesman with James Capel & Co. and Credit Lyonnais Lang and from 1995 to 2004, a director of Grosvenor Capital Ltd., a private business consulting firm.

Howard M. Crosby	57	Director	2004
Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory and public relations firm.  From 1994 to June 2006 he was president and a director of Cadence Resources Corporation (now Aurora Oil and Gas, Inc.), a publicly traded oil and gas company.  From 2006 until 2008 he was the President and a director of Gold Crest Mines, Inc., a reporting company engaged in mining activities.  He is also an officer and/or director of Dotson Exploration Company, Nevada-Comstock Mining Company (formerly Caledonia Silver-Lead Mines Company), Tomco Energy, Apoquindo Minerals, Inc., Plasmet Corp. (which has filed an S-1  registration statement with the SEC), and Neokinetics Corp., none of which is a reporting company, except for Tomco Energy.

Brian Flower	60	Director & Chairman	2005
Mr. Flower has served as our Chairman since September 8, 2006.  He served as our Chief Financial Officer from February 2005 through September 8, 2006.  From 1986 to 1993 he was a mining equity research analyst and investment banker with James Capel & Co. and from 1993 to 1999, Chief Financial Officer and Senior Vice-President, Corporate Development with Viceroy Resource Corporation.  Since January 2000, he has provided management consulting and advisory services through two partly owned companies of which he is president, Chapelle Capital Corp. and Trio International Capital Corp.  He is also chairman, president, and a director of Orsa Ventures Corp., a reporting company.

Charles E. Jenkins	54	Director & CFO	2007
Mr. Jenkins has served as our CFO since September 8, 2006.  From November 2005 through August 2006 Mr. Jenkins served as the Vice-President of Finance for Conor Pacific Canada, Inc., a private merchant bank.  From January 2005 until September 2005, he served as Controller and Acting CFO for Metamedia Capital Corp., a magazine publishing company.  From May 2003 until December 2004 Mr. Jenkins was self-employed as a consultant providing controller or CFO duties for a number of private companies.  From September 2000 until May 2003 Mr. Jenkins was employed as a manager of special projects for Canaccord Capital Corporation. Prior to this, from August 1989 to August 2000 Mr. Jenkins was employed by two brokerage houses in Vancouver and Calgary in a corporate finance capacity.

Wei Lu	43	Director	2008
Wei Lu has been a partner of Cybernaut Capital Management Ltd, a private equity firm with a Greater China regional focus since 2008, and has over fifteen years of diverse experience in investment research and management as well as business operations.  From 2005 until 2007 he was previously a vice president of The Blackstone Group, assisting in managing an Asia Pacific investment fund.  Prior to Blackstone, from 2004 to 2005, he was a vice president and senior analyst at Oppenheimer Asset Management and a vice-president and senior analyst at Bank of New York Capital Markets from 1998 to 2001.  From 2001 until 2004 he was also a co-founder and CFO of the San Francisco headquartered internet technology and consulting firm SRS2 Inc.  Mr. Lu received an MBA degree from Northeastern University in 1993, an MS in Economics from the University of Connecticut in 1992, and a Bachelor of Science degree in International Business from Shanghai Jiaotong University in 1988.  Mr. Lu is a Chartered Financial Analyst Charter holder.

John J. May	61	Director	2008
Mr. May has been a managing partner of City of Westminster Corporate Finance LLP, a financial consulting firm, since April 2008.  He has also been a senior partner of John J. May Chartered Accountants since July 1994.  Mr. May is also a director of Avatar Systems, Inc.; International Consolidated Minerals, Inc.; Petroleum Energy PLC; Tomlo Energy PLC; Red Leopard Minerals PLC; Southbank UK OIC, and London & Darfur Healthcare, Inc., each of which is a reporting company with the Securities andExchangeCommission.

Directorsholdoffice until the next annual meeting of stockholders and until hissuccessor hasbeen elected and qualified.  Officers are elected by thedirectorsannually at the first meeting of the directors held after each annualmeeting ofthe stockholders.  Each officer holds office until hissuccessor hasbeen duly elected and has been qualified or until his death oruntil he resignsor has been removed from office.  Any officer electedor appointed bythe directors may be removed by the directors whenever in theirjudgment the bestinterests of the company would be served thereby.

AuditandCompensation Committees

We haveastanding audit committee composed of the followingdirectors:  BrianFlower, Wei Lu, and John J. May.  The Boardof Directors hasdetermined that Mr. Flower is an audit committee financialexpert by virtue ofhis past experience which includes acting as the chieffinancial officer, anaccounting supervisor and an internalauditor.  Mr. Flower,because of his consulting agreement with usunder which he received in excess of$60,000 last year, would not be consideredan independent member of the auditcommittee.

Wealsohave a standing compensation committee composed of thefollowingdirectors:  Howard M. Crosby, John J. May and WeiLu.

Theboardhas adopted a policy to compensate non-executive   directors whoaremembers of committees of the board.  These persons will receive$1,000plus expenses for attendance in person at eachcommitteemeeting.  They will receive $500 for attendance at committeemeetingsby conference telephone.  In addition, each chairman of thecommitteewill receive $1,000 per meeting they chair.

NominatingProcedures

We donothave a standing nominating committee; recommendations for candidates tostandfor election as directors are made by the Board of Directors.  Wehavenot adopted a policy which permits security holders to recommend candidatesforelection as directors or a process for stockholders to send communicationstothe Board of Directors.

CodeofEthics

OnAugust30, 2005, we adopted a Code of Ethics which applies to our principalexecutiveofficer, principal financial officer, principal accounting officerorcontroller, or persons performing similar functions, as well as tootheremployees or contractors and anyone associated with ourcompany.

CertainRelationshipsand Related Transactions

 OnNovember26, 2007, we entered into a Brokerage Representation Agreement withBeacon HillShipping Ltd., an entity in which Mr. Flower is aprincipal.  The termof the agreement is for the life of our miningproperty in Chile.  Wehave agreed to pay commissions of 2.5% forcarriers or vessels sourced by BeaconHill and 1% in the case of any sale orpurchase of vessels by or for the projectowners.

OnFebruary1, 2004, we entered into a Management Services Agreement through ourChileansubsidiary with Lopez & Ashton Ltda., an entity composed of CesarLopez, aformer director who resigned in July 2009, and Stephanie D. Ashton, aformerdirector who resigned in March 2007.  This agreement providedthatLopez & Ashton would provide consulting and management services inChile inconnection with our mining concessions located there.  Theagreementexpired on December 31, 2005.  Effective January 1, 2006, weenteredinto a new one-year renewable Management Services Agreement datedFebruary 6,2006, with Lopez and Ashton.  This agreement was extendedautomaticallyfor an additional one-year term beginning February 1, 2007 andexpired on January31, 2008.  Under the new agreement, Lopez &Ashton provided andmaintained our corporate offices in Chile, providedadministrative services forus in Chile, including maintaining our accountingrecords, provided legalservices, and furnished other relatedservices.  The new agreement alsoprovided for monthly payments of$2,500 for the office space, $500 for officesupport services such as areceptionist, $1,000 for accounting services, and$2,000 for administrativeservices.  We also paid $0 and $6,352 for theyears ended December2008 and 2007, respectively, to Ms. Ashton for managementservices at an hourlyrate of $100 and we paid $49,741 and $54,086 for the samerespective years toMr. Lopez for legal services at $250 per hour.  Wepaid the flat feeamounts in Chilean pesos at a fixed rate of CH$550 pesos foreach US$1.00 andthe hourly fees at prevailing exchange rates. On December 21,2007, the Boardgranted a bonus of 100,000 fully vested shares to Mr. Lopez forpastservices.

OnJuly11, 2005, we closed a Securities Purchase Agreement with Rubicon, one ofourshareholders, for $5,000,000 in equity financing and issued 6,250,000 sharesofSeries A Convertible Preferred Stock and common stock purchase warrantstopurchase 6,250,000 shares of our common stock.  Each share of SeriesAConvertible Preferred Stock is convertible into our common shares at the rateofone share of common stock for each share of preferred stock converted,subjectto adjustment in the event of certain transactions, and each warrantisexercisable at $0.50 per share at any time through July 11,2009.  OnMay 5, 2006, we entered into an amendment of the SecuritiesPurchase Agreementwhereby we issued 400,000 shares of our common stock toRubicon in satisfactionof breach of a provision of the agreement requiring thatthe registrationstatement be declared effective by January 31, 2006. InSeptember 2007, Rubiconconverted all of its preferred shares into 6,250,000common shares and sold allof the shares.

On May7,2009, we entered into an Exchange Agreement with Rubicon pursuant to whichitexercised outstanding warrants to purchase 2,000,000 shares of our commonstockat $0.50 per share for gross proceeds to us of$1,000,000.  Theclosing of the agreement, payment of the funds, andissuance of the sharesoccurred on May 8, 2009.  In addition, theremaining 4,250,000warrants held by Rubicon were extended to April 1, 2011, anda cashless exerciseprovision was added to the warrants in the event we fail toreasonably maintainan effective registration statement for the shares issuableupon exercise of thewarrants.

EffectiveSeptember8, 2006, we entered into a one-year renewable Management ServicesAgreement datedSeptember 1, 2006, with Mr. Jenkins for services as ourpart-time Chief FinancialOfficer.  This agreement expired on December31, 2009, and effectiveJanuary 1, 2010, we entered into a Management ServicesAgreement with 0834406 BCLtd., a corporation created under the laws of BritishColumbia, Canada, and ownedby Mr. Jenkins.  Under the new agreementhe is to provide the sameservices as under the prior agreement.  Theterm of the new agreementis for a period of five years through December 31,2015, and may be extended foradditional one-year terms unless it is terminatedduring the extended periods byeither party.  Under the new agreementwe have agreed to pay a monthlyfee of $6,900, plus reimbursable out-of-pocketexpenses. Either party mayterminate the agreement without cause upon threemonths’ written notice and atany time for cause.  The new agreementalso provides for severancepayments in the event of termination upon a changeof control and maintaining theconfidentiality of any proprietaryinformation.  On December 21, 2007,the board granted a bonus of200,000 fully vested shares to Mr. Flower for pastservices.  Also onDecember 21, 2007, our board approved grants of200,000 shares to Mr. Flowerevery time a project milestone is achieved, such aspositive pre-feasibilitystudy, piloting and final feasibilitystudy.  In January 2009, 200,000shares were granted based upon thesuccessful pre-feasibilitystudy.  In addition, the board approved abonus of 200,000 shares toMr. Flower upon the listing of our stock on theAmerican Stock Exchange or othersenior exchange.  In 2010 we grantedMr. Jenkins 72,000 fully vestedshares valued at $82,800 for services provided in2008 and 2009.  Mr.Jenkins devotes approximately half of his time tothe fulfillment of theobligations under this agreement and services as our ChiefFinancialOfficer.

OnAugust1, 2005, we entered into a five-month renewable Business ConsultantAgreementwith Crosby Enterprises, an entity controlled by Howard M.Crosby.  OnFebruary 6, 2006, we renewed this agreement from January 1,2006 through May 31,2006, and have since extended it on a month-to-monthbasis.  CrosbyEnterprises has agreed to perform financial consultingand public relationsservices for us.  In return, we have granted tothis entity options topurchase 200,000 shares of our common stock at any timethrough August 1,2009.  The original exercise price of the options was$1.25 pershare.  On August 7, 2007, we reduced the exercise price to$0.50 pershare and extended the term of the options for an additionaltwoyears.  In addition, we paid a monthly fee of $12,000 for theinitialfive-month term of the agreement; we paid a monthly fee of $6,500 duringthefive-month renewal period; and we have agreed to pay $6,500 per monththereafterfor the services performed by Crosby Enterprises.  EffectiveAugust31, 2007, Mr. Crosby received a bonus for past services comprised offive-year,fully vested options to purchase 100,000 shares at $0.50 per share,100,000shares of common stock, and 100,000 stock purchase warrants, thelatterexercisable through August 15, 2010, at an exercise price of $0.60pershare.  In 2010 we granted Crosby Enterprises 54,000 fullyvestedshares valued at $62,100 for services provided in 2008 and2009.  Mr.Crosby devotes approximately 40% of his time to thefulfillment of theobligations under this agreement and services as a director ofourcompany.  In the event of termination upon a change of control,CrosbyEnterprises will be compensated as follows:  immediate paymentof aseverance amount equal to three times the highest annual base cashcompensationpaid to it; the immediate vesting of any outstanding unvestedoptions, warrants,or other convertible instruments; the pro rata amount of anybonuses for whichit is eligible; the extension of the exercise period for atleast six monthsfollowing such termination.

DirectorIndependence

Oursecuritiesare not listed on a national securities exchange or in aninter-dealer quotationsystem which has requirements that directorsbeindependent.  Therefore, we have adopted the independence standardsofthe American Stock Exchange, now known as the NYSE Amex Equities, todeterminethe independence of our directors and those directors serving onourcommittees.  These standards provide that a person will beconsideredan independent director if he or she is not an officer of the companyand is, inthe view of the company’s board of directors, free of any relationshipthatwould interfere with the exercise of independent judgment.  Ourboardof directors has determined that Wei Lu and John May would meet thisstandard,and therefore, would be considered to be independent.

Ourauditcommittee is composed of the following directors:  Brian Flower,WeiLu and John May.  Our compensation committee is composed ofthefollowing directors:  Howard M. Crosby, Wei Lu, andJohnMay.  The rules of the American Stock Exchange require that anauditcommittee of a small business issuer must maintain at least two members andthata majority of the members must be independent directors.  Webelieveour audit and compensation committees meet this standard.  Therulesfurther provide that compensation of the chief executive officer and theotherofficers can be determined by a compensation committee generally composedofindependent directors.  Neither Mr. Flower nor Mr. Crosby wouldbeconsidered independent members of these committees.  During theyearended December 31, 2008, Mr. Crosby served as a member of our auditcommitteeand Mr. Kurtanjek served as a member of our compensation committee,neither ofwhom was considered an independent director or member ofthesecommittees.

Indemnification

Nevadalawexpressly authorizes a Nevada corporation to indemnify its directors,officers,employees, and agents against liabilities arising out of such persons’conduct asdirectors, officers, employees, or agents if they acted in goodfaith, in amanner they reasonably believed to be in or not opposed to the bestinterests ofthe company, and, in the case of criminal proceedings, if they hadno reasonablecause to believe their conduct wasunlawful.  Generally,indemnification for such persons is mandatory ifsuch person was successful, onthe merits or otherwise, in the defense of anysuch proceeding, or in thedefense of any claim, issue, or matter in theproceeding.  Inaddition, as provided in the articles of incorporation,bylaws, or an agreement,the corporation may pay for or reimburse the reasonableexpenses incurred bysuch a person who is a party to a proceeding in advance offinal disposition ifsuch person furnishes to the corporation an undertaking torepay such expensesif it is ultimately determined that he did not meettherequirements.  In order to provide indemnification, unless orderedbya court, the corporation must determine that the person meets therequirementsfor indemnification.  Such determination must be made by amajority ofdisinterested directors; by independent legal counsel; or by amajority of theshareholders.

ArticleIXof our Articles of Incorporation provides that we are required to indemnify,andadvance expenses as they are incurred to, any person who was or is a partyor isthreatened to be made a party to any threatened or completed action, suitorproceeding, whether civil or criminal, administrative or investigative, byreasonof the fact that such person is or was a director or officer of ourcompany, orwho is serving at our request or direction as a director or officerof anothercorporation or other enterprise, against expenses, includingattorneys’ fees,judgments, fines and amounts paid in settlement, actually andreasonably incurredby such person in connection with the action, suit, orproceeding, to the fullextent permitted by Nevada law.

Insofarasindemnification for liabilities arising under the Securities Act of 1933(the“Act”) may be permitted to directors, officers and controlling persons ofourcompany pursuant to the foregoing provisions, or otherwise, we have beenadvisedthat in the opinion of the Securities and Exchange Commission,suchindemnification is against public policy as expressed in the Act andis,therefore, unenforceable.

ShareholderRightsPlan

TheBoardof Directors has approved in principle the adoption of a shareholder rightsplanthe effect of which would be to protect the current shareholders fromanyunwelcomed takeover attempt of the company.  Management is intheprocess of determining the nature of a plan but has not completedanypreliminary draft of the plan or determined any specifics related totheproposed plan.

EXECUTIVECOMPENSATION

ExecutiveCompensation

Thefollowingtable sets forth the compensation of the following “named executiveofficers”composed of our principal executive, Michael P. Kurtanjek, and ourChairman,Brian Flower, our only other executive officer whose compensationexceeded$100,000, for each of the two fiscal years ended December 31, 2009and2008:

SummaryCompensationTable

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	All Other Compensation ($)		Total ($)
Michael P. Kurtanjek,	2009	$160,800	$255,424	$14,506		$430,730
President	2008	$158,800	—	$16,932	(1)	$175,732
Brian Flower,	2009		$255,424	$139,200	(2)	$394,624
Chairman	2008	—	—	$139,200	(2)	$139,200

(1)	This amount represents the cost to us of maintaining an apartment in Chile for Mr. Kurtanjek.
(2)
This amount was paid to Trio International Capital Corp., an entity partially owned by Mr. Flower, through July 31, 2009, and to Chapelle Capital Corp., an entity owned by Mr. Flower from August 1, 2009 through year-end.

EffectiveFebruary1, 2006, we entered into a one-year renewable Management ServicesAgreement datedFebruary 6, 2006, with Mr. Kurtanjek for service as President ofour company andfor providing management of the planning, implementation, andreporting onexploration, feasibility, and project development activitiescarried out on theCerro Blanco property.  This agreement was amendedon February 1, 2006and August 31, 2007, and effective January 1, 2010, theagreement was furtherupdated and amended.  The term of the amendedagreement is for a periodof five years through December 31, 2015, and may beextended for additionalone-year terms unless it is terminated during theextended periods by eitherparty.  For Mr. Kurtanjek’s consent toextend the agreement, we grantedhim a five-year incentive warrant to purchaseup to 1,000,000 shares of ourcommon stock at $1.50 per share.  Thewarrant will vest and becomefully exercisable if on or before June 30, 2011,the closing price of our commonstock is at least $2.00 per share for fiveconsecutive trading days, if on orbefore December 31, 2012, the closing priceis at least $2.50 per share for fiveconsecutive trading days, or if on orbefore December 31, 2015, the closing priceis at least $3.00 per share for fiveconsecutive trading days.  Mr.Kurtanjek will also be entitled toparticipate in our annual management sharecompensation pool.  Underthe amended agreement we have agreed to pay amonthly fee of $15,410, plusreimbursable out-of-pocket expenses. Either partymay terminate the agreementwithout cause upon six months’ written notice and atany time forcause.  The amended agreement also provides for severancepayments inthe event of termination upon a change of control and maintainingtheconfidentiality of any proprietary information.  On December 21,2007,our board approved grants of 200,000 shares to Mr. Kurtanjek every timeaproject milestone is achieved, such as positive pre-feasibility study,pilotingand final feasibility study.  In January 2009, 200,000 sharesweregranted based upon the successful pre-feasibility study.  Inaddition,the board approved a bonus of 200,000 shares to Mr. Kurtanjek upon thelistingof our stock on the American Stock Exchange or otherseniorexchange.  In 2010 we granted Mr. Kurtanjek 252,000 fullyvestedshares valued at $289,800 for services provided in 2008 and2009.  Mr.Kurtanjek devotes essentially all of his time to thebusiness of ourcompany.

EffectiveFebruary1, 2006, we entered into a one-year renewable Management ServicesAgreement datedFebruary 6, 2006, with Trio International Capital Corp. underwhich Mr. Flowerprovided services to us as senior management.  OnApril 1, 2009, theCompany elected to terminate Trio’s Management ServicesAgreement effective July31, 2009, on a without cause basis by issuing a 120 daywritten notice oftermination.  On August 1, 2009, we entered into aManagement ServicesAgreement with Chapelle Capital Corp., a company partlyowned by BrianFlower.  Under this agreement Mr. Flower will continueto act as ourExecutive Chairman and will continue to provide managementservices previouslyprovided by Trio.  This agreement was amendedeffective January 1,2010. The term of the amended agreement is for a period offive years throughDecember 31, 2015, and may be extended for additionalone-year terms unless it isterminated during the extended periods by eitherparty.  For Mr.Flower’s consent to extend the agreement, we grantedhim a five-year incentivewarrant to purchase up to 1,000,000 shares of ourcommon stock at $1.50 pershare.  The warrant will vest and becomefully exercisable if on orbefore June 30, 2011, the closing price of our commonstock is at least $2.00 pershare for five consecutive trading days, if on orbefore December 31, 2012, theclosing price is at least $2.50 per share for fiveconsecutive trading days, orif on or before December 31, 2015, the closingprice is at least $3.00 per sharefor five consecutive tradingdays.  Mr. Flower will also be entitled toparticipate in our annualmanagement share compensation pool.  Underthe amended agreement wehave agreed to pay a monthly fee of $13,340, plusreimbursable out-of-pocketexpenses. Either party may terminate the agreementwithout cause upon sixmonths’ written notice and at any time forcause.  The amendedagreement also provides for severance payments inthe event of termination upona change of control and maintaining theconfidentiality of any proprietaryinformation.  On December 21, 2007,the board granted a bonus of200,000 fully vested shares to Mr. Flower for pastservices.  Also onDecember 21, 2007, our board approved grants of200,000 shares to Mr. Flowerevery time a project milestone is achieved, such aspositive pre-feasibilitystudy, piloting and final feasibilitystudy.  In January 2009, 200,000shares were granted based upon thesuccessful pre-feasibilitystudy.  In addition, the board approved abonus of 200,000 shares toMr. Flower upon the listing of our stock on theAmerican Stock Exchange or othersenior exchange.  In 2010 we grantedMr. Flower’s company 252,000fully vested shares valued at $289,800 for servicesprovided in 2008 and2009.  Mr. Flower devotes approximately 80% of histime to thefulfillment of the obligations under this agreement and services asExecutiveChairman of our company.

EquityAwards

Thefollowingtable sets forth certain information for the named executive officersconcerningunexercised options that were outstanding as of December 31,2009:

OutstandingEquityAwards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Michael P. Kurtanjek,	600,000	-0-	-0-	$0.50	5/31/2011
President (Principal	150,000	-0-	-0-	$0.50	8/31/2012
Executive Officer)
Brian Flower, Chairman	400,000	-0-	-0-	$0.50	1/31/2011
	150,000	-0-	-0-	$0.50	8/31/2012

Theoptionsheld by the named executive officers at year-end were granted pursuantto ourexisting Stock Option Plan adopted on August 30, 2005. Our shareholdersapprovedthe plan on November 10, 2006.  The purpose of the plan is toprovideeligible persons an opportunity to acquire a proprietary interest in ourcompanyand to participate in the profitability of the company.

Thereare3,140,000 shares of common stock authorized for stock options under theplan,which are subject to adjustment in the event of stock splits, stockdividends,and other situations.  In addition, aggregate grants to asingleperson are limited to 5% of the total number of issued and outstandingsharesand the aggregate number authorized for grants to insiders is limited to20% ofthe issued and outstanding shares.  Grants to consultants arelimitedto 2% of the issued and outstanding shares.

Theplanis administered by our Board of Directors.  Participants in theplanare to be selected by our Board of Directors.  The personseligible toparticipate in the plan are as follows:  (a) directorsof ourcompany and its subsidiaries; (b) officers of our company and itssubsidiaries;(c) employees of our company and any of its subsidiaries; and (d)those engagedby us to provide ongoing management or consulting services, orinvestorrelations activities for us or any entity controlled by us.

Thepurchaseprice under each option is established by the Board of Directors at thetime ofthe grant and may not be discounted below the maximum discount permittedunderthe policy of the Toronto Exchange.

TheBoardof Directors will fix the terms of each option, but no option can begranted fora term in excess of five years.  The Board of Directorswill notimpose a vesting schedule upon any options granted which provides forexerciseof an option for less than 25% of the shares subject to the option uponapprovalof listing of our stock on the Toronto Exchange and 12.5% everyquarterthereafter.

Duringthelifetime of the person to whom an option has been granted, only that personhasthe right to exercise the option and that person cannot assign or transferanyright to the option.

Intheevent of the death of the option holder, the options will immediately vestandmay be exercised for up to one year from the date of death.  Iftheoption holder’s relationship with us is terminated for cause, theunexercisedoptions will immediately terminate.  If the option holderretires,voluntarily resigns, or is terminated for other than cause, the optionswill beexercisable for 90 days thereafter or for 30 days if the person wasengaged ininvestor relations.

Intheevent of the corporate take-over, reorganization or change of control,theoptions will vest and the holder may exercise the options or, in the event ofacorporate reorganization, receive the kind and amount of shares orothersecurities or property that he would have been entitled to receive if hehadbeen a holder of shares of our company at the time of the reorganization, or,ifappropriate, as otherwise determined by the Board ofDirectors.

TheBoardof Directors has approved an employee benefit plan for officers, directors,andemployees to increase stockholder value and the success of the companybymotivating members of management to provide services to the company andperformto the best of their abilities, to achieve the company’s objectives, andtoallow us to minimize the cash component of compensation while at the sametimeproviding a sufficiently attractive overall compensation plan with whichtoattract and retain management.  The plan will be open todirectors,officers or employees of or consultants to our company or an affiliateof thecompany.  The pool will consist of up to 1% of the outstandingsharesat the end of each year.  Participants in the pool will bedeterminedby our Chairman subject to approval by the CompensationCommittee.

DirectorCompensation

Thefollowingtable sets forth certain information concerning the compensation ofourdirectors, excluding the named executive officers whose total compensationis setforth in the Summary Compensation Table above, for the last fiscal yearendedDecember 31, 2009:

DirectorCompensation

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)		Total ($)
Charles E. Jenkins	0	$72,000	(1)	$72,000
Howard Crosby	0	$78,000	(2)	$78,000
Cesar Lopez	0	$61,800	(3)	$61,800
Wei Lu	$3,000	$72,615	(3)	$75,615
John May	$3,000	$72,615	(3)	$75,615
(1)	This amount was paid to Mr. Jenkins as salary under our management services agreement with him.
(2)	This amount was paid to Crosby Enterprises under our Business Consulting Agreement with Mr. Crosby’scompany.
(3)
In 2009 we awarded Mr. Lopez warrants to purchase 100,000 shares at $0.50 per share, and awarded to Messrs Lu and May warrants to purchase 117,500 shares each at $0.50 per share.  Mr. Lopez resigned as a director in July 2009.  The dollar amount of the warrant grants is based upon the value recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.

OnJuly29, 2005, the board adopted a policy to compensate directors who arenotexecutive officers of the Company.  Such persons will receive$1,000plus expenses for attendance in person at each meeting of the BoardofDirectors.  They will receive $500 for attendance at such meetingsbyconference telephone.  Also on July 29, 2005, the board adoptedapolicy to compensate non-executive   directors whoaremembers of committees of the board.  These persons will receive$1,000plus expenses for attendance in person at eachcommitteemeeting.  They will receive $500 for attendance at committeemeetingsby conference telephone.  In addition, each chairman of thecommitteewill receive $1,000 per meeting they chair.

SECURITYOWNERSHIPOF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Thefollowingtable sets forth certain information furnished by current managementand others,concerning the ownership of our common stock as of May 19, 2010,of (i) eachperson who is known to us to be the beneficial owner of more than 5percent ofour common stock, without regard to any limitations on conversion orexercise ofconvertible securities or warrants; (ii) all directors and executiveofficers;and (iii) our directors and executive officers as agroup:

	Amount and Nature
Name and Address	of Beneficial		Percentage of Class (2)
of Beneficial Owner	Ownership (1)		Before Offering	After Offering

Michael P. Kurtanjek	3,585,295	(3)	9.17%	7.02%
9 Church Lane
Copthorne
West Sussex, England
RH10 3PT

Howard M. Crosby	1,041,500	(4)	2.78%	2.10%
6 East Rose Street
Walla Walla, WA 99362

Brian Flower	2,782,000	(5)	47.15%	5.47%
Suite 1508 - 999 West Hastings Street
Vancouver, British Columbia
Canada V6C 2W2

Charles E. Jenkins	647,000	(6)	1.72%	1.30%
Suite 1508 - 999 West Hastings Street
Vancouver, British Columbia
Canada V6C 2W2

Wei Lu	382,500	(7)	1.03%	*
120 Linden Street
Needham, MA 02492

John J. May	332,500	(8)	*	*
2 Belmont Mews
Camberley
Surrey GU15 2PH

Executive Officers and	8,770,795		20.89%	16.26%
Directors as a Group
(6 Persons)

Rubicon Master Fund (9)	6,594,000	(9)(10)	15.94%	12.37%
c/o Rubicon Fund Management LLP
103 Mount St.
London W1K 2TJ
United Kingdom

Kin Wong	5,600,000	(11)	14.31%	10.97%
6 Bl 23 Floor
Cts Plaza Otc
Peoples Republic of China

*Less than 1%
(1)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of May 19, 2010, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of anyotherperson.

(2)
Percentage before the offering is based on 37,120,972 shares of common stock outstanding as of May 19, 2010.  Percentage after the offering, assuming the sale of all of the shares in this offering, including the shares issuable upon conversion of the Series A Preferred stock, the outstanding warrants and options included in this offering, and the warrants issued with our units, would be 49,068,572 shares outstanding.

(3)	Includes 750,000 shares issuable pursuant to vested options and 1,225,000 stock purchase warrants.
(4)	Includes 300,000 shares issuable pursuant to vested options and 100,000 stock purchase warrants.
(5)	Includes 550,000 shares issuable pursuant to vested options and 1,225,000 stock purchase warrants.
(6)	Includes 150,000 shares issuable pursuant to stock purchase warrants and 400,000 shares issuable pursuant tovestedoptions.
(7)	Includes 82,500 shares issuable pursuant to vested options.
(8)	Includes 82,500 shares issuable pursuant to vested options.
(9)
Pursuant to Investment Agreements, each of Rubicon Fund Management Ltd. and Rubicon Fund Management LLP share all investment and voting power with respect to the securities held by Rubicon Master Fund.  Paul Anthony Brewer and Horace Joseph Leitch III share all investment and voting power with respect to Rubicon Fund Management Ltd. and Rubicon Fund Management LLP.  Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, and Horace Joseph Leitch III may be deemed to be beneficial owners of the securities held by Rubicon Master Fund.  Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, and Horace Joseph Leitch III disclaim beneficial ownership of the securities held by Rubicon Master Fund.

(10)
Includes 4,250,000 shares issuable upon exercise of warrants.  Notwithstanding the foregoing, the warrants may not be exercised if the holder of the security, together with its affiliates, after such exercise would hold 4.9% of the then issued and outstanding shares of our common stock.

(11)	Includes 2,000,000 shares issuable pursuant to stock purchase warrants.

SELLINGSTOCKHOLDERS

Thetablebelow sets forth information concerning the resale of the shares of commonstockby the selling stockholders.  We will not receive any proceedsfromthe resale of the common stock by the selling stockholders.  Wewillreceive proceeds from the exercise of the warrants.  Assuming alltheshares registered below are sold by the selling stockholders, none oftheselling stockholders will continue to own any shares of ourcommonstock.

Thefollowingtable also sets forth the name of each person who is offering theresale ofshares of common stock by this prospectus, the number of shares ofcommon stockbeneficially owned by each person, the number of shares of commonstock that maybe sold in this offering and the number of shares of common stockeach personwill own after the offering, assuming they sell all of the sharesoffered,without regard to any limitation on conversion orexercise.

Name	Beneficial Ownership Before Offering		Percentage of Common Stock Owned Before Offering		Amount to be offered for the security holder’s account	Percentage of Common Stock Owned After Offering(1)
Rubicon Master Fund(2)	6,594,000	(3)	15.9	%(3)	6,594,000	0
Phelps Dodge Corporation	1,040,000	(4)	2.8	%(4)	1,040,000	0
Zheng Rong Ye	500,000	(5)	1.3%		400,000	*
Xin Hui Qian	200,000	(6)	*		200,000	0
Hua Jiang	600,000	(7)	1.65%		600,000	0
Hai Qian Liang	2,000,000	(8)	5.2%		2,000,000	0
Wong Kin	5,600,000	(9)	14.3%		4,000,000	3.13%
Yuan Sheng Zhang	400,000	(10)	*		400,000	0
Lloyd Edwards Jones SAS	400,000	(11)	*		400,000	0
Long Short Equity Deep Discount Value 1	1,600,000	(12)	4.2%		1,600,000	0
Fredric D. Ohr IRA	200,000	(13)	*		200,000	0
Michael M. McKinstry	266,667	(14)	*		200,000	*
Leonard J. Gross	140,000	(15)	*		140,000	0
Michael P. Kurtanjek(16)	3,585,295	(17)	9.2%		450,000	*
Trio International Capital Corp.(18)	2,782,000	(19)	7.2%		1,000,000	*
Charles E. Jenkins (20)	647,000	(21)	1.7%		300,000	*
Crosby Enterprises (22)	1,041,500	(23)	2.86%		500,000	1.09%
Objective Equity LLC(24)	77,600	(25)	*		77,600	0
TOTAL	27,674,062				20,101,600

*Lessthan 1%
(1)	Assumes that all securities registered will be sold by us and the selling stockholders, in which event 49,068,572 would be outstanding.
(2)
Pursuant to Investment Agreements, each of Rubicon Fund Management Ltd. and Rubicon Fund Management LLP share all investment and voting power with respect to the securities held by Rubicon Master Fund.  Paul Anthony Brewer and Horace Joseph Leitch III share all investment and voting power with respect to Rubicon Fund Management Ltd. and Rubicon Fund Management LLP.  Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer and Horace Joseph Leitch III may be deemed to be beneficial owners of the securities held by Rubicon Master Fund.  Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer and Horace Joseph Leitch III disclaim beneficial ownership of the securities held by Rubicon Master Fund.

(3)
Includes 4,250,000 shares issuable upon exercise of warrants, which are convertible and exercisable within 60 days.  Notwithstanding the foregoing, the shares of the warrants may not be converted or exercised if the holder of the security, together with its affiliates, after such conversion or exercise would hold 4.9% of the then issued and outstanding shares of our common stock.

(4)
Includes 1,000,000 shares issuable upon conversion of 625,000 Series A Convertible Preferred Shares, which are convertible within 60 days.  Notwithstanding the foregoing, the shares of the Series A Convertible Preferred Stock may not be converted if the holder of the security, together with its affiliates, after such conversion would hold 4.9% of the then issued and outstanding shares of our common stock.

(5)	Includes 200,000 shares issuable upon exercise of common stock purchase warrants.
(6)	Includes 100,000 shares issuable upon exercise of common stock purchase warrants.
(7)	Includes 300,000 shares issuable upon exercise of common stock purchase warrants.
(8)	Includes 1,000,000 shares issuable upon exercise of common stock purchase warrants.
(9)	Includes 2,000,000 shares issuable upon exercise of common stock purchase warrants.
(10)	Includes 200,000 shares issuable upon exercise of common stock purchase warrants.
(11)	Includes 200,000 shares issuable upon exercise of common stock purchase warrants.
(12)	Includes 800,000 shares issuable upon exercise of common stock purchase warrants.
(13)	Includes 100,000 shares issuable upon exercise of common stock purchase warrants.
(14)	Includes 100,000 shares issuable upon exercise of common stock purchase warrants.
(15)	Includes 70,000 shares issuable upon exercise of common stock purchase warrants.
(16)	Mr. Kurtanjek has served as a director and our President and CEO since February 2004.
(17)	Includes 1,225,000 shares issuable upon exercise of common stock purchase warrants and 750,000 shares issuable upon exercise of common stock purchase options.
(18)
Brian Flower, our Chairman, is a principal of Trio International Capital Corp.  Mr. Flower has served as our Chairman since September 8, 2006, and served as our Chief Financial Officer from February 2005 through September 8, 2006.  He was first elected as a director in 2005.  Trio had a consulting agreement with us from February 2006 to July 2009, to provide management and administrative services, including the services of Mr. Flower.  In addition, Trio, through its wholly owned subsidiary Beacon Hill Shipping Ltd, has entered into an agreement with us to provide ocean transportation services to us for any minerals shipped from our mining properties in Chile.  Trio also provided us office space in Vancouver, British Columbia, through July 31, 2009.  These same services previously provided by Trio are now provided by Chapelle Capital Corp., an entity owned and controlled byMr.Flower.

(19)	Includes 1,225,000 shares issuable upon exercise of common stock purchase warrants and 550,000 shares issuable upon exercise of common stock purchase options held by Trio.
(20)	Mr. Jenkins has served as our CFO since September 8, 2006 and has been a director since August 31, 2007.
(21)	Includes 150,000 shares issuable upon exercise of common stock purchase warrants and 400,000 shares issuable upon exercise of common stock purchase options.
(22)
Crosby Enterprises is controlled by Howard M. Cosby, who has been a director since 2004.  Since August 1, 2005, Mr. Crosby provides financial consulting and public relations services to us pursuant to a consulting agreement with Crosby Enterprises on a month-to-month basis.

(23)	Includes 100,000 shares issuable upon exercise of common stock purchase warrants and 300,000 shares issuable upon exercise of common stock purchase options.
(24)	Objective Equity LLC has served as a financial consultant for us and has assisted in our fundraising efforts. Objective is an NASD-registered broker-dealer.
(25)
Represents 77,600 shares issuable upon exercise of common stock purchase warrants.  The warrants are shared among the three members of the limited liability company as follows:  Kent and Catherine Williams 2007 Trust, 22,633 warrants; Doug Cole, 22,634 warrants; Delores O’Connor, 22,633 warrants; and David Riedel, 9,700 warrants.

Thenumberand percentage of shares beneficially owned is determined in accordancewith Rule13d-3 of the Securities Exchange Act of 1934, and the information isnotnecessarily indicative of beneficial ownership for anyotherpurpose.  Under such rule, beneficial ownership includes anyshares asto which the selling stockholders has sole or shared voting power orinvestmentpower and also any shares, which the selling stockholders has theright toacquire within 60 days.

RubiconMasterFund and Phelps Dodge have each contractually agreed to restrict itsability toconvert the Series A shares or exercise the warrants and receiveshares ofour common stock such that the number of shares of common stock heldby each inthe aggregate and their affiliates after such conversion or exercisedoes notexceed 4.9% of the then issued and outstanding shares ofcommonstock.  Accordingly, the number of shares of common stock setforth inthe table for these selling stockholders exceeds the number of shares ofcommonstock that the selling stockholders could own beneficially at any giventimethrough their ownership of the convertible preferred shares andthewarrants.  In that regard, the beneficial ownership of thecommonstock by the selling stockholder set forth in the table is not determinedinaccordance with Rule 13d-3 under the Securities Exchange Act of 1934,asamended.

PurchaseofMining Concessions from Phelps Dodge

Onorabout September 5, 2003, Sociedad Contractual Minera White MountainTitanium,formerly known as Compania Minera Rutile Resources Limitada, formallyknown asMinera Royal Silver Limitada, a subsidiary of GreatWall Minerals Ltd. atthetime, and Compania Contractual Minera Ojos del Salado, a Chileanoperatingsubsidiary of Phelps Dodge Corporation, entered into a Transfer ofContract andMortgage Credit agreement for the purchase by GreatWall’s subsidiaryof theinitial nine mining registered exploitation concessions located in Chileforwhich Compania Contractual Minera Ojos del Salado heldamortgage.  Pursuant to the transfer agreement, CompaniaContractualMinera Ojos del Salado sold and transferred its mortgage right to theminingconcessions to GreatWall’s subsidiary.  Subject to the terms ofthetransfer agreement, Compania Minera Rutile Resources Limitada was obligatedtopay $650,000 to Compania Contractual Minera Ojos del Salado for its transferofthe mortgage to GreatWall’s subsidiary, payable $50,000 within thirty daysofthe transfer agreement, $50,000 on March 4, 2004, and $50,000 on September5,2004, and was obligated to pay $500,000 on September 4, 2005, which datewasextended by mutual consent of the parties to September 9,2005.  Theoriginal transfer agreement was negotiated between themanagement of GreatWalland Phelps Dodge, and as a result of the merger ofGreatWall into our company,Compania Minera Rutile Resources Limitada became ourwholly ownedsubsidiary.  The initial payment of $50,000 was paid byGreatWallprior to its merger into our company in February 2004.  Thesubsequentpayments of $50,000 each on March 4, 2004, and September 5, 2004, werepaid byus.  Prior to the final payment, Compania Contractual MineraOjos delSalado transferred by dividend the right to receive the final paymentfrom ourChilean subsidiary to its parent corporation, PD Ojos del Salado, Inc.,aDelaware corporation, and PD Ojos del Salado, Inc. subsequently transferredbydividend the right to receive the final payment from to its parentcorporation,Phelps Dodge.  In September 2005, we completed a debtconversionagreement with Phelps Dodge whereby we issued 625,000 shares of SeriesAConvertible Preferred Stock and warrants to purchase 625,000 shares ofourcommon stock as consideration for the final payment of $500,000 owed undertheproperty payment schedule.  The warrants expired on September7,2009.  Effective July 2007, pursuant to a repricing provision ofthedebt conversion agreement, the number of common shares issuable for the625,000preferred shares was increased to 1,000,000.

FundingTransactionwith Rubicon Master Fund

OnJuly11, 2005, we closed the Securities Purchase Agreement with Rubicon MasterFundon $5,000,000 in equity financing and issued to Rubicon 6,250,000 sharesofSeries A Convertible Preferred Stock and common stock purchase warrantstopurchase 6,250,000 shares of our common stock.  Each share of SeriesAConvertible Preferred Stock is convertible into our common shares attheeffective rate of one share of our common stock for each share of thepreferredstock converted and each warrant is exercisable at $1.25 per share atany timethrough July 11, 2009.  The Series A stock and the warrantsalsocontain provisions adjusting the conversion and exercise prices in theeventthat we issue our common stock, or instruments convertible into shares ofourcommon stock, at prices below the conversion price of the Series A shares ortheexercise price of the warrants.  We have also agreed not to issueourcommon stock, or instruments convertible into shares of our common stock,atprices below the market value of our common stock.  Pursuant totherepricing provisions of the warrant agreement, the warrants are nowexercisableat $0.50 per share.   Also, in September 2007, Rubiconconvertedall of its preferred shares into 6,250,000 common shares, all of whichit hassold.

Pursuanttothe Securities Purchase Agreement that we entered into with Rubicon, wewereobligated to file the registration statement of which this prospectus is apartwith the Securities and Exchange Commission on or before October31,2005.  The registration rights provisions of the SecuritiesPurchaseAgreement require us to file a registration statement at our expense toregisterthe shares of common stock underlying the Series A stock and thewarrants on orbefore October 31, 2005.  We are also required under theagreement touse our commercially reasonable efforts to cause the registrationstatement tobe declared effective by the SEC as promptly as possible afterfiling, but inany event prior to January 31, 2006.  In the event thattheregistration statement is not filed on or before October 31, 2005, ordeclaredeffective by January 31, 2006, then we have agreed to pay liquidateddamages toRubicon equal to 1% of the purchase price of the securities paid bythem foreach month we fail to meet these requirements.  This paymentof theliquidated damages does not relieve us from our obligations to registertheshares.  Additional events which would trigger the liquidateddamagesprovision include the following:  In the event we fail to filearequired post-effective amendment within ten trading days after ourregistrationstatement is no longer effective or if the post-effective amendmentis notdeclared effective within 21 days following the deadline to filethepost-effective amendment; if we fail to have our common stock listed onadesignated U.S. or Canadian exchange or Nasdaq, or quoted on the OTCBulletinBoard by January 31, 2006; or in the event the selling stockholders arenotpermitted to sell their shares for any reason pursuant to this prospectusorpursuant to registration in Canada for either 10 consecutive trading days orfor30 trading days in any 365 day period.  We have also agreed nottofile a primary registration of our shares for our own account either in theU.S.or Canada prior to the effective date of the registration of whichthisprospectus is a part.

DebtConversionTransaction with Phelps Dodge Corporation

OnSeptember7, 2005, we amended the Securities Purchase Agreement with Rubicon toinclude atransaction with the prior owner of our mining concessions, PhelpsDodge, inwhich we issued 625,000 shares of Series A Convertible Preferred Stockand commonstock purchase warrants to purchase 625,000 shares of our commonstock underidentical terms as with Rubicon.  Effective July 2007, theconversionratio for the preferred shares was increased to 1,000,000commonshares.  These securities were issued in satisfaction of thefinalpayment of $500,000 due to Phelps Dodge in connection with the purchase ofourChilean mining concessions.  The warrants granted to PhelpsDodgeexpired on September 7, 2009.

AmendmenttoSecurities Purchase Agreement

On May5,2006, we entered into an amendment to the Securities Purchase AgreementwithRubicon and Phelps Dodge.  The amendment was necessitated byourinability to obtain effectiveness of the registration statement of whichthisprospectus is a part by January 31, 2006, as required intheagreement.  Pursuant to the amendment, we issued 400,000 sharestoRubicon and 40,000 shares to Phelps Dodge in settlement of the breach ofthisprovision of the agreement by us.  In addition, we eliminatedanyfurther damages provisions pertaining to the effectiveness of theregistrationstatement and the need to obtain a listing of our common stock on aCanadianexchange.  These shares have been included in theregistrationstatement of which this prospectus is a part.

ExerciseofWarrants by Rubicon

On May7,2009, we entered into an Exchange Agreement with Rubicon through whichitexercised outstanding warrants to purchase 2,000,000 shares of our commonstockat $0.50 per share for gross proceeds to us of$1,000,000.  Theclosing of the agreement, payment of the funds, andissuance of the sharesoccurred on May 8, 2009.  In addition, theremaining 4,250,000warrants held by Rubicon were extended to April 1, 2011, anda cashless exerciseprovision was added to the warrants in the event we fail toreasonably maintainan effective registration statement for the shares issuableupon exercise of thewarrants.

DESCRIPTIONOFSECURITIES

CommonStock

Thesharesregistered pursuant to the registration statement, of which thisprospectus is apart, are shares of common stock, all of the same class andentitled to the samerights and privileges as all other shares of commonstock.

Weareauthorized to issue up to 100,000,000 shares of $.001 par valuecommonstock.  The holders of common stock, including the sharesofferedhereby, are entitled to equal dividends and distributions, per share,withrespect to the common stock when, as and if declared by the Board ofDirectorsfrom funds legally available therefore.  No holder of anyshares ofcommon stock has a pre-emptive right to subscribe for any securities ofourcompany nor are any common shares subject to redemption or convertibleintoother securities of our company.  Upon liquidation, dissolutionorwinding up of our company, and after payment of creditors, the assets willbedivided pro-rata on a share-for-share basis among the holders of the sharesofcommon stock.

Eachshareof common stock is entitled to one vote with respect to the election ofanydirector or any other matter upon which shareholders are required orpermitted tovote.  Under Nevada corporate law, holders of ourcompany’s commonstock do not have cumulative voting rights, so that the holdersof more than 50%of the combined shares voting for the election of directors mayelect all of thedirectors, if they choose to do so and, in that event, theholders of theremaining shares will not be able to elect any members to ourboard ofdirectors.

TheBoardof Directors has approved in principle the adoption of a shareholder rightsplanthe effect of which would be to protect the current shareholders fromanyunwelcomed takeover attempt of the company.  Management is intheprocess of determining the nature of a plan but has not completedanypreliminary draft of the plan or determined any specifics related totheproposed plan.

SeriesAConvertible Preferred Stock

Weareauthorized to issue 20,000,000 preferred shares and have outstanding625,000preferred shares designated as Series A Convertible Preferred Stock, parvalue$0.001 per share.  The Series A shares have the following rightsandpreferences:

•
The Series A shares are convertible into shares of our common stock at any time.  The conversion ratio of the Series A Convertible Preferred Stock is determined according to a formula computed by dividing the stated value of the preferred stock, which is designated as $0.80 per share, by the conversion price of the preferred stock, which is $0.50 per share, subject to the following limitations and conditions:

o
If we issue or sell shares of our common stock, or grant options or other convertible securities which are exercisable or convertible into our common shares, at prices less than the conversion price of our Series A shares, then the conversion price of the Series A shares will be reduced to this lower sale orconversionprice.

o	The Series A shares may not be converted into common shares if the beneficial owner of such shares would thereafter exceed 4.99% of the outstanding common shares.
o
We are also not obligated to convert the Series A shares if the issuance of the common shares would exceed the number of shares of common stock which we may issue upon conversion of our preferred shares without breaching any obligations under the rules or regulations of the principal market for our common shares.

•
The holders of the Series A shares are entitled to the number of votes equal to the number of whole shares of common stock into which they are convertible.  The Series A shares vote together with the holders of the common stock, except as providedbylaw.

•
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of the Series A shares will  be entitled to receive a pro rata amount of the funds available for liquidation with the holders of the common stock as though the Series A shares were converted.

•
The holders of the Series A shares are entitled to such dividends paid and distributions made to the holders of our common stock to the same extent as if such holders of the Series A shares had converted their preferred shares into common stock.

•	The holders of the Series A shares do not have any preemptive rights to purchase shares of our commonstock.
•	There are no redemption or sinking fund provisions applicable to the Series A shares.

OutstandingWarrants

Wehaveissued and outstanding warrants to purchase 4,250,000 to Rubicon MasterFund,one of the selling stockholders herein.  These warrantsareexercisable immediately at an exercise price of $0.50 per share, providedthatif we issue or sell shares of our common stock, or grant options orotherconvertible securities which are exercisable or convertible into ourcommonshares, at prices less than this exercise price, then the exercise priceofthese warrants will be reduced to this lower sale orconversionprice.  The warrants expire on April 1, 2011.  Thewarrantsmay also be exercised on a cashless basis in the event we fail toreasonablymaintain an effective registration statement for the shares issuableuponexercise of the warrants.  Also, these warrants may not beexercisedif the beneficial owner of such shares would thereafter exceed 4.99% oftheoutstanding common shares.  In the event of a subdivisionorcombination of our common shares, the exercise price in effect immediatelypriorto such subdivision or combination and the number of shares issuableuponexercise will be proportionately adjusted.  The warrant holdersarealso entitled to certain antidilution rights in the event of a proratadistribution to the shareholders.  In the event ofanyrecapitalization, reorganization, reclassification, consolidation, merger,saleof all or substantially all of our assets to another person or othertransactioneffected in such a way that holders of our common stock would beentitled toreceive securities or assets with respect to or in exchange for ourcommonstock, the warrant holder will be entitled to exchange his warrant forasecurity of the acquiring entity substantially similar in form and substancetothis warrant.

Wealsohave issued and outstanding warrants to purchase 5,847,600 to certain oftheselling stockholders herein.  These three-year warrantsareexercisable immediately at an exercise price of $0.60pershare.  Because the closing price of our common stock was at orover$0.90 per share for 20 consecutive days, we have the right to acceleratetheexpiry of the warrants upon giving 30 days notice to theholdersthereof.  The warrant holders are entitled to certainantidilutionrights in the event of a pro rata distribution totheshareholders.  In the event of any recapitalization,reorganization,reclassification, consolidation, merger, sale of all orsubstantially all of ourassets to another person or other organic change, thewarrant holder will beentitled to exchange his warrant for a security of theacquiring entitysubstantially similar in form and substance to this warrant ordemand thepayment of the value of the warrant.

Options

Sharesissuableupon exercise of the following options are included for resale inthisprospectus:

OnAugust1, 2006, we granted to Crosby Enterprises options to purchase up to200,000shares of our common stock.  These options are immediatelyexercisableat $0.50 per share and expire on August 1, 2011.  On August31, 2007,we granted to Crosby Enterprises options to purchase up to 100,000shares of ourcommon stock at $0.50 per share.  These options areimmediatelyexercisable and expire on August 31, 2012.

OnJanuary31, 2005, we granted to Trio International Capital Corp. options topurchase upto 400,000 shares of our common stock at $0.50 pershare.  Theseoptions are immediately exercisable at $0.50 per shareand expire on January 31,2011.  On August 31, 2007, we granted toTrio International CapitalCorp. options to purchase up to 150,000 shares of ourcommon stock at $0.50 pershare.  These options are immediatelyexercisable and expire on August31, 2012.

PLANOFDISTRIBUTION

Weareregistering outstanding shares of Common Stock and shares of Commonstockissuable upon conversion of the outstanding shares of Series AConvertiblePreferred Stock and exercise of the warrants and options to permitthe resale ofsuch shares of common stock by the selling stockholders, from timeto time afterthe date of this prospectus.  We will not receive any ofthe proceedsfrom the sale by the selling stockholders of such shares of ourcommonstock.  We will bear all fees and expenses incident to ourobligationto register these shares of common stock.

Thesellingstockholders, or their pledgees, donees, transferees orothersuccessors-in-interest, may offer the shares of our common stock for resaleatprevailing market prices on the OTC Bulletin Board, in isolated transactions,orin a combination of such methods of sale.  They may sell theirsharesat fixed prices that may be changed, at market prices prevailing at thetime ofsale, at prices related to prevailing market prices, or at negotiatedpriceswith institutional or other investors, or, when permissible, pursuant totheexemption of Rule 144 under the Securities Act of 1933.  Thesesalesmay be effected in transactions, which may involve crosses orblocktransactions, in any one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers which have agreed with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods ofsale;and

•	any other method permitted pursuant to applicable law.

Iftheselling stockholders effect such transactions by selling shares of ourcommonstock to or through underwriters, broker-dealers or agents, suchunderwriters,broker-dealers or agents may receive commissions in the form ofdiscounts,concessions or commissions from the selling stockholders orcommissions frompurchasers of the shares of common stock for whom they may actas agent or towhom they may sell as principal (which discounts, concessions orcommissions asto particular underwriters, broker-dealers or agents may be inexcess of thosecustomary in the types of transactions involved).  Inconnection withsales of the shares of our common stock or otherwise, the sellingstockholdersmay enter into hedging transactions with broker-dealers, which mayin turnengage in short sales of the shares of common stock in the course ofhedging inpositions they assume.  The selling stockholders may alsosell sharesof our common stock short and deliver shares of common stock coveredby thisprospectus to close out short positions and to return borrowed sharesinconnection with such short sales.  The selling stockholders mayalsoloan or pledge shares of our common stock to broker-dealers that in turnmaysell such shares.

Thesellingstockholders may pledge or grant a security interest in some or all ofthepreferred shares and warrants or shares of our common stock owned by themand, ifthey default in the performance of their secured obligations, thepledgees orsecured parties may offer and sell the shares of common stock fromtime to timepursuant to this prospectus or any amendment to this prospectusunder Rule424(b)(3) or other applicable provision of the Securities Act of1933, asamended, amending, if necessary, the list of selling stockholders toinclude thepledgee, transferee or other successors in interest as sellingstockholders underthis prospectus.  The selling stockholders also maytransfer and donatethe shares of common stock in other circumstances in whichcase the transferees,donees, pledgees or other successors in interest will bethe selling beneficialowners for purposes of this prospectus.

Thesellingstockholders and any broker-dealer participating in the distribution oftheshares of Common stock may be deemed to be “underwriters” within the meaningofthe Securities Act, and any commission paid, or any discounts orconcessionsallowed to, any such broker-dealer may be deemed to be underwritingcommissionsor discounts under the Securities Act.  At the time aparticularoffering of the shares of common stock is made, a prospectussupplement, ifrequired, will be distributed which will set forth the aggregateamount ofshares of common stock being offered and the terms of the offering,includingthe name or names of any broker-dealers or agents, any discounts,commissionsand other terms constituting compensation from the sellingstockholders and anydiscounts, commissions or concessions allowed or reallowedor paid tobroker-dealers.

Underthesecurities laws of some states, the shares of our common stock may be soldinsuch states only through registered or licensed brokersordealers.  In addition, in some states the shares of common stockmaynot be sold unless such shares have been registered or qualified for saleinsuch state or an exemption from registration or qualification is availableandis complied with.

Therecanbe no assurance that any selling stockholder will sell any or all of thesharesof common stock registered pursuant to the registration statement, ofwhich thisprospectus forms a part.

Thesellingstockholders and any other person participating in such distributionwill besubject to applicable provisions of the Securities Exchange Act of 1934,asamended, and the rules and regulations thereunder, including, withoutlimitation,Regulation M of the Exchange Act, which may limit the timing ofpurchases andsales of any of the shares of common stock by the sellingstockholders and anyother participating person.  Regulation M mayalso restrict the abilityof any person engaged in the distribution of theshares of common stock to engagein market-making activities with respect to theshares of commonstock.  All of the foregoing may affect themarketability of the sharesof common stock and the ability of any person orentity to engage inmarket-making activities with respect to the shares ofcommon stock.

Wewillpay all expenses of the registration of the shares of common stock pursuanttothe registration rights provisions contained in the SecuritiesPurchaseAgreement with between us and the selling stockholders; provided,however, thata selling stockholder will pay all underwriting discounts andsellingcommissions, if any.  We will indemnify the sellingstockholdersagainst liabilities, including some liabilities under the SecuritiesAct, inaccordance with the registration rights agreements, or the sellingstockholderswill be entitled to contribution.  We may be indemnifiedby theselling stockholders against civil liabilities, including liabilitiesunder theSecurities Act, that may arise from any written information furnishedto us bythe selling stockholders specifically for use in this prospectus, inaccordancewith the related registration rights provisions, or we may be entitledtocontribution.

Thesellingstockholders have advised us that they have not entered into anyagreements,understandings or arrangements with any underwriters orbroker-dealers regardingthe sale of the shares, nor is there an underwriter orcoordinating broker actingin connection with the proposed sale of the shares bythe sellingstockholders.  If we are notified by any one or moresellingstockholders that any material arrangement has been entered into withabroker-dealer for the sale of shares through a block trade, specialoffering,exchange distribution or secondary distribution or a purchase by abroker ordealer, we will file, or cause to be filed, a supplement to thisprospectus, ifrequired, pursuant to Rule 424(b) under the Securities Act,disclosing (i) thename of each such selling stockholder and of the participatingbroker-dealer(s),(ii) the number of shares involved, (iii) the price at whichsuch shares weresold, (iv) the commissions paid or discounts or concessionsallowed to suchbroker-dealer(s), where applicable, (v) that suchbroker-dealer(s) did notconduct any investigation to verify the information setout or incorporated byreference in this prospectus, and (vi) other factsmaterial to thetransaction.

Oncesoldunder the registration statement, of which this prospectus forms a part,theshares of common stock will be freely tradable in the hands of personsotherthan our affiliates.

Thesellingstockholders are not restricted as to the price or prices at which theymay selltheir shares.  Sales of the shares may have an adverse effecton themarket price of the common stock.  Moreover, the sellingstockholdersare not restricted as to the number of shares that may be sold atany time, andit is possible that a significant number of shares could be soldat the sametime, which may have an adverse effect on the market price of thecommonstock.

LEGALMATTERS

Thevalidityof the shares of common stock offered under this prospectus is beingpassed uponfor us by Ronald N. Vance, Attorney at Law, Salt LakeCity,Utah.

EXPERTS

Ourfinancialstatements for the years ended December 31, 2009 and 2008 appearing inthisprospectus which is part of a registration statement have been audited bySmytheRatcliffe, LLP, and are included in reliance upon such reports given upontheauthority of Smythe Ratcliffe, as experts in accountingandauditing.

Certaininformationwith respect to the mineralization and economic estimates of ourCerro Blancoproject incorporated in this prospectus is derived from NI 43-101reports ofThomas A. Henricksen, PhD and has been incorporated in thisprospectus upon theauthority of Mr. Henricksen as an expert with respect to thematters covered bythe reports.  In addition, certain informationincluded in the reportsof Mr. Hennricksen has been derived from reports byAMEC-Cade, NCL Ingenieria yConstruccion, SGS Lakefield, and ArcadisGeotechnica, upon their authority asexperts with respect to the matters coveredby their reports.

ADDITIONALINFORMATION

Wehavefiled a registration statement on Form SB-2 under the Securities Act of1933, asamended, (SEC File No. 333-129347) and, a registration statement on Form S-1underthe Securities Act of 1933, as amended (SEC File No. 333-148644), relating to the shares of commonstockbeing offered by this prospectus, and reference is made to suchregistrationstatements.  This prospectus constitutes the prospectus ofWhiteMountain Titanium Corporation, filed as part of the registrationstatements, andit does not contain all information in the registrationstatements, as certainportions have been omitted in accordance with the rulesand regulations of theSecurities and Exchange Commission.

Wearerequired to file reports and other documents with the SEC.  We donotpresently intend to voluntarily furnish you with a copy of ourannualreport.  You may read and copy any document we file withtheSecurities and Exchange Commission at the public reference room oftheCommission between the hours of 9:00 a.m. and 5:00 p.m., except federalholidaysand official closings, at 100 F Street, NE, Room 1580, Washington,D.C.20549.  You should call (202) 551-8090 for more information onthepublic reference room.  Our SEC filings are also available to youonthe Internet website for the Securities and Exchange Commission at http://www.sec.gov.

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Balance Sheets
(US Funds)

	March 31, 2010	December 31, 2009
	(Unaudited)

Assets
Current
Cash and cash equivalents	$799,833	$1,343,994
Prepaid expenses	171,404	57,546
Receivables	55,552	50,443
Total Current Assets	1,026,789	1,451,983
Property and Equipment (Note 2)	68,502	73,927
Mineral Properties	651,950	651,950

Total Assets	$1,747,241	$2,177,860

Liabilities
Current
Accounts payable and accrued liabilities	$53,994	$188,534
Total Current Liabilities	53,994	188,534
Other Liabilities – Warrants (Note 3(d))	1,986,025	2,956,725

Total Liabilities	2,040,019	3,145,259

Stockholders’ Deficit
Preferred Stock and Paid-in Capital in Excess
of $0.001 Par Value (Note 3(a))
20,000,000 Shares authorized
625,000 (December 31, 2009 – 625,000) shares issued and outstanding	500,000	500,000

Common Stock and Paid-in Capital in Excess
of $0.001 Par Value (Note 3(a))
100,000,000 Shares authorized
37,120,972 (December 31, 2009 – 36,400,972) shares issued and outstanding	22,488,100	21,660,100
Obligation to Issue Shares (Note 3(e))	60,000	-
Deficit Accumulated During the Exploration Stage	(23,340,878)	(23,127,499)

Total Stockholders’ Deficit	(292,778)	(967,399)

Total Liabilities and Stockholders’ Deficit	$1,747,241	$2,177,860

See notes to unaudited consolidated financial statements.

1

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Condensed Statements of Operations
(US Funds)

			Cumulative Period
			from Inception
			(November 13,
			2001) through
	Three months ended March 31,		March 31,
	2010	2009	2010
	(Unaudited)	(Unaudited)	(Unaudited)
Expenses
Advertising and promotion	$4,587	$15,096	$231,251
Amortization	6,896	6,388	148,001
Bank charges and interest	2,468	1,084	30,036
Consulting fees (Note 3(c))	102,829	38,491	2,084,614
Consulting fees – directors and officers (Notes 3(c)	521,130	253,035	4,580,949
Engineering consulting	-	-	694,836
Exploration	75,288	133,628	4,595,812
Filing fees	4,892	1,397	57,769
Insurance	10,477	8,688	256,699
Investor relations, net	-	-	769,989
Licenses, taxes and filing fees, net	(2,415)	9,587	377,532
Management fees (Note 3(c))	329,820	34,800	1,865,410
Office (Note 3(c))	48,218	4,633	234,753
Professional fees	24,971	24,727	1,569,885
Rent	20,716	16,579	411,813
Telephone	3,414	3,010	93,220
Transfer agent fees	921	640	15,439
Travel and vehicle	23,692	36,626	1,027,321

Loss Before Other Items	(1,177,904)	(588,409)	(19,045,329)
Gain on Sale of Marketable Securities	-	-	87,217
Loss on Sale of Assets	-	(7,465)	(19,176)
Adjustment to Market for Marketable Securities	-	-	(67,922)
Foreign Exchange Gain (Loss)	(9,189)	6,953	(232,289)
Interest Income	3,014	374	350,157
Dividend Income	-	-	4,597
Change in Fair Value of Warrants (Note 3(d))	970,700	-	(2,185,024)
Financing Agreement Penalty	-	-	(330,000)

Net Loss and Comprehensive Loss for Period	(213,379)	(588,547)	(21,437,769)
Preferred stock dividends	-	-	(1,537,500)

Net Loss Available for Distribution	$(213,379)	$(588,547)	$(22,975,269)

Basic and Diluted Loss Per Common Share (Note 4)	$(0.01)	$(0.02)
Weighted Average Number of Shares of
Common Stock Outstanding	36,752,972	32,324,133

See notes to unaudited consolidated financial statements.

2

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Condensed Statements of Cash Flows
(US Funds)

			Cumulative Period
			from Inception
			(November 13,
			2001) through
	Three months ended March 31,		March 31,
	2010	2009	2010
	(Unaudited)	(Unaudited)	(Unaudited)
Operating Activities
Net loss for period	$(213,379)	$(588,547)	$(21,437,769)
Items not involving cash
Amortization	6,896	6,388	136,290
Stock-based compensation	-	11,335	3,188,211
Loss on sale of assets	-	7,465	19,176
Common stock issued for services	828,000	164,000	3,345,630
Change in value of warrants	(970,700)	-	2,185,025
Financing agreement penalty	-	-	330,000
Adjustment to market on marketable
securities	-	-	67,922
Gain on sale of marketable securities	-	-	(87,217)
Non-cash resource property expenditures	-	-	600,000
Changes in non-cash working capital
Receivables	(5,109)	(2,731)	(55,552)
Marketable securities	-	-	19,295
Accounts payable and accrued liabilities	(134,540)	14,928	(192,087)
Prepaid expenses	(113,858)	(15,660)	74,676

Cash Used in Operating Activities	(602,690)	(402,822)	(11,806,400)

Investing Activities
Proceeds on sale of surplus assets	-	6,630	6,630
Addition to property and equipment	(1,471)	-	(230,598)
Addition to mineral property	-	-	(651,950)

Cash Provided by (Used in) Investing Activities	(1,471)	6,630	(875,918)

Financing Activities
Repayment of long-term debt	-	-	(100,000)
Issuance of preferred stock for cash	-	-	5,000,000
Issuance of common stock for cash	-	-	8,290,980
Stock subscriptions received	60,000	-	180,000
Stock subscriptions receivable	-	-	111,000
Working capital acquired on acquisition	-	-	171

Cash Provided by Financing Activities	60,000	-	13,482,151

Inflow (Outflow) of Cash and Cash Equivalents	(544,161)	(396,192)	799,833
Cash and Cash Equivalents,
Beginning of Period	1,343,994	1,475,460	-

Cash and Cash Equivalents, End of Period	$799,833	$1,079,268	$799,833

Supplemental Cash Flow Information
Income tax paid	$-	$-	$-
Interest paid	$-	$-	$-

Shares Issued for
Settlement of debt	$-	$-	$830,000
Services	$828,000	$164,000	$2,785,630

See notes to unaudited consolidated financial statements.

3

WHITE MOUNTAIN TITANIUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficit)
(US Funds)

	Shares of Common Stock	Common Stock and Paid-In Capital in Excess of Par Value	Shares of Preferred Stock	Preferred Stock and Paid-in Capital in Excess of Par Value	Share Subscriptions Received/ Obligation to issue shares	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance, December 31, 2008	32,004,042	$17,930,947	625,000	$500,000	$-	$(16,183,119)	$2,247,828
Stock-based compensation (Note 3(c))	-	1,024,122	-	-	-	-	1,024,122
Warrants exercised (Note3(d))	2,100,000	1,045,340	-	-	-	-	1,045,340
Private placement (Note 3(b))	1,496,930	900,691	-	-	-	-	900,691
Reduction in warrant liability on exercise of 2,000,000 warrants	-	199,000	-	-	-	-	199,000
Common stock issued for services (Note 3(c))	800,000	560,000	-	-	-	-	560,000
Cumulative effect of change in accounting principle (Note 5)	-	-	-	-	-	(1,084,375)	(1,084,375)
Net loss for the year	-	-	-	-	-	(5,860,005)	(5,860,005)
Balance, December 31, 2009	36,400,972	21,660,100	625,000	500,000	-	(23,127,499)	(967,399)
Shares issued for services (Note 3(c))	720,000	828,000	-	-	-	-	828,000
Share subscriptions received/obligation to issue shares	-	-	-	-	60,000	-	60,000
Net loss for the period	-	-	-	-	-	(213,379)	(213,379)
Balance, March 31, 2010	37,120,972	$22,488,100	625,000	$500,000	$60,000	$(23,340,878)	$(292,778)

See notes to unaudited consolidated financial statements.

4

1.	NATURE OF BUSINESS AND BASIS OF PRESENTATION

White Mountain Titanium Corporation (the “Company”) currently has no ongoing operations.  Its principal business is to advance exploration and development activities on the Cerro Blanco rutile (titanium dioxide) property (“Cerro Blanco”) located in Region III of northern Chile.  The Company is considered an exploration stage company and its financial statements are presented in a manner similar to a development stage company as defined in Accounting Standards Codification Topic 915 "Development Stage Entities".

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2010 and for the period then ended have been made.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these consolidated condensed financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s December 31, 2009 audited consolidated financial statements included elsewhere in this registration statement.  The results of operations for the period ended March 31 2010 are not necessarily indicative of the operating results for the full year.

2.	PROPERTY AND EQUIPMENT

	March 31, 2010
		Accumulated
	Cost	Amortization	Net
	(Unaudited)

Vehicles	$54,167	$39,726	$14,441
Office furniture	18,287	4,204	14,083
Office equipment	11,311	4,666	6,645
Computer equipment	8,197	5,600	2,597
Computer software	1,541	721	820
Field equipment	62,814	32,898	29,916

	$156,317	$87,815	$68,502

	December 31, 2009
		Accumulated
	Cost	Amortization	Net

Vehicles	$54,153	$38,031	$16,122
Office furniture	17,712	3,189	14,523
Office equipment	10,828	4,139	6,689
Computer equipment	8,197	5,192	3,005
Computer software	1,142	664	478
Field equipment	62,814	29,704	33,110

	$154,846	$80,919	$73,927

5

3.	CAPITAL STOCK

(a)	Common stock

The Company’s authorized:
i) Common stock with a par value of $0.001 is 100,000,000 shares.
ii) Preferred stock with a par value of $0.001 is 20,000,000 shares.

In February 2010, the Company filed an S-1 registration statement related to the offering of common shares with the SEC to raise up to $6,000,000.  The pricing and final amount of the offering are not yet determined.  The offering will consist of units, each unit consisting of three shares of common stock and one three-year warrant to purchase an additional share of common stock at 125% of the price per share allocated to the common shares in the units.  The units will separate immediately and the common stock and the warrants will be issued separately.  Source Capital Group, Inc. will act as the placement agent for the units, on a “best efforts” basis, and will receive a selling commission of 8% on gross proceeds raised.

(b)	Stock options

During the quarter ended March 31, 2010, no stock options were granted.  The following table represents service based stock option activity during the first three months of 2010.

	March 31, 2010		December 31, 2009
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
	(Unaudited)

Outstanding - beginning of period	2,790,000	$0.53	3,140,000	$0.57
Expired	-	-	(100,000)	$2.00
Forfeited	-	-	(250,000)	$0.50

Outstanding – end of period	2,790,000	$0.53	2,790,000	$0.53
Exercisable – end of period	2,790,000	$0.53	2,790,000	$0.53

6

3.	CAPITAL STOCK (continued)

(b)	Stock options (continued)

As at March 31, 2010 and December 31, 2009, the following director and consultant stock options were outstanding:

	Exercise	March 31,	December 31,
Expiry Date	Price	2010	2009
		(Unaudited)

January 31, 2011	$0.50	400,000	400,000
May 31, 2011	$0.50	600,000	600,000
August 1, 2011	$0.50	200,000	200,000
August 31, 2011	$0.50	350,000	350,000
August 31, 2012	$0.50	1,075,000	1,075,000
June 23, 2013	$1.00	165,000	165,000

		2,790,000	2,790,000

The shares under option at March 31, 2010 were in the following exercise price ranges:

	Options Exercisable and Outstanding
Exercise Price	Weighted Average Exercise Price	Number of Shares under Option	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life in Years

$0.50	$0.50	2,625,000	$1,155,000	1.68
$1.00	$1.00	165,000	-	3.23

	$0.53	2,790,000	$1,155,000	1.77

(c)	Stock-based compensation

During the quarter ended March 31, 2010, the total stock-based compensation recognized under the fair value method was $nil.

Stock-based compensation was reported in the first quarter of 2009 with respect to 400,000 shares issued to two officers and directors of the Company upon attaining previously determined milestones as established by the Compensation committee.  A fair value of $164,000 (2008: $nil) was attributed to these shares based on a fair market value of $0.41 per share and was charged to Consulting fees – directors and officers.

In February 2010, the Company granted 720,000 shares of common stock at a fair value of $828,000 to management, employees and consultants.  The shares were granted under the 2010 Management Compensation Plan.  The shares were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(2) of the Securities Act and regulations promulgated by the SEC.  Each person acknowledged appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates.

3.	CAPITAL STOCK (continued)

(c)	Stock-based compensation (continued)

The total stock-based compensation recognized under the fair value method for shares issued for services was as follows:

	March 31,		December 31
	2010	2009	2009	2008
	(Unaudited)

Consulting fees	$62,100	$-	$77,130	$-
Consulting fees - directors and officers	434,700	175,335	252,117	45,339
Investor relations	-	-	694,875	-
Management fees	289,800	-	-	-
Office	41,400	-	-	-

Compensation	$828,000	$175,335	$1,024,122	$45,339

7

(d)	Warrants

Details of stock purchase warrant activity is as follows:

	March 31, 2010		December 31, 2009
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
	(Unaudited)

Outstanding - beginning of period	10,587,385	$0.56	13,022,600	$0.54
Issued	-	-	589,785	$0.63
Exercised	(100,000)	0.60	(2,100,000)	$0.50
Expired	-	-	(925,000)	$0.50

Outstanding - end of period	10,487,385	$0.56	10,587,385	$0.56

As at March 31, 2010 the following share purchase warrants were outstanding:

Expiry Date	Exercise Price	March 31, 2010	December 31, 2009
		(Unaudited)

August 10, 2010	$0.60	5,747,600	5,847,600
April 1, 2011	$0.50	4,250,000	4,250,000
June 30, 2011	$0.75	150,000	150,000
June 30, 2012	$0.50	235,000	235,000
June 30, 2013	$0.90	104,785	104,785

		10,487,385	10,587,385

8

3.	CAPITAL STOCK (continued)

(d)	Warrants (continued)

Effective January 1, 2009, the Company adopted the provisions of Emerging Issues Task Force (“EITF”) 07-05, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, which was primarily codified into ASC Topic 815, Derivatives and Hedging.  ASC 815 applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative and to any freestanding financial instruments that are potentially settled in an entity’s own common stock.

As a result of adopting ASC 815, warrants to purchase 6,875,000 shares of common stock previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment. The warrants had an exercise price of $0.50 per warrant and expire in July and September 2009, of which 4,250,000 warrants were extended to April 2011.  As such, effective January 1, 2009, the Company reclassified the fair value of these warrants to purchase common stock, which had exercise price reset features, from equity to liability status as if these warrants were treated as a derivative liability since their date of issue.   On January 1, 2009, the Company reclassified $1,084,375 to beginning deficit and $1,084,375 to other liabilities - warrants to recognize the fair value of such warrants on such date.

As of March 31, 2010, the remaining 4,250,000 warrants were fair valued using the Black-Scholes option pricing model with the following weighted average assumptions:  risk-free interest rate of 1.63%, expected life of 1 year, an expected volatility factor of 53.19% and a dividend yield of 0.0%. The fair value of these warrants to purchase common stock decreased to $1,986,025 as of March 31, 2010. As such, the Company recognized a $970,700 non-cash income from the change in fair value of these warrants for the period ended March 31, 2010.

(e)	Obligation to issue shares

On March 30, 2010, a warrant holder forwarded funds to exercise 100,000 warrants at an exercise price of $0.60 per unit.  As of the quarter-end, the issuance of shares was in process but had not been completed and has been recorded as an obligation to issue shares in these consolidated financial statements.

4.	LOSS PER SHARE

Basic and diluted loss per share is computed using the weighted average number of common shares outstanding as follows:

	March 31,
	2010	2009
	(Unaudited)	(Unaudited)
Net loss for period	$(213,379)	$(588,547)
Preferred stock dividends	-	-

Net loss available for distribution	$(213,379)	$(588,547)

Allocation of undistributed loss
Preferred shares (1.67%, 2009 - 1.80%; 2008 - 1.92%	$(3,568)	$(11,137)
Common shares (98.33%, 2009 - 98.20%; 2008 - 98.08%)	(209,811)	(577,410)

	$(213,379)	$(588,547)
Basic loss per share amounts
Undistributed amounts
Loss per preferred share	$(0.005)	$(0.02)
Loss per common share	$(0.005)	$(0.02)

9

4.	LOSS PER SHARE (continued)

Weighted average number of shares:

	March 31,
	2010	2009
	(Unaudited)	(Unaudited)
Weighted average number of shares for undistributed amounts
Preferred stock (common stock equivalent)	625,000	625,000
Common stock	36,752,972	32,324,133

Potentially dilutive securities not included in diluted weighted average shares outstanding include shares underlying 2,790,000 in outstanding options, 10,487,385 warrants and 625,000 shares of convertible preferred stock.

5.	FAIR VALUE MEASUREMENTS

The Company’s financial instruments consist of cash and cash equivalents, receivables, and accounts payable and accrued liabilities.  The carrying amounts of these instruments approximate their respective fair values because of the short maturities of those instruments.

The Company follows the accounting guidance, which is now part of ASC 820-10 (formerly Financial Accounting Standards Board Statement of Financial Accounting Standards No. 157), Fair Value Measurements (“SFAS 157”).  SFAS 157 does not require any new fair value measurements; instead it defines fair value, establishes a framework for measuring fair value in accordance with existing generally accepted accounting principles and expands disclosure about fair value measurements.  The adoption of SFAS 157 for the Company’s financial assets and liabilities did not have an impact on the Company’s financial position or operating results.  Beginning January 1, 2008, assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure fair value.  Level inputs, as defined by SFAS 157, are as follows:

•	Level 1 - quoted prices in active markets for identical assets or liabilities
•	Level 2 - other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date
•	Level 3 - significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

The following table (unaudited) summarizes fair value measurement by level at March 31, 2010 for assets and liabilities measured at fair value on a recurring basis.

	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$799,833	$-	$-	$799,833
Receivables	$55,552	$-	$-	$55,552
Accounts payable and accrued liabilities	$53,994	$-	$-	$53,994
Other liabilities - warrants	$-	$1,986,025	$-	$1,986,025

6.	SUBSEQUENT EVENTS

The Company has evaluated its activities subsequent to March 31, 2010 and has concluded that no subsequent events have occurred that would require recognition or disclosure in the consolidated condensed financial statements.

10

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)

ConsolidatedFinancialStatements
December31,2009, 2008 and 2007
(USFunds)

Index	Page

Report of Independent Registered Public Accounting Firm	2

Consolidated Financial Statements

Consolidated Balance Sheets	3

Consolidated Statements of Operations	4

Consolidated Statements of Cash Flows	5

Consolidated Statements of Stockholders’ Equity (Deficit)	6 - 8

Notes to Consolidated Financial Statements	9 - 27

1

REPORTOFINDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TOTHEDIRECTORS AND STOCKHOLDERS OF
WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)

Wehaveaudited the accompanying consolidated balance sheets of White MountainTitaniumCorporation (An Exploration Stage Company) as of December 31, 2009 and2008, andthe related consolidated statements of operations, cash flows andstockholders'equity (deficit) for each of the years in the three-year periodended December31, 2009, and the cumulative period from inception (November 13,2001) throughDecember 31, 2009.  These financial statements are theresponsibilityof the Company's management.  Our responsibility is toexpress anopinion on these financial statements based on ouraudits.

Weconductedour audits in accordance with standards of the Public CompanyAccountingOversight Board (United States).  Those standards requirethat we planand perform an audit to obtain reasonable assurance whether thefinancialstatements are free of material misstatement.  An auditincludesexamining, on a test basis, evidence supporting the amounts anddisclosures inthe financial statements.  An audit also includesassessing theaccounting principles used and significant estimates made bymanagement, as wellas evaluating the overall financial statement presentation.We believe that ouraudits provide a reasonable basis for ouropinion.

Inouropinion, these consolidated financial statements present fairly, in allmaterialrespects, the financial position of the Company as at December 31, 2009and2008, and the results of its operations and its cash flows for each of theyearsin the three-year period ended December 31, 2009, and the cumulative periodfrominception (November 13, 2001) through December 31, 2009 in conformitywithaccounting principles generally accepted in the United States.

Theaccompanyingconsolidated financial statements have been prepared assuming thatthe Companywill continue as a going concern.  As discussed in Note 2to thefinancial statements, the Company has no revenues and limited capital,whichtogether raise substantial doubt about its ability to continue as agoingconcern.  Management plans in regard to these matters arealsodescribed in Note 2.  These financial statements do not includeanyadjustments that might result from the outcome of thisuncertainty.

Asdiscussedin Note 12 to the consolidated financial statements, effective January1, 2009,the Company retrospectively adopted the presentation and disclosurerequirementsof ASC 815.

/s/“SmytheRatcliffeLLP” (signed)

CharteredAccountants

Vancouver,Canada
March22,2010

WHITE MOUNTAIN TITANIUM CORPORATION (An Exploration Stage Company)

ConsolidatedBalanceSheets

(USFunds)

	December 31,
	2009	2008
Assets
Current
Cash and cash equivalents	$1,343,994	$1,475,460
Prepaid expenses	57,546	54,530
Receivables	50,443	15,646
Total Current Assets	1,451,983	1,545,636
Property and Equipment (Note 5)	73,927	86,019
Mineral Properties (Note 6)	651,950	651,950

Total Assets	$2,177,860	$2,283,605

Liabilities

Current
Accounts payable and accrued liabilities	$188,534	$35,777
Total Current Liabilities	188,534	35,777
Other Liabilities – warrants (Notes 3 and 11)	2,956,725	-

Total Liabilities	3,145,259	35,777

Subsequent Events (Note 13)

Stockholders’ Equity (Deficit)

Preferred Stock and Paid-in Capital in Excess of $0.001 Par Value (Note 7(a))
20,000,000 Shares authorized
625,000 (2008 – 625,000) shares issued and outstanding	500,000	500,000

Common Stock and Paid-in Capital in Excess of $0.001 Par Value (Note 7(b))
100,000,000 Shares authorized
36,400,972 (2008 – 32,004,042) shares issued and outstanding	21,660,100	17,930,947
Deficit Accumulated During the Exploration Stage	(23,127,499)	(16,183,119)

Total Stockholders’ Equity (Deficit)	(967,399)	2,247,828

Total Liabilities and Stockholders’ Equity (Deficit)	$2,177,860	$2,283,605

3

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
ConsolidatedStatementsof Operations

(USFunds)

				Cumulative Period From Inception (November 13, 2001) through
	Years Ended December 31,			December 31,
	2009	2008	2007	2009
Expenses
Advertising and promotion	$45,702	$38,168	$65,757	$226,664
Amortization	45,525	39,766	22,824	141,105
Bank charges and interest	4,765	5,697	5,754	27,568
Consulting fees (Note 7(d))	106,814	119,194	928,532	1,981,785
Consulting fees – directors and officers (Notes 7(b)(ii) and (d))	1,182,776	354,139	1,231,327	4,059,819
Engineering consulting	639,185	55,651	-	694,836
Exploration (Note 6)	377,891	1,525,060	571,090	4,520,524
Filing fees	5,010	2,570	250	52,877
Insurance	53,757	64,452	44,711	246,222
Investor relations, net (Note 7(d))	696,191	4,809	(7,708)	769,989
Licenses, taxes and filing fees	18,595	81,987	37,797	379,947
Management fees (Note 7(d))	139,200	139,200	595,350	1,535,590
Office	37,047	40,861	30,086	186,535

Professional fees	173,685	246,212	191,331	1,544,914
Rent	73,091	102,258	86,827	391,097
Telephone	15,707	22,573	28,266	89,806
Transfer agent fees	3,295	2,354	950	14,518
Travel and vehicle	138,596	181,544	189,182	1,003,629

Loss Before Other Items	(3,756,832)	(3,026,495)	(4,022,326)	(17,867,425)
Gain on Sale of Marketable Securities	-	-	-	87,217
Loss on Sale of Assets	(7,465)	(11,711)	-	(19,176)
Adjustment to Market for Marketable Securities	-	-	-	(67,922)

Foreign Exchange	(26,126)	(175,759)	9,418	(223,100)
Interest Income	1,768	38,057	88,485	347,143
Dividend Income	-	-	2,606	4,597
Change in Fair Value of Warrants (Note 11)	(2,071,350)	-	-	(3,155,724)
Financing Agreement Penalty	-	-	-	(330,000)

Net Loss and Comprehensive Loss for Year	(5,860,005)	(3,175,908)	(3,921,817)	(21,224,390)
Preferred stock dividends (Note 7(a))	-	-	-	(1,537,500)

Net Loss Available for Distribution	$(5,860,005)	$(3,175,908)	$(3,921,817)	$(22,761,890)

Basic and Diluted Loss Per Common Share (Note8)	$(0.17)	$(0.10)	$(0.19)
Weighted Average Number of Shares of Common Stock Outstanding	34,065,064	29,905,878	19,713,626

4

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
ConsolidatedStatementsof Cash Flows

(USFunds)

				Cumulative Period From Inception (November 13, 2001) through
	Years Ended December 31,			December 31,
	2009	2008	2007	2009

Operating Activities
Net loss for year	$(5,860,005)	$(3,175,908)	$(3,921,817)	$(21,224,390)
Items not involving cash
Amortization	45,525	39,766	22,824	129,394
Stock-based compensation	1,024,122	45,339	718,184	3,188,211
Loss on sale of assets	7,465	11,711	-	19,176
Common stock issued for services	560,000	-	1,565,000	2,517,630
Change in value of warrants	2,071,350	-	-	3,155,724
Financing agreement penalty	-	-	-	330,000
Adjustment to market on marketable securities	-	-	-	67,922
Gain on sale of marketable securities	-	-	-	(87,217)
Non-cash resource property expenditures	-	-	-	600,000
Changes in non-cash working capital Receivables	(34,797)	24,307	(11,166)	(50,443)
Marketable securities	-	-	-	19,295
Accounts payable and accrued liabilities	152,757	(33,620)	(40,174)	188,534
Prepaid expenses	(3,016)	(2,843)	(17,629)	(57,546)

Cash Used in Operating Activities	(2,036,599)	(3,091,248)	(1,684,778)	(11,203,710)

Investing Activities
Addition to property and equipment	(40,898)	(79,030)	(24,619)	(222,497)
Addition to mineral property	-	-	(1,950)	(651,950)

Cash Used in Investing Activities	(40,898)	(79,030)	(26,569)	(874,447)

Financing Activities
Repayment of long-term debt	-	-	-	(100,000)
Issuance of preferred stock for cash	-	-	-	5,000,000
Issuance of common stock for cash	1,946,031	1,967,086	2,340,684	8,290,980
Stock subscriptions received	-	-	-	120,000
Stock subscriptions receivable	-	-	-	111,000
Working capital acquired on acquisition	-	-	-	171

Cash Provided by Financing Activities	1,946,031	1,967,086	2,340,684	13,422,151

Inflow (Outflow) of Cash and Cash Equivalents	(131,466)	(1,203,192)	629,337	1,343,994

Cash and Cash Equivalents, Beginning of Year	1,475,460	2,678,652	2,049,315	-

Cash and Cash Equivalents, End of Year	$1,343,994	$1,475,460	$2,678,652	$1,343,994

Supplemental Cash Flow Information
Income tax paid	$-	$-	$-	$-
Interest paid	$-	$-	$-	$-

Shares Issued for
Settlement of debt	$-	$-	$-	$830,000
Services	$560,000	$-	$1,565,000	$1,957,630

5

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
ConsolidatedStatementsof Stockholders’ Equity (Deficit)
(USFunds)

	Shares of Common Stock	Common Stock and Paid-In Capital in Excess of Par Value	Shares of Preferred Stock	Preferred Stock and Paid-in Capital in Excess of Par Value	Subscriptions Receivable	Subscriptions Received	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance, December 31, 2002 and inception (November 13, 2001)	-	$-	-	$-	$-	$-	$-	$-
Shares issued for cash Private placements	4,040,000	404,000	-	-	(111,000)	-	-	293,000
Shares issued for services	7,211,000	72,110	-	-	-	-	-	72,110

Balance, prior to acquisition	11,251,000	476,110	-	-	(111,000)	-	-	365,110
Shares of accounting subsidiary acquired on reverse takeover	1,550,000	28,368	-	-	-	-	-	28,368
Adjustment to eliminate capital of accounting subsidiary on reverse takeover	-	(28,368)	-	-	-	-	-	(28,368)
Adjustment to increase capital of accounting parent on reverse takeover	-	365,779	-	-	-	-	-	365,779
Excess of purchase price over net assets acquired on recapitalization	-	-	-	-	-	-	(365,607)	(365,607)
Net loss for year	-	-	-	-	-	-	(830,981)	(830,981)

Balance, December 31, 2003	12,801,000	841,889	-	-	(111,000)	-	(1,196,588)	(465,699)
Shares issued for cash Private placement	2,358,633	1,405,180	-	-	-	-	-	1,405,180
Share subscriptions received	-	-	-	-	-	120,000	-	120,000
Shares issued for services	128,500	205,320	-	-	-	-	-	205,320
Receipt of subscriptions receivable	-	-	-	-	111,000	-	-	111,000
Stock-based compensation	-	651,750	-	-	-	-	-	651,750
Net loss for year	-	-	-	-	-	-	(1,523,509)	(1,523,509)

Balance, December 31, 2004	15,288,133	$3,104,139	0	$0	$0	$120,000	$(2,720,097)	$504,042

6

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
ConsolidatedStatementsof Stockholders’ Equity (Deficit)
(USFunds)

	Shares of Common Stock	Common Stock and Paid-In Capital in Excess of Par Value	Shares of Preferred Stock	Preferred Stock and Paid-in Capital in Excess of Par Value	Subscriptions Receivable	Subscriptions Received	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance, December 31, 2004	15,288,133	$3,104,139	-	$-	$-	$120,000	$(2,720,097)	$504,042
Preferred stock issued for cash Private placement	-	-	6,250,000	5,000,000	-	-	-	5,000,000
Preferred stock issued for debt	-	-	625,000	500,000	-	-	-	500,000
Shares issued for cash Private placement	459,000	459,000	-	-	-	(120,000)	-	339,000
Shares issued for services	82,000	115,200	-	-	-	-	-	115,200
Stock-based compensation	-	688,920	-	-	-	-	-	688,920
Beneficial conversion feature	-	1,537,500	-	-	-	-	(1,537,500)	-
Net loss for year	-	-	-	-	-	-	(2,642,954)	(2,642,954)

Balance, December 31, 2005	15,829,133	5,904,759	6,875,000	5,500,000	-	-	(6,900,551)	4,504,208
Shares issued for financial agreement penalty to be settled	440,000	330,000	-	-	-	-	-	330,000
Stock-based compensation	-	59,896	-	-	-	-	-	59,896
Net loss for year	-	-	-	-	-	-	(2,184,843)	(2,184,843)

Balance, December 31, 2006	16,269,133	6,294,655	6,875,000	5,500,000	-	-	(9,085,394)	2,709,261
Stock-based compensation	-	718,184	-	-	-	-	-	718,184
Shares issued for cash Private placement	5,070,000	2,340,683	-	-	-	-	-	2,340,683
Shares issued for services	1,600,000	1,565,000	-	-	-	-	-	1,565,000
Shares issued for conversion of preferred stock	6,250,000	5,000,000	(6,250,000)	(5,000,000)	-	-	-	-
Net loss for the year	-	-	-	-	-	-	(3,921,817)	(3,921,817)

Balance, December 31, 2007	29,189,133	$15,918,522	625,000	$500,000	$-	$-	$(13,007,211)	$3,411,311

7

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
ConsolidatedStatementsof Stockholders’ Equity (Deficit)
(USFunds)

	Shares of Common Stock	Common Stock and Paid-In Capital in Excess of Par Value	Shares of Preferred Stock	Preferred Stock and Paid-in Capital in Excess of Par Value	Accumulated Deficit	Total Stockholders’ Equity

Balance, December 31, 2007	29,189,133	$15,918,522	625,000	$500,000	$(13,007,211)	$3,411,311
Stock-based compensation	-	45,339	-	-	-	45,339
Shares issued for cash Private placement	2,814,909	1,967,086	-	-	-	1,967,086
Net loss for the year	-	-	-	-	(3,175,908)	(3,175,908)
Balance, December 31, 2008	32,004,042	17,930,947	625,000	500,000	(16,183,119)	2,247,828
Stock-based compensation (Note 7(d))	-	1,024,122	-	-	-	1,024,122
Warrants exercised (Note 7(e))	2,100,000	1,045,340	-	-	-	1,045,340
Shares issued for cash Private placement (Note 7(b))	1,496,930	900,691	-	-	-	900,691
Reduction in warrant liability on exercise of 2,000,000 warrants	-	199,000	-	-	-	199,000
Common stock issued for services (Note 7(d))	800,000	560,000	-	-	-	560,000
Cumulative effect of change in accounting principle (Note 11))	-	-	-	-	(1,084,375)	(1,084,375)
Net loss for the year	-	-	-	-	(5,860,005)	(5,860,005)
Balance, December 31, 2009	36,400,972	$21,660,100	625,000	$500,000	$(23,127,499)	$(967,399)

8

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
(USFunds)

1.	NATURE OF BUSINESS AND BASISOFPRESENTATION

WhiteMountainTitanium Corporation (the “Company”) currently has noongoingoperations.  Its principal business is to advance explorationanddevelopment activities on the Cerro Blanco rutile (titanium dioxide)property(“Cerro Blanco”) located in Region III of northern Chile.  TheCompanyis considered an exploration stage company and its financial statementsarepresented in a manner similar to a development stage company as definedinStatement of Financial Accounting Standards (“SFAS”) No. 7.

Theseconsolidatedfinancial statements are prepared in accordance with United States(“US”)generally accepted accounting principles (“GAAP”).

2.	GOING CONCERN

Theseconsolidatedfinancial statements have been prepared by management on the basisof generallyaccepted accounting principles applicable to a going concern, whichassumes theCompany will continue to operate for the foreseeable future and willbe able torealize its assets and discharge its liabilities in the normal courseofoperations.

TheCompanyhas an accumulated deficit of $23,127,499 (2008 - $16,183,119), has notyetcommenced revenue-producing operations, and has significantexpenditurerequirements to continue to advance its exploration and developmentactivitieson the Cerro Blanco property.

Theseconsolidatedfinancial statements do not reflect adjustments that would benecessary if thegoing concern assumption were not appropriate becausemanagement believes thatthe actions already taken or planned will mitigate theadverse conditions andevents that raise doubts about the validity of the goingconcern assumption usedin preparing these consolidated financial statements.Management intends to raiseadditional capital through stock issuances tofinance operations and invest inother business opportunities.

Ifthegoing concern assumption were not appropriate for these consolidatedfinancialstatements, then adjustments would be necessary to the carrying valuesof theassets and liabilities, the reported revenues and expenses, and thebalancesheet classifications used.

3.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Principles of consolidation

Thesefinancialstatements include the accounts of the Company and its wholly-ownedsubsidiariesSociedad Contractual Minera White Mountain Titanium (formerlyCompañía MineraRutile Resources Limitada) (“White Mountain Chile”), a Chileancorporation; WhiteMountain Titanium Corporation, a Canadian corporation; andWhite MountainTitanium (Hong Kong) Limited, an inactive Hong Kongcorporation.  Allsignificant intercompany balances and transactionshave beeneliminated.

(b)	Cash equivalents

TheCompanyconsiders all highly liquid debt instruments that are readilyconvertible toknown amounts of cash and purchased with a maturity of threemonths or less fromthe date acquired to be cash equivalents.

9

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
(USFunds)

3.            SIGNIFICANTACCOUNTINGPOLICIES (Continued)

(c)	Amortization

Amortizationisprovided using a straight-line method based on the following estimatedusefullives:

Vehicles	- 5 years
Office furniture	- 5 years
Office equipment	- 5 years
Computer equipment and software	- 5 years
Field equipment	- 5 years

(d)	Exploration expenditures

TheCompanyis in the exploration stage of developing its mineral properties and hasnot yetdetermined whether these properties contain ore reserves that areeconomicallyrecoverable.

Explorationcostsincurred in locating areas of potential mineralization are expensedasincurred.  Mineral property acquisition costsarecapitalized.  Commercial feasibility is established in compliancewithSecurities and Exchange Commission (“SEC”) Industry Guide 7, which consistsofidentifying that part of a mineral deposit that could be economicallyandlegally extracted or produced at the time of thereservedetermination.  After an area of interest has been assessedascommercially feasible, expenditures specific to the area of interest forfurtherdevelopment are capitalized.  In deciding when an area ofinterest islikely to be commercially feasible, management may consider, amongotherfactors, the results of prefeasibility studies, detailed analysis ofdrillingresults, the supply and cost of required labor and equipment, andwhethernecessary mining and environmental permits can be obtained.

Miningprojectsand properties are reviewed for impairment whenever events or changesincircumstances indicate that the carrying amount of these assets may notberecoverable.  If the estimated future cash flows expected toresultfrom the use of the mining project or property and its eventualdisposition areless than the carrying amount of the mining project or property,an impairmentis recognized based upon the estimated fair value of the miningproject orproperty.  Fair value is generally based on the presentvalue of theestimated future net cash flows for each mining project or property,calculatedusing estimated mineable reserves and mineral resources based onengineeringreports, projected rates of production over the estimated life of themine,recovery rates, capital requirements, remediation costs and futurepricesconsidering the Company’s hedging and marketing plans.

(e)	Asset retirement obligations (“ARO”)

TheCompanyrecognizes a legal liability for obligations related to the retirementofproperty, plant and equipment, and obligations arising from theacquisition,construction, development or normal operations of thoseassets.  Suchasset retirement costs must be recognized at fair valuewhen a reasonableestimate of fair value can be estimated in the period in whichthe liability isincurred.  A corresponding increase to the carryingamount of therelated asset, where one is identifiable, is recorded and amortizedover thelife of the asset.  Where a related future value is noteasilyidentifiable with a liability, the change in fair value over the course oftheyear is expensed.  The amount of the liability is subjecttore-measurement at each reporting period.  The estimates arebasedprincipally on legal and regulatory requirements.

10

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
(USFunds)

3.              SIGNIFICANTACCOUNTINGPOLICIES (Continued)

(e)            Asset retirementobligations(“ARO”) (Continued)

Itispossible that the Company’s estimates of its ultimate reclamation andclosureliabilities could change as a result of changes in regulations, changesin theextent of environmental remediation required, changes in the meansofreclamation or changes in cost estimates.  Changes in estimatesareaccounted for prospectively commencing in the period the estimateisrevised.

Atpresent,the Company has determined that it has no material AROs.

(f)	Income taxes

TheCompanyuses the asset and liability approach in its method of accounting forincometaxes that requires the recognition of deferred tax liabilities andassets forexpected future tax consequences of temporary differences between thecarryingamounts and the tax basis of assets and liabilities.  Avaluationallowance against deferred tax assets is recorded if based uponweightedavailable evidence, it is more likely than not that some or all of thedeferredtax assets will not be realized.

(g)	Stock-based compensation

TheCompanyaccounts for stock-based compensation expenses associated with stockoptions andother forms of equity compensation in accordance with ASC 718-10, Share-Based Payment ,asinterpreted by SEC Staff AccountingBulletin No. 107.  ASC718-10 requires the Company toestimate the fair value of share-based paymentawards on the date of grant usingan option-pricing model.  The valueof the portion of the award that isultimately expected to vest is recognized asexpense over the requisite serviceperiods in the Company’s statement ofoperations.  The Company uses thestraight-line single-option methodto recognize the value of stock-basedcompensation expense for all share-basedpayment awards.  Stock-basedcompensation expense recognized in thestatement of operations is reduced forestimated forfeitures, as it is based onawards ultimately expected tovest.  ASC 718-10 requires forfeituresto be estimated at the time ofgrant and revised, if necessary, in subsequentperiods if actual forfeituresdiffer from those estimates.

(h)	Loss per share

TheCompanyaccounts for loss per share in accordance with ASC 260-10, Earnings Per Share ,whichrequires the Company to present basic and diluted earningspershare.  The computation of loss per share is based on theweightedaverage number of shares of common stock outstanding during the yearpresented(see Note 8).  The Company uses the two-class method tocalculate lossper share for common stock as well as preferred stock at theirconversionequivalent to common stock.

Thecalculationof diluted loss per share excludes the effects of all common shareequivalentsthat would be anti-dilutive.

11

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
 (USFunds)

3.              SIGNIFICANTACCOUNTINGPOLICIES (Continued)

(i)	Financial instruments

Allfinancialinstruments are classified as one of the following: held-to-maturity,loans andreceivables, held-for-trading, available-for-sale or other financialliabilities.Financial assets and liabilities held-for-trading are measured atfair value withgains and losses recognized in net income. Financial assetsheld-to-maturity,loans and receivables, and other financial liabilities aremeasured at amortizedcost using the effective interest method.Available-for-sale instruments aremeasured at fair value with unrealized gainsand losses recognized in othercomprehensive income (loss) and reported inshareholders’ equity. Any financialinstrument may be designated asheld-for-trading upon initialrecognition.

Transactioncoststhat are directly attributable to the acquisition or issue offinancialinstruments that are classified as other than held-for-trading, whichareexpensed as incurred, are included in the initial carrying value ofsuchinstruments.

(j)	Conversion of foreign currency

Thefunctionaland reporting currency of the Company and its subsidiaries is theUSdollar.  The Company’s Chilean operations are re-measured intoUSdollars as follows:

•	Monetary assets and liabilities, atyear-endrates;
•	All other assets and liabilities, at historical rates; and
•	Revenue and expense items, at the average rate of exchange prevailing on the date of the transaction.

Exchangegainsand losses arising from these transactions are reflected in operations fortheyear.

(k)	Fair value measurement

Withtheadoption of ASC 820-10, FairValue Measurements ,assets and liabilities recorded at fair value in thebalance sheets arecategorized based upon the level of judgment associated withthe inputs used tomeasure their fair value.

ASC820-10specifies a hierarchy of valuation techniques based on whether the inputstothose valuation techniques are observable or unobservable. In accordance withASC820-10, these inputs are summarized in the three broad levelslistedbelow:

•	Level 1 — Quoted prices in active markets for identical securities;
•	Level 2 — Other significant observable inputs that are observable through corroboration with market data (including quoted prices in active markets for similar securities); and
•	Level 3 — Significant unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability.

TheCompanyperformed a detailed analysis of the assets and liabilities(Note4).

12

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
(USFunds)

3.              SIGNIFICANTACCOUNTINGPOLICIES (Continued)

(l)	Use of estimates

Thepreparationof financial statements in conformity with US GAAP requiresmanagement to makeestimates and assumptions that affect certain reportedamounts of assets andliabilities, the disclosure of contingent assets andliabilities at the date ofthe financial statements, and the reported amounts ofrevenues and expensesduring the reported period.  Accordingly, actualresults could differfrom those estimates and could impact future results ofoperations and cashflows.

Significantareasrequiring the use of estimates relate to the rates for amortization,determiningthe variables used in calculating the fair value of stock-basedcompensationexpense, valuation of long-lived assets and allowance for futureincome taxassets and determining AROs.

(m)	Recent accounting pronouncements

(i)	Codification

InJune2009, the Financial Accounting Standards Board (“FASB”) issued StatementofFinancial Accounting Standards (“SFAS”) No. 168, The FASB AccountingStandardsCodification and the Hierarchy of Generally Accepted AccountingPrinciples, areplacement of SFAS No. 162 (the“Codification”).  TheCodification will be the single source ofauthoritative non-governmental USaccounting and reporting standards, supersedingexisting FASB, AICPA, EITF andrelated literature. The Codification eliminatesthe hierarchy of GAAP containedin SFAS No. 162 and establishes one level ofauthoritative GAAP. All otherliterature is considered non-authoritative. ThisStatement is effective forfinancial statements issued for interim and annualperiods ending afterSeptember 15, 2009, which for the Company was September 30,2009.  Allaccounting references have been updated with AccountingStandard Codification(“ASC”) references.

(ii)	Fair value measurements

InAugust2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, whichamendsASC Topic 820, MeasuringLiabilities at FairValue , which provides additional guidance on themeasurement ofliabilities at fair value. These amended standards clarify thatin circumstancesin which a quoted price in an active market for the identicalliability is notavailable, the Company is required to use the quoted price ofthe identicalliability when traded as an asset, quoted prices for similarliabilities, orquoted prices for similar liabilities when traded as assets. Ifthese quotedprices are not available, the Company is required to use anothervaluationtechnique, such as an income approach or a market approach. Theseamendedstandards were effective on October 1, 2009 and did not have a materialimpact onthe consolidated financial statements.

13

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
(USFunds)

3.             SIGNIFICANTACCOUNTINGPOLICIES (Continued)

(m)          Recent accountingpronouncements (Continued)

(ii)	Fair value measurements (Continued)

InJanuary2010, the FASB issued ASU No. 2010-06, Fair Value MeasurementsandDisclosures , which amends ASC Topic 820, adding new requirementsfordisclosures for Levels 1 and 2, separate disclosures of purchases,sales,issuances and settlements relating to Level 3 measurements andclarification ofexisting fair value disclosures.

ASU2010-06is effective for interim and annual periods beginning after December 15,2009,except for the requirement to provide Level 3 activity of purchases,sales,issuances and settlements on a gross basis, which will be effective forfiscalyears beginning after December 15, 2010 (the Company’s fiscal year 2011);earlyadoption is permitted. The Company is currently evaluating the impact ofadoptingASU 2009-14 on its consolidated financial statements.

InJune2008, the FASB ratified the consensus reached on ASC 815-40 Determining Whether an Instrument(orEmbedded Feature) Is Indexed to an Entity’s Own Stock . ASC815-40clarifies the determination of whether an instrument (or an embeddedfeature) isindexed to an entity’s own stock, which would qualify as a scopeexception underSFAS No. 133, Accounting forDerivative Instrumentsand Hedging Activities . The Company adopted ASC815-40 as of January 1,2009 (Note 11).

(iii)	Subsequent events

InMay2009, the FASB issued ASC 855.  ASC 855 is intended toestablishgeneral standards of accounting for and disclosure of events that occurafterthe balance sheet date but before financial statements are issued orareavailable to be issued.  It requires the disclosure of thedatethrough which an entity has evaluated subsequent events and the basis forthatdate—that is, whether that date represents the date the financialstatementswere issued or were available to be issued.  The adoption ofASC 855did not have a material impact on the consolidatedfinancialstatements.

14

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
(USFunds)

4.           FINANCIALINSTRUMENTS

(a)           Fairvalue

The Company has classified itsfinancialinstruments as follows:
Cashandcash equivalents – as held-for-trading
Accounts payable and accruedliabilities– as other financial liabilities
Other liabilities – warrants – asotherfinancial liabilities

Thecarryingvalues of cash and cash equivalents, and accounts payable and accruedliabilitiesapproximate their fair values because of the short term to maturityof thesefinancial instruments.

Thefollowingtable summarizes fair value measurement by level at December 31, 2009for assetsand liabilities measured at fair value on a recurringbasis.

	Total	Level 1	Level 2	Level 3

Liabilities
Other liabilities - warrants	$2,956,725	$-	$2,956,725	$-

(b)           Creditrisk

Creditriskis the risk that a counterparty to a financial instrument will fail todischargeits contractual obligations.  The Company’s financial assetthat isexposed to credit risk consists primarily of cash and cash equivalents,whichcomprises a substantial portion of the Company’s assets.  Tomanage therisk, cash and cash equivalents are placed with high credit,qualityinstitutions.

Concentrationofcredit risk exists with respect to the Company’s cash and cash equivalentsasamounts held at two major Canadian, high credit, quality institutions areinexcess of federally insured amounts.

	2009	2008

Cash	$92,854	$92,364
Term deposits	1,251,140	1,383,096

	$1,343,994	$1,475,460

15

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
(USFunds)

4.            FINANCIAL INSTRUMENTS(Continued)

(c)           Marketrisk

Marketriskis the risk that the fair value or future cash flows of a financialinstrumentwill fluctuate because of changes in market prices.  Marketriskcomprises two types of risk: interest rate risk and foreigncurrencyrisk.

(i)           Interestraterisk

   Interest rate riskconsistsof two components:

(a)
To the extent that payments made or received on the Company’s monetary assets and liabilities are affected by changes in the prevailing market interest rates, the Company is exposed to interest rate cash flow risk.

(b)	To the extent that changes in prevailing market interest rates differ from the interest rate in the Company’s monetary assets and liabilities, the Company is exposed to interest ratepricerisk.

The Company’s cash and cash equivalents consists of cash held in bank accounts and guaranteed investment certificates.  Due to the short-term nature of these financial instruments, fluctuations in market interest rates do not have a significant impact on estimated fair values as of December 31, 2009.

AtDecember31, 2009, a hypothetical change of 1% in the interest rate would havea$12,500 increase or decrease on net loss andcomprehensiveloss.

(ii)	Foreign currency risk

TheCompanytranslates the results of non-US operations into US currency usingratesapproximating the average exchange rate each quarter.  Theexchangerate may vary from time to time.  During the year endedDecember 31,2009, the Company spent 187,143,746 Chilean pesos (US $328,391) onpropertyexploration expenditures and Cdn $1,220,902 (US $1,074,748) forengineeringconsulting, operating and administrationexpenses.  Requiredexpenditures to continue the engineering andexploration processes will beaffected by changes in foreign currency. TheCompany has not entered into anyforeign currency contracts to mitigate thisrisk.

16

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
 (USFunds)

5.           PROPERTYANDEQUIPMENT

	2009
		Accumulated
	Cost	Amortization	Net

Vehicles	$54,153	$38,031	$16,122
Office furniture	17,712	3,189	14,523
Office equipment	10,828	4,139	6,689
Computer equipment	8,197	5,192	3,005
Computer software	1,142	664	478
Field equipment	62,814	29,704	33,110

	$154,846	$80,919	$73,927

	2008
		Accumulated
	Cost	Amortization	Net

Vehicles	$70,534	$32,050	$38,484
Office furniture	2,704	1,846	858
Office equipment	5,417	2,829	2,588
Computer equipment	7,553	3,631	3,922
Computer software	1,142	436	706
Field equipment	62,419	22,958	39,461

	$149,769	$63,750	$86,019

6.           MINERALPROPERTIES

OnSeptember5, 2003, the Company, through its wholly-owned Chilean subsidiary,White MountainChile, entered into a purchase agreement with CompañíaContractual Mineral Ojosdel Salado (“Ojos del Salado”), a wholly-owned Chileansubsidiary of Phelps DodgeCorporation (“Phelps Dodge”), to acquire a 100%interest in nine explorationmining concessions totalling 1,183 hectares,collectively known as Cerro Blanco.Cerro Blanco is located in Region III ofnorthern Chile, approximately 39kilometres, or 24 miles, west of the city ofVallenar. Consideration for thepurchase, including legal fees, was$651,950.

Thepurchaseagreement covering Cerro Blanco was originally entered into betweenOjos delSalado and Dorado Mineral Resources NL (“Dorado”) on March 17, 2000.Under thatagreement, Dorado purchased the mining exploitation concessions fromOjos delSalado for $1,000,000, of which $350,000 was paid.  A firstmortgageand prohibitions against entering into other contracts regardingminingconcessions without the prior written consent of Ojos del Salado had alsobeenestablished in favor of Ojos del Salado.  On September 5, 2003,WhiteMountain Chile assumed Dorado’s obligations under the purchaseagreement,including the mortgage and prohibitions, with payment terms asdescribedabove.

17

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
(USFunds)

6.            MINERAL PROPERTIES(Continued)

Ownershipinmineral properties involves certain inherent risks due to the difficultiesofdetermining the validity of certain claims as well as the potential forproblemsarising from the frequent, ambiguous conveyance history characteristicofmineral properties.  The Company has investigated ownership ofitsmineral properties, and to the best of its knowledge, ownership of itsinterestsis in good standing.

Explorationexpendituresincurred by the Company during the years ended December 31, 2009,2008 and 2007were as follows:

	2009	2008	2007

Assaying	$89,857	$107,052	$70,671
Concession fees	40,397	47,014	43,148
Drilling	-	604,009	-
Environmental	-	-	10,792
Equipment rental	23,327	152,792	16,560
Geological consulting fees	147,136	312,988	260,811
Maps and miscellaneous	21,752	130,879	75,922
Metallurgy	-	-	5,766
Site costs	28,290	153,398	71,977
Transportation	27,132	16,928	15,443

Exploration expenditures for year	$377,891	$1,525,060	$571,090

7.	CAPITAL STOCK

(a)	Preferred stock

Duringtheyear ended December 31, 2005, the Company designated and issued 6,825,000sharesof Series A preferred stock with a par value of $0.001 pershare.  Eachshare of preferred stock is convertible into one commonshare of common stock atany time at the holder’s option.  Thepreferred stock is unlisted,non-retractable and non-redeemable.  Thepreferred stockholders areentitled to the number of votes equal to the numberof whole shares of commonstock into which the preferred stock areconvertible.  The preferredstockholders are further entitled to thesame dividends and distributions as thecommon stockholders.

18

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
(USFunds)

7.            CAPITAL STOCK(Continued)

(a)           Preferred stock(Continued)

Duringtheyear ended December 31, 2007, 6,250,000 shares of preferred stock wereconvertedinto 6,250,000 shares of common stock.  Accordingly, thevalue of thoseshares of preferred stock was transferred to common shareequity.

Noadditionalpreferred stock was issued during the years ended December 31, 2007,2008 or2009, and at December 31, 2009, 625,000 shares remain issuedandoutstanding.

(b)	Common stock

Duringtheyear ended December 31, 2009, the Company:

(i)
Completed an offering of 1,496,930 shares at a price of $0.65 per unit for total gross proceeds of $973,005.  Share issuance costs for the private placement consisted of cash payments of $72,314 and issuance of 104,785 warrants at an exercise price of $0.90, to give net proceeds of $900,691;

(ii)
Issued 800,000 shares of common stock to management for past services at $0.41 and $0.99 per share of common stock, the market value at the time of issuance.  Total cost of this share issuance was $560,000 and has been expensed as consulting fees – directors and officers; and

(iii)	Issued 2,100,000 shares of common stock upon the exercise of previously issued warrants converted at $0.50 per share. Net proceeds received upon exercise were $1,045,340.

Duringtheyear ended December 31, 2008, the Company completed an offering of2,814,909shares at a price of $0.75 per share for gross proceedsof$2,111,180.  Share issuance costs for the private placement consistofcash payments of $144,094 to give net proceeds of $1,967,086.

(c)	Stock options

Duringtheyear ended December 31, 2009, no options were granted.  Optionsfor100,000 shares exercisable at $2.00 per share expired, and a further250,000fully vested options exercisable at $0.50 were forfeited.  Alloptionsissued in previous years were fully vested as at December 31,2009.

Duringtheyear ended December 31, 2008, 165,000 stock options were granted at anexerciseprice of $1.00.  Options totaling 103,125 were fully vestedas atDecember 31, 2008, with a balance of 61,875 options to vestin2009.

19

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
(USFunds)

7.	CAPITAL STOCK (Continued)

(c)	Stock options (Continued)

	2009		2008
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price

Outstanding - beginning of year	3,140,000	$0.57	2,975,000	$0.50
Granted	-	-	165,000	$1.00
Expired	(100,000)	$2.00	-	-
Forfeited	(250,000)	$0.50	-	-

Outstanding – end of year	2,790,000	$0.53	3,140,000	$0.57
Exercisable – end of year	2,790,000	$0.53	3,078,125	$0.57

AsatDecember 31, 2009 and 2008, the following director and consultant stockoptionswere outstanding:

	Exercise
Expiry Date	Price	2009	2008

August 1, 2009	$2.00	-	100,000
April 5, 2010	$0.50	-	250,000
January 31, 2011	$0.50	400,000	400,000
May 31, 2011	$0.50	600,000	600,000
August 1, 2011	$0.50	200,000	200,000
August 31, 2011	$0.50	350,000	350,000
August 31, 2012	$0.50	1,075,000	1,075,000
June 23, 2013	$1.00	165,000	165,000

		2,790,000	3,140,000

20

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
(USFunds)

7.	CAPITAL STOCK (Continued)

(c)	Stock options (Continued)

Thesharesunder option at December 31, 2009 were in the followingexerciseprices:

Options Outstanding and Exercisable
Exercise Price	Weighted Average Exercise Price	Number of Shares Under Option	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life in Years

$ 0.50	$0.50	2,625,000	$1,627,500	1.78
$ 1.00	$1.00	165,000	19,800	3.48

	$0.53	2,790,000	$1,647,300	2.02

(d)	Stock-based compensation

Duringtheyear ended December 31, 2009, the total stock-based compensation recognizedunderthe fair value method was $1,024,122 as follows:

(i)
800,000 shares issued to two officers and directors of the Company upon attaining previously determined milestones at $0.41 and $0.99 per share of common stock, the market value at the time of issuance.  A total fair value of $560,000 (2008: $nil) was attributed to these shares and was charged to consulting fees – directors and officers.

(ii)
$252,117 was charged to consulting fees - directors and officers (2008: $45,339) and $77,130 was charged to consulting (2008: $nil) relating to vesting of 61,875 options issued in the prior year and 485,000 warrants issued during the year.   As a result of an extension of the expiry date of 4,250,000 warrants from July 11, 2009 to April 1, 2011, $694,875 (2008: $nil) was charged to investor relations.  All amounts were determined using the Black-Scholes option pricing model.

Thetotalstock-based compensation recognized under the fair value method tovariousparties was as follows:

	2009	2008	2007

Investor relations	$694,875	$-	$-
Consulting fees - directors and officers	252,117	45,339	359,227
Consulting fees	77,130	-	248,507
Management fees	-	-	110,450

Compensation - options	$1,024,122	$45,339	$718,184

AsatDecember 31, 2009, the total compensation cost related to non-vested optionsnotyet recognized is $nil.

21

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
(USFunds)

7.	CAPITAL STOCK (Continued)

(d)            Stock-based compensation(Continued)

Thefollowingassumptions were used for the Black-Scholes option pricing modelvaluation ofstock options granted:

	2009	2008	2007

Expected life (years)	N/A	5	3 – 5
Interest rate	N/A	3.52%	4.40%
Volatility	N/A	57.12%	88.79%
Dividend yield	N/A	0.00%	0.00%

(e)	Share purchase warrants

Detailsofstock purchase warrant activity is as follows:

	2009		2008
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price

Outstanding - beginning of year	13,022,600	$0.54	13,022,600	$0.54
Issued	589,785	$0.63	-	$0.00
Exercised	(2,100,000)	$0.50	-	$0.00
Expired	(925,000)	$0.50	-	$0.00

Outstanding - end of year	10,587,385	$0.56	13,022,600	$0.54

Duringtheyear ended December 31, 2009, warrant activity included:

•
2,000,000 warrants were exercised.  The balance of 4,250,000 warrants held by the investor had their expiry date extended from July 11, 2009 to April 1, 2011.  The warrants have a cashless exercise provision in the event the Company fails to reasonably maintain an effective registration statement for the shares issuable upon exercise of the warrants;

•
150,000 warrants having an exercise price of $0.75 and an expiry date of June 30, 2011 were issued to a consultant for services.  An additional 335,000 warrants having an exercise price of $0.50 per warrant and an expiry date of June 30, 2012 were issued to two independent directors for services.  Stock-based compensation totaling $293,440 was recorded with respect totheseissuances;

•	104,785 warrants having an exercise price of $0.90 per warrant and an expiry date of June 30, 2012 were issued to an agent with respect to a private placement;
•	100,000 warrants were exercised at a price of $0.50 per warrant for gross proceeds of $50,000; and
•	925,000 warrants with an exercise price of $0.50 per warrant expired unexercised.

22

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
(USFunds)

7.	CAPITAL STOCK (Continued)

(e)           Share purchase warrants(Continued)

AsatDecember 31, 2009 and 2008, the following share purchase warrantswereoutstanding:

Expiry Date	Exercise Price	2009	2008

July 11, 2009	$0.50	-	6,550,000
April 1, 2011	$0.50	4,250,000	-
September 7, 2009	$0.50	-	625,000
August 10, 2010	$0.60	5,847,600	5,847,600
June 30, 2011	$0.75	150,000	-
June 30, 2012	$0.50	235,000	-
June 30, 2013	$0.90	104,785	-

		10,587,385	13,022,600

8.	LOSS PER SHARE

Basicanddiluted loss per share is computed using the weighted average number ofcommonshares outstanding as follows:

	2009	2008	2007

Net loss for year	$(5,860,005)	$(3,175,908)	$(3,921,817)
Preferred stock dividends	-	-	-

Net loss available for distribution	$(5,860,005)	$(3,175,908)	$(3,921,817)

Allocation of undistributed loss
Preferred shares (1.80%, 2008 - 1.92%; 2007 - 2.10%)	$(98,917)	$(60,834)	$(82,214)
Common shares (98.20%; 2008 - 98.08%; 2007 - 97.90%)	(5,761,088)	(3,115,074)	(3,839,603)

	$(5,860,005)	$(3,175,908)	$(3,921,817)
Basic loss per share amounts
Undistributed amounts
Loss per preferred share	$(0.16)	$(0.10)	$(0.02)
Loss per common share	$(0.17)	$(0.10)	$(0.19)

23

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
(USFunds)

8.            LOSS PER SHARE(Continued)

Weightedaveragenumber of shares:

	2009	2008	2007

Weighted average number of shares for undistributed amounts
Preferred stock (common stock equivalent)	625,000	625,000	5,299,658
Common stock	34,065,064	29,905,878	19,713,626

Potentiallydilutivesecurities not included in diluted weight average shares outstandingincludeshares underlying 2,790,000 in outstanding options, 10,587,385 warrantsand625,000 shares of convertible preferred stock.

9.           INCOMETAXES

Incometaxprovisions are determined as follows:

	2009	2008	2007

Income tax benefit computed at statutory tax rate	$(1,816,957)	$(1,077,225)	$(1,372,636)
Stock-based-compensation	554,443	15,869	251,364
Other permanent timing differences	2,676	-	-
Change in fair value of warrants	724,973	-	-
Adjustment due to effective rate attributable to income taxes of other countries’ stock-based compensation	60,920	396,159	136,855
Effect in change of taxrate	62,855	3,268	-
	(411,090)	(661,929)	(984,417)
Change in valuation allowance	411,090	661,929	984,417
	$-	$-	$-

Deferredincometaxes reflect the tax effect of the temporary differences between thecarryingamounts of assets and liabilities for financial reporting purposes andtheamounts used for tax purposes.  The applicable tax rate to beexpectedis 35%. The components of the net deferred income tax assets areapproximately asfollows:

	2009	2008	2007

Deferred income tax assets
Net operating losses and credit carry-forwards	$3,284,999	$2,607,481	$2,502,178
Valuation allowance	(3,284,999)	(2,607,481)	(2,502,178)

	$-	$-	$-

Thevaluationallowance reflects the Company’s estimate that the tax assets morelikely thannot will not be realized.

24

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
(USFunds)

9.            INCOME TAXES(Continued)

Todatethe Company has paid a total of 255,015,000 Chilean pesos (US $491,000)(2008 -$134,631,000 Chilean pesos (US $385,000)) related to value added tax(“VAT”),which the Company will be able to credit against future VAT amountspayablegenerated on Chilean revenue-producing operations.

TheCompanyhas available approximate net-operating losses that may be carriedforward toapply against future years' income for income tax purposes inalljurisdictions.  The losses expire as follows:

Available to	USA	Foreign	Total

2019	$10,270	$-	$10,270
2020	1,704	-	1,704
2021	4,574	-	4,574
2022	1,200	-	1,200
2023	22,201	-	22,201
2024	782,836	-	782,836
2025	690,606	95,793	786,399
2026	409,782	214,988	624,770
2027	2,160,814	196,906	2,357,720
2028	403,158	515,808	918,966
2029	415,286	1,277,968	1,693,254
Non-expiring carry-forward losses	-	6,051,627	6,051,627

	$4,902,431	$8,353,090	$13,255,521

10.	RELATED PARTY TRANSACTIONS

	2009	2008	2007

Advances for expenses outstanding at December 31,	$-	$1,490	$-
Consulting fees	876,800	354,139	434,993
Management fees	139,200	139,200	121,600
Rent	24,000	24,000	22,000

	$1,040,000	$518,829	$578,593

Advancesaremade to various related parties as required for corporate purposesincludingtravel.  Expenses are incurred on behalf of theCompany.

Consultingfeesinclude payments to the officers and directors of the Company forservicesrendered, and include payments to the President, CFO and VPInvestorRelations.  Management fees and rent consist of fees paid to acompanypartly controlled by the CEO of the Company.

Relatedpartytransactions are recorded at the exchange amount, which is the amountagreed tobetween the parties.

25

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
(USFunds)

11.	FAIR VALUE MEASUREMENTS

EffectiveJanuary1, 2009, we adopted the provisions of Emerging Issues Task Force(“EITF”) EITF07-05, Determining Whether anInstrument(or Embedded Feature) Is Indexed to an Entity’s Own Stock ,which wasprimarily codified into Topic 815,  Derivatives andHedging.  ASC 815 applies to any freestanding financialinstruments orembedded features that have the characteristics of a derivativeand to anyfreestanding financial instruments that are potentially settled in anentity’sown common stock.

Asaresult of adopting ASC 815, warrants to purchase 6,875,000 shares ofcommonstock previously treated as equity pursuant to the derivativetreatmentexemption were no longer afforded equity treatment. The warrants hadexerciseprice of $0.50 per warrant and expire in July and September 2009, ofwhich4,250,000 warrants were extended to April 2011.  As such,effectiveJanuary 1, 2009, we reclassified the fair value of these warrants topurchasecommon stock, which had exercise price reset features, from equity toliabilitystatus as if these warrants were treated as a derivative liabilitysince theirdate of issue.   On January 1, 2009, we reclassified$1,084,375to beginning retained deficit and $1,084,375 to other liabilities -warrants torecognize the fair value of such warrants on such date.

AsofDecember 31, 2009, the remaining 4,250,000 warrants were fair valued usingtheBlack-Scholes option pricing model with the following weightedaverageassumptions:  risk-free interest rate of 1.08%, expected lifeof 1.25years, an expected volatility factor of 84.10% and a dividend yield of0.0%. Thefair value of these warrants to purchase common stock increased to$2,956,725 asof December 31, 2009. As such, we recognized a $2,071,350 non-cashcharge fromthe change in fair value of these warrants for the year endedDecember 31,2009.

12.	SEGMENTED INFORMATION

TheCompanyoperates in a single industry segment. At December 31, 2009 and 2008,totalassets by geographic location are as follows:

	2009	2008

Canada	$74,844	$648,438
Chile	99,574	105,874
United States	2,003,442	1,529,293

	$2,177,860	$2,283,605

13.	SUBSEQUENT EVENTS

(a)
In February 2010, the Company filed an S-1 registration statement related to the offering of common shares with the SEC to raise up to $6,000,000.  The pricing and final amount of the offering are not yet determined.  The offering will consist of units, each unit consisting of three shares of common stock and one three-year warrant to purchase an additional share of common stock at 125% of the price per share allocated to the common shares in the units.  The units will separate immediately and the common stock and the warrants will be issued separately.  Source Capital Group, Inc. will act as the placement agent for the units, on a “best efforts” basis, and will receive a selling commission of 8% on gross proceeds raised.

26

WHITEMOUNTAINTITANIUM CORPORATION
(AnExplorationStage Company)
NotestoConsolidated Financial Statements
YearsEndedDecember 31, 2009, 2008 and 2007
(USFunds)

13.	SUBSEQUENT EVENTS (Continued)

(b)
In February 2010, the Company granted 720,000 fully vested shares of common stock at a fair value of $828,000 to management, employees and consultants.  The shares were granted under the 2010 Management Compensation Plan.  The shares were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(2) of the Securities Act and regulations promulgated by the SEC.  Each person acknowledged appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates.

27

[OUTSIDEBACKCOVER]

WhiteMountainTitanium Corporation

20,101,600Sharesof Common Stock

PROSPECTUS

WHITEMOUNTAINTITANIUM CORPORATION

AugustoLeguia100, Oficina 812
LasCondes,Santiago
Chile

Telephone(562) 657-1800

_______________,2010

Until                            ,2010,all dealers that effect transactions in our shares, whether or notparticipatingin this offering, may be required to deliver aprospectus.  This is inaddition to the dealer’s obligation to delivera prospectus when acting asunderwriters and with respect to their unsoldallotments orsubscriptions.

PARTII

INFORMATIONNOTREQUIRED IN THE PROSPECTUS

Item13.  OtherExpenses of Issuance and Distribution

Thefollowingis an itemized statement of the estimated amounts of all expensespayable by usin connection with the registration of the common stock, otherthan underwritingdiscounts and commissions.  All amounts areestimates except the SECregistration fee.

Securities and Exchange Commission - Registration Fee	$1,605
Printing and Engraving Expenses	$5,000
Edgarizing Costs	$5,000
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$25,000
Miscellaneous	$3,395
Total	$50,000

Noneofthe expenses of the offering will be paid by the sellingsecurityholders.

Item14.  Indemnificationof Directors and Officers

Nevadalawexpressly authorizes a Nevada corporation to indemnify its directors,officers,employees, and agents against liabilities arising out of such persons’conduct asdirectors, officers, employees, or agents if they acted in goodfaith, in amanner they reasonably believed to be in or not opposed to the bestinterests ofthe company, and, in the case of criminal proceedings, if they hadno reasonablecause to believe their conduct wasunlawful.  Generally,indemnification for such persons is mandatory ifsuch person was successful, onthe merits or otherwise, in the defense of anysuch proceeding, or in thedefense of any claim, issue, or matter in theproceeding.  Inaddition, as provided in the articles of incorporation,bylaws, or an agreement,the corporation may pay for or reimburse the reasonableexpenses incurred bysuch a person who is a party to a proceeding in advance offinal disposition ifsuch person furnishes to the corporation an undertaking torepay such expensesif it is ultimately determined that he did not meettherequirements.  In order to provide indemnification, unless orderedbya court, the corporation must determine that the person meets therequirementsfor indemnification.  Such determination must be made by amajority ofdisinterested directors; by independent legal counsel; or by amajority of theshareholders.

ArticleIXof our Articles of Incorporation provides that we are required to indemnify,andadvance expenses as they are incurred to, any person who was or is a partyor isthreatened to be made a party to any threatened or completed action, suitorproceeding, whether civil or criminal, administrative or investigative, byreasonof the fact that such person is or was a director or officer of ourcompany, orwho is serving at our request or direction as a director or officerof anothercorporation or other enterprise, against expenses, includingattorneys’ fees,judgments, fines and amounts paid in settlement, actually andreasonably incurredby such person in connection with the action, suit, orproceeding, to the fullextent permitted by Nevada law.

Insofarasindemnification for liabilities arising under the Securities Act of 1933(the“Act”) may be permitted to directors, officers and controlling persons ofourcompany pursuant to the foregoing provisions, or otherwise, we have beenadvisedthat in the opinion of the Securities and Exchange Commission,suchindemnification is against public policy as expressed in the Act andis,therefore, unenforceable.

Item15.  RecentSales of Unregistered Securities

OnMarch4, 2007, the Compensation Committee approved, subject to board approval,thegranting of 250,000 options to David Nahmias for investorrelationsactivities.  These five-year options were granted pursuant toourstock option plan.  The options are exercisable at $0.50 and arefullyvested.  The options were granted without registration undertheSecurities Act by reason of the exemption from registration afforded bySection4(2) of the Act.  Mr. Nahmias was an accredited investor at thetimeof the grant.  He delivered appropriate investmentrepresentationswith respect to the grant and consented to the imposition ofrestrictive legendsupon the grant form representing the option.  Mr.Nahmias was providedaccess to information similar to the type of informationwhich would be includedin a prospectus.  He did not enter into thetransaction for theoptions with us as a result of or subsequent to anyadvertisement, article,notice, or other communication published in anynewspaper, magazine, or similarmedia or broadcast on television or radio, orpresented at any seminar ormeeting and had a preexisting relationship withpersons representing our companyat the time of the transaction.  Mr.Nahmias represented that he hadbeen afforded the opportunity to ask questions ofour management and to receiveanswers concerning the terms and conditions of theoption grants.  Nounderwriting discounts or commissions were paid inconnection with thegrant.

FromJulythrough August 2007, we conducted a non-public offering of up to7,000,000units, each unit consisting of one share of common stock and one commonstockpurchase warrant.  The purchase price of each unit was $0.50 andtheexercise price of the warrants is $0.60 per share at any time through August10,2010.  The offering was completed with sales of 5,070,000 unitsmadeto seven non-U.S. persons and to four persons in the U.S. for gross proceedsof$2,535,000.  The units were issued without registration undertheSecurities Act by reason of the exemptions from registration afforded bytheprovisions of Section 4(6) of the Securities Act and Regulation S promulgatedbythe SEC in a simultaneous offering to both U.S. and tonon-U.S.persons.  Each of the non-U.S. investors was a non-U.S. personat thetime of the sale.  The offer and sale of the units to suchpersons wasmade in an offshore transaction and no directed selling efforts weremade in theU.S. by us or anyone acting on our behalf.  The offeringrestrictionsrequired pursuant to Regulation S were also implemented forthesesales.  All of the investors represented that they wereaccreditedinvestors as defined in Rule 501 of Regulation D at the time ofthepurchase.  Each investor delivered appropriateinvestmentrepresentations with respect to the issuance and consented to theimposition ofrestrictive legends upon the certificates representing the sharesandwarrants.  They did not enter into the transaction with us as aresultof or subsequent to any advertisement, article, notice, or othercommunicationpublished in any newspaper, magazine, or similar media or broadcastontelevision or radio, or presented at any seminar ormeeting.  Eachinvestor represented they were afforded the opportunityto ask questions of ourmanagement and to receive answers concerning the termsand conditions of theoffering.  We paid a cash selling commission of8% of the grossproceeds on the sale of 4,770,000 of the units sold by ObjectiveEquity, LLC,the selling agent for part of the offering.  We alsoissued 77,600warrants as a selling commission to such entity.  We haveagreed toregister the resale of the common shares sold as part of the units andissuableupon exercise of the warrants.

AlsoonAugust 31, 2007, the Board of Directors granted bonuses of 700,000 sharesofcommon stock and warrants to purchase 700,000 shares to management forpastservices.  The exercise price of the warrants is $0.60 per shareatany time through August 15, 2010.  The shares and warrantsweregranted to the following persons:

Name	Number of Shares	Number of Warrants
Michael P. Kurtanjek	225,000	225,000
Trio International Capital Corp	225,000	225,000
Charles E. Jenkins	150,000	150,000
Howard M. Crosby	100,000	100,000

Thesharesand warrants were issued without registration under the Securities Act byreasonof the exemptions from registration afforded by the provisions of Section4(6) ofthe Securities Act and Regulation S promulgated by theSEC.  All of theinvestors were accredited investors as defined inRule 501 of Regulation D at thetime of the grant.  Each personacknowledged appropriate investmentrepresentations with respect to the issuanceand consented to the imposition ofrestrictive legends upon the certificatesrepresenting the shares andwarrants.  They did not enter into thetransaction with us as a resultof or subsequent to any advertisement, article,notice, or other communicationpublished in any newspaper, magazine, or similarmedia or broadcast on televisionor radio, or presented at any seminar ormeeting.  Each investorrepresented they were afforded the opportunityto ask questions of our managementand to receive answers concerning the termsand conditions of theoffering.  No selling commissions were paid inconnection with thegrant of the securities.  We have agreed toregister the resale of thecommon shares sold as part of the units and issuableupon exercise of thewarrants.

OnAugust31, 2007, the Board of Directors approved the granting of 1,075,000options tovarious members of management and to consultants asfollows:

Name	Number of Options Granted
Michael P. Kurtanjek	150,000
Trio International Capital Corp.	150,000
Charles E. Jenkins	300,000
Howard M. Crosby	100,000
David Rochester	150,000
Derek Fray	100,000
Srdj Bulatovic	100,000
Maria Eugenia Moscoso	25,000

Thesefive-yearoptions are fully vested and exercisable at $0.50 pershare.  Theyexpire on August 31, 2012.  The options weregranted withoutregistration under the Securities Act by reason of the exemptionfromregistration afforded by Section 4(2) of the Act.  Eachoptioneeacknowledged appropriate investment representations with respect to thegrantsand consented to the imposition of restrictive legends upon thecertificatesrepresenting the options.  Each grantee was providedaccess toinformation similar to the type of information which would be includedin aprospectus.  Each grantee had a preexisting relationship withpersonsrepresenting our company at the time of the transaction.  Eachgranteewas afforded the opportunity to ask questions of our management and toreceiveanswers concerning the terms and conditions of the optiongrants.  Noselling commissions were paid in connection with theseoptiongrants.

OnDecember21, 2007, the Board of Directors granted bonuses of 900,000 fullyvested sharesof common stock to management and outside consultants forpastservices.  The shares were granted to thefollowingpersons:

Name	Number of Shares
Michael P. Kurtanjek	200,000
Brian Flower	200,000
Terese Gieselman	100,000
Maria Eugenia Moscoso	50,000
Ronald Nash	100,000
Cesar Lopez	100,000
Natasha Tschischow	75,000
Christian Feddersen	75,000

Theshareswere issued without registration under the Securities Act by reason oftheexemptions from registration afforded by the provisions of Section 4(2) oftheSecurities Act and Regulation S promulgated by the SEC.  Eachpersonacknowledged appropriate investment representations with respect to theissuanceand consented to the imposition of restrictive legends upon thecertificatesrepresenting the shares.  They did not enter into thetransaction withus as a result of or subsequent to any advertisement, article,notice, or othercommunication published in any newspaper, magazine, or similarmedia or broadcaston television or radio, or presented at any seminar ormeeting.  Eachrecipient of the bonuses was afforded the opportunityto ask questions of ourmanagement and to receive answers concerning the termsand conditions of theissuance.  No selling commissions were paid inconnection with thegrant of the shares.

InSeptember2008 we closed our offering of up to 5,000,000 shares at a price of$0.75 pershare.  The offering was made concurrently to persons withinthe UnitedStates and to non-U.S. persons located outside the UnitedStates.  Wesold a total of 2,814,910 shares of common stock in theoffering for grossproceeds of $2,111,180.  Of these 2,791,203 weresold within the UnitedStates without registration under the Securities Act byreason of the exemptionfrom registration afforded by the provisions of Section4(6) and/or Section 4(2)thereof, and Rule 506 promulgated thereunder, as atransaction by an issuer notinvolving any public offering.  Each ofthe U.S. purchasers was anaccredited investor as defined in RegulationD.  The remaining 23,707shares were sold outside the United States tonon-U.S. persons in accordance withthe provisions of RegulationS.  Each investor delivered appropriateinvestment representationswith respect to this stock sale and consented to theimposition of restrictivelegends upon the stock certificate representing theshares.  Noinvestor entered into the transaction with us as a resultof or subsequent toany advertisement, article, notice, or other communicationpublished in anynewspaper, magazine, or similar media or broadcast on televisionor radio, orpresented at any seminar or meeting.  Each investor wasalso affordedthe opportunity to ask questions of our management and to receiveanswersconcerning the terms and conditions of the transaction.  TheCompanypaid $140,168 in selling commissions to licensed selling agents inthisoffering.

InJanuary2009, the Board of Directors granted bonuses of 200,000 fully vestedshares ofcommon stock each to Michael P. Kurtanjek, our President and adirector, and toBrian Flower, our Chairman for past services.  Theshares were issuedwithout registration under the Securities Act by reason ofthe exemptions fromregistration afforded by the provisions of Section 4(2) ofthe Securities Act andRegulation S promulgated by the SEC.  Eachperson acknowledgedappropriate investment representations with respect to theissuance and consentedto the imposition of restrictive legends upon thecertificates representing theshares.  They did not enter into thetransaction with us as a result ofor subsequent to any advertisement, article,notice, or other communicationpublished in any newspaper, magazine, or similarmedia or broadcast on televisionor radio, or presented at any seminar ormeeting.  Each recipient ofthe bonuses was afforded the opportunityto ask questions of our management andto receive answers concerning the termsand conditions of theissuance.  No selling commissions were paid inconnection with thegrant of the shares.

On May7,2009, we entered into an Exchange Agreement with a Rubicon which itexercisedoutstanding warrants to purchase 2,000,000 shares of our common stockat $0.50per share for gross proceeds of $1,000,000.  The closing oftheagreement, payment of the funds, and issuance of the shares occurred on May8,2009.  The shares were issued without registration undertheSecurities Act by reason of the exemptions from registration afforded bytheprovisions of Section 4(2) and 4(6) of the SecuritiesAct.  Thepurchaser was an accredited investor as defined in Rule 501promulgated by theSEC.  The purchaser acknowledged appropriateinvestmentrepresentations with respect to the sale.  It did not enterinto thetransaction with us as a result of or subsequent to any advertisement,article,notice, or other communication published in any newspaper, magazine, orsimilarmedia or broadcast on television or radio, or presented at any seminarormeeting.  The purchaser was afforded the opportunity to askquestionsof management of the Company and to receive answers concerning theterms andconditions of exercise of the warrants.  No sellingcommissions werepaid in connection with this transaction.

OnJune23, 2008, we granted 82,500 options each to John May and Wei Lu foracceptingappointment to the Board of Directors and committees.  Thesefive-yearoptions vest as follows:  25% immediately and 12.5% percalendarquarter thereafter with the first vesting occurring on June30,2008.  The options were granted under our StockOptionPlan.  The options were granted without registration undertheSecurities Act by reason of the exemption from registration afforded bySection4(2) and 4(6) of the Act, and Rule 506 promulgatedthereunder.  Eachoptionee was an accredited investor at the time ofthe grant.  Eachoptionee acknowledged appropriate investmentrepresentations with respect to thegrants and consented to the imposition ofrestrictive legends upon thecertificates representing theoptions.  Each grantee had a preexistingrelationship with personsrepresenting our company at the time of thetransaction.  Each granteewas afforded the opportunity to askquestions of our management and to receiveanswers concerning the terms andconditions of the option grants.  Noselling commissions were paid inconnection with these optiongrants.

OnJune30, 2009, the Compensation Committee and the Board of Directors approvedtheissuance of warrants to KirkCapital Asset Management, Inc., an entitycontrolledby David Kirkingberg, to purchase 150,000 shares of our common stockat $0.75per share at any time prior to June 30, 2011.  These warrantswereissued in connection with financial consulting services to be provided byMr.Kirkingberg’s company.  The warrants will vestasfollows:  (i) 37,500 of the warrants vested on June 30, 2009;(ii)18,750 of the warrants will vest on July 31, 2009; and (iii) 18,750 ofthewarrants will vest on the last day of each month thereafter until allwarrantsare fully vested or the consulting services areterminated.  Thewarrants were issued without registration under theSecurities Act by reason ofthe exemption from registration afforded by Section4(2) of theAct.  KirkCapital Asset Management, Inc. was an accreditedinvestor atthe time of the grant.  It delivered appropriateinvestmentrepresentations with respect to the warrant issuance and consented totheimposition of restrictive legends upon the warrantform.  Mr.Kirkingberg’s entity did not enter into the consultingagreement with us as aresult of or subsequent to any advertisement, article,notice, or othercommunication published in any newspaper, magazine, or similarmedia orbroadcast on television or radio, or presented at any seminar or meetingand hada preexisting relationship with persons representing our company at thetime ofthe transaction.  Mr. Kirkingberg represented that he hadbeenafforded the opportunity to ask questions of our management and toreceiveanswers concerning the terms and conditions of thewarrantissuance.  No underwriting discounts or commissions were paidinconnection with the transaction.

OnJune30, 2009, the Compensation Committee and the Board of Directors approved andtheCompany issued warrants to purchase 117,500 common shares each to John J.Mayand Wei Lu for accepting appointment to the Board ofDirectors.  Wealso issued warrants to purchase 100,000 common sharesto Cesar Lopez forservices as one of our directors.  These three-yearwarrants areexercisable at $0.50 per share and are fully vested.  Thewarrantswere issued without registration under the Securities Act by reason oftheexemption from registration afforded by the provisions ofRegulationS.  Each of the directors was a non-U.S. person at the timeof thegrant.  The issuance of the warrants was made in anoffshoretransaction and no directed selling efforts were made in the U.S. by usoranyone acting on our behalf.  The offering restrictionsrequiredpursuant to Regulation S were also implemented.  Nounderwritingdiscounts or commissions were paid in connection with the issuanceof thewarrants.

InOctober2009 we closed our offering of common shares at a price of $0.65pershare.  We sold a total of 1,496,930 shares of common stock intheoffering for gross proceeds of $973,005.  These shares weresoldwithout registration under the Securities Act by reason of the exemptionfromregistration afforded by the provisions of Section 4(6) and/or Section4(2)thereof, and Rule 506 promulgated thereunder, as a transaction by an issuernotinvolving any public offering.  Each of the 25 purchasers wasanaccredited investor as defined in Regulation D.  Eachinvestordelivered appropriate investment representations with respect to thisstock saleand consented to the imposition of restrictive legends upon thestockcertificate representing the shares.  No investor entered intothetransaction with us as a result of or subsequent to any advertisement,article,notice, or other communication published in any newspaper, magazine, orsimilarmedia or broadcast on television or radio, or presented at any seminarormeeting.  Each investor was also afforded the opportunity toaskquestions of our management and to receive answers concerning the termsandconditions of the transaction.  The Company paid $68,110 insellingcommissions to a licensed selling agent in this offering and grantedwarrants topurchase 104,785 shares at a price of $0.90 exercisable until April15,2011.  These warrants were granted to Chelsea Financial Services,alicensed broker-dealer, in connection with theabove-referencedoffering.  These warrants were issued withoutregistration under theSecurities Act by reason of the exemption fromregistration afforded by theprovisions of Section 4(6) and/or Section 4(2)thereof, and Rule 506 promulgatedthereunder, as a transaction by an issuer notinvolving any publicoffering.  The investor was an accredited investoras defined inRegulation D.  It delivered appropriate investmentrepresentationswith respect to this warrant issuance and consented to theimposition ofrestrictive legends upon the certificate representingthewarrants.  The investor did not enter into the transaction with usasa result of or subsequent to any advertisement, article, notice, orothercommunication published in any newspaper, magazine, or similar mediaorbroadcast on television or radio, or presented at any seminarormeeting.  The investor was also afforded the opportunity toaskquestions of our management and to receive answers concerning the termsandconditions of the transaction.

InFebruary2010 we granted bonuses of 720,000 fully vested shares of common stocktomanagement for past services performed in 2008 and 2009.  Theshareswere granted under our 2010 Management Compensation Plan.  Wegranted252,000 shares to Mr. Kurtanjek, 252,000 shares to an entity owned byMr. Flower,72,000 shares to Mr. Jenkins, 54,000 shares to an entity owned byMr. Crosby,54,000 shares to Christian Feddersen, an employee in Chile, and36,000 shares toMaria Eugenia Moscosco, an employee in Chile.  Theshares were issuedwithout registration under the Securities Act by reason ofthe exemptions fromregistration afforded by the provisions of Section 4(2) ofthe Securities Act andRegulation S promulgated by the SEC.  Eachperson acknowledgedappropriate investment representations with respect to theissuance and consentedto the imposition of restrictive legends upon thecertificates representing theshares.  They did not enter into thetransaction with us as a result ofor subsequent to any advertisement, article,notice, or other communicationpublished in any newspaper, magazine, or similarmedia or broadcast on televisionor radio, or presented at any seminar ormeeting.  Each recipient ofthe bonuses was afforded the opportunityto ask questions of our management andto receive answers concerning the termsand conditions of theissuance.  No selling commissions were paid inconnection with thegrant of the shares.

Item16.  Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
1.1	Agreement dated January 25, 2010, with Source Capital Group,Inc.	S-1	333-164963	1.1	2/12/10
2.1	Agreement and Plan of Merger dated January 26, 2004, with GreatWall Minerals, Ltd.	SB-2	333-129347	2.1	10/31/05
3.1	Articles of Incorporation	SB-2	333-129347	3.1	10/31/05
3.2	Current Bylaws	8-K	333-129347	3.1	9/12/06
4.1	Form of Common Stock Certificate	SB-2	333-129347	4.1	10/31/05
4.2	Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, as amended	SB-2	333-129347	4.2	10/31/05
4.3	Form of Series A Convertible Preferred Stock Certificate	SB-2	333-129347	4.3	10/31/05
4.4	Warrant Certificate dated July 11, 2005, for Rubicon Master Fund	SB-2	333-129347	4.4	10/31/05
4.5	Amended and Restated Warrant for Rubicon Master Fund	8-K	333-129347	99.2	5/8/09
4.6	Warrant Certificate dated September 7, 2005, for Phelps Dodge Corporation	SB-2	333-129347	4.5	10/31/05
4.7	Registration Rights set forth in Article VI of the Securities Purchase Agreement dated July 11, 2005, as amended September 7, 2005 and May 5, 2006, for Rubicon Master Fund and Phelps Dodge Corporation	SB2/A	333-129347	4.6	11/24/06
4.8	Warrant Certificate effective July 11, 2005, in the name of Sunrise Securities Corp. for 300,000 shares	SB-2	333-129347	4.8	10/31/05
4.9	Stock Option Plan*	SB-2	333-129347	4.9	10/31/05
4.10	2010 Management Compensation Plan*	S-1	333-164963	4.11	2/12/10
5.1	Opinion of Law Office of Ronald N. Vance, P.C. (including the opinion of Gordan Law Group)					X

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
10.1	Transfer of Contract and Mortgage Credit dated September 5, 2003, between Compañía Contractual Minera Ojos del Salado and Compañía Minera Rutile Resources Limitada (formerly Minera Royal Silver Limitada), with payment extension document	SB-2	333-129347	10.1	10/31/05
10.2	Securities Purchase Agreement dated July 11, 2005, as amended September 7, 2005, with Rubicon Master Fund and Phelps Dodge Corporation	SB-2	333-129347	10.2	10/31/05
10.3	Amendment dated May 5, 2006, to Securities Purchase Agreement dated July 11, 2005	SB-2/A	333-129347	10.2(a)	5/30/06
10.4	Management Services Agreement dated February 6, 2006, with Trio International Capital Corp.*	SB-2/A	333-129347	10.3(a)	5/30/06
10.5	Amendment dated September 1, 2006, to Management Services Agreement dated February 6, 2006, with Trio International Capital Corp.*	8-K	333-129347	10.1	9/12/06
10.6	Amendment dated August 31, 2007, to Management Services Agreement dated February 6, 2006, with Trio International Capital Corp.*	SB-2	333-148644	10.6	1/14/08
10.7	Amendment dated December 21, 2007, to Management Services Agreement dated February 6, 2006, with Trio International Capital Corp.*	SB-2	333-148644	10.7	1/14/08
10.8	Option Agreement dated February 9, 2005, with Trio International Capital Corp.*	SB-2	333-129347	10.5	10/31/05
10.9	Management Services Agreement dated February 6, 2006, with Michael P. Kurtanjek*	SB-2/A	333-129347	10.9	5/30/06
10.10	Amendment dated August 31, 2007, to Management Services Agreement dated February 6, 2006, with Michael P. Kurtanjek*	SB-2	333-148644	10.10	1/14/08
10.11	Amendment dated December 21, 2007, to Management Services Agreement dated February 6, 2006, with Michael P. Kurtanjek*	SB-2	333-148644	10.11	1/14/08
10.12	Option Agreement dated May 31, 2004, with Michael Kurtanjek*	SB-2	333-129347	10.4	10/31/05
10.13	Business Consulting Agreement dated August 1, 2005, with Crosby Enterprises, Inc.*	SB-2	333-129347	10.7	10/31/05
10.14	Renewal dated February 6, 2006, of Business Consulting Agreement with Crosby Enterprises, Inc.*	SB-2/A	333-129347	10.7(a)	5/30/06

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
10.15	Amendment dated December 21, 2007, to Business Consulting Agreement dated August 1, 2005, with Crosby Enterprises, Inc.*	SB-2	333-148644	10.15	1/14/08
10.16	Option Agreement dated August 18, 2005, with Crosby Enterprises, Inc.*	SB-2	333-129347	10.6	10/31/05
10.17	Management Services Agreement dated February 6, 2006, with Lopez & Ashton Ltda.*	SB-2/A	333-129347	10.8(a)	5/30/06
10.18	Management Services Agreement dated September 1, 2006, with Charles E. Jenkins*	8-K	333-129347	10.2	9/12/06
10.19	Amendment dated August 31, 2007, to Management Services Agreement dated September 1, 2006, with Charles E. Jenkins*	SB-2	333-148644	10.19	1/14/08
10.20	Amendment dated December 21, 2007, to Management Services Agreement dated September 1, 2006, with Charles E. Jenkins*	SB-2	333-148644	10.20	1/14/08
10.21	Option Agreement dated September 1, 2006, with Charles E.Jenkins*	SB-2/A	333-129347	10.14	11/24/06
10.22	Management Services Agreement dated February 6, 2006, with MinCo Corporate Mgmt Inc., and First Amendment dated September 1, 2006*	8-K	333-129347	10.3	9/12/06
10.23	Option Agreement dated September 1, 2006, with Terese Gieselman	SB-2/A	333-129347	10.16	11/24/06
10.24	Brokerage Representation Agreement dated November 26, 2007, with Beacon Hill Shipping Ltd.	SB-2	333-148644	10.24	1/14/08
10.25	Exchange Agreement dated May 7, 2009, with Rubicon Master Fund	8-K	333-148644	99.1	5/8/09
10.26	Warrant Agreement dated June 30, 2009, with John J. May*	10-Q	333-148644	10.1	8/10/09
10.27	Warrant Agreement dated June 30, 2009, with Wei Lu*	10-Q	333-148644	10.2	8/10/09
10.28	Warrant Agreement dated June 30, 2009, with Cesar Lopez*	10-Q	333-148644	10.3	8/10/09
10.29	Management Services Agreement dated August 1, 2009, with Chapelle Capital Corp.*	S-1/A	333-129347	10.29	12/31/09
10.30	Amendment effective January 1, 2010 to Management Services Agreement dated August 1, 2009, with Chapelle Capital Corp.*	S-1	333-164963	10.30	2/12/10
10.31	Warrant agreement dated February 7, 2010, with Chapelle Capital Corp.*	S-1	333-164963	10.31	2/12/10
10.32	Amendment effective January 1, 2010, to Management Services Agreement dated August 1, 2009, with Michael P. Kurtanjek*	S-1	333-164963	10.32	2/12/10
10.33	Warrant agreement dated February 7, 2010, with Michael P. Kurtanjek*	S-1	333-164963	10.33	2/12/10

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
10.34	Management Services Agreement effective January 1, 2010, with 0834406 BC Ltd. *	S-1	333-164963	10.34	2/12/10
14.1	Code of Ethics	10-KSB	333-129347	14.1	3/29/07
21.1	List of Subsidiaries	S-1/A	333-129347	21.1	12/31/09
23.1	Consent of Smythe Ratcliffe, LLP, independent registered public accounting firm					X
23.2	Consent of Thomas A. Henricksen, PhD	S-1/A	333-129347	23.2	3/29/10
23.3	Consent of AMEC-Cade	S-1/A	333-129347	23.3	3/29/10
23.4	Consent of NCL Ingenieria y Construccion	S-1/A	333-129347	23.4	3/29/10
23.5	Consent of SGS Lakefield	S-1/A	333-129347	23.5	3/29/10
23.6	Consent of Arcadis Geotecnica	S-1/A	333-129347	23.6	3/29/10
23.7	Consent of Attorney (included in Exhibit 5.1)
*Managementcontract,or compensatory plan or arrangement, required to be filed asanexhibit.

Item17.  Undertakings

Theundersignedregistrant hereby undertakes:

 (1)         Tofile,during any period in which offers or sales are being made, apost-effectiveamendment to this registration statement to:

(i)           Includeany prospectus required by section 10(a)(3) of theSecurities Act;

(ii)           Reflectinthe prospectus any facts or events arising after the effective date oftheregistration statement (or the most recent post-effective amendmentthereof)which, individually or in the aggregate, represent a fundamental changein theinformation set forth in the registrationstatement.  Notwithstandingthe foregoing, any increase or decrease involume of securities offered (if thetotal dollar value of securities offeredwould not exceed that which wasregistered) and any deviation from the low orhigh and of the estimated maximumoffering range may be reflected in the form ofprospectus filed with theCommission pursuant to Rule 424(b) if, in theaggregate, the changes in volumeand price represent no more than 20 percentchange in the maximum aggregateoffering price set forth in the “Calculation ofRegistration Fee” table in theeffective registration statement.

(iii)     Includeanymaterial or changed information with respect to the planofdistribution.

 (2)         That,forthe purpose of determining any liability under the Securities Act, eachsuchpost-effective amendment shall be deemed to be a new registrationstatementrelating to the securities offered therein, and the offering of suchsecuritiesat that time shall be deemed to be the initial bona fideofferingthereof.

(3)          Toremovefrom registration by means of a post-effective amendment any of thesecuritiesbeing registered which remain unsold at the termination oftheoffering.

(4)          That,forthe purpose of determining liability of the undersigned registrant undertheSecurities Act to any purchaser in the initial distribution of thesecurities,the undersigned registrant undertakes that in a primary offering ofsecuritiesof the undersigned registrant pursuant to this registrationstatement,regardless of the underwriting method used to sell the securities tothepurchaser, if the securities are offered or sold to such purchaser by meansofany of the following communications, the undersigned registrant will be asellerto the purchaser and will be considered to offer or sell such securitiesto suchpurchaser:

(i)         Anypreliminaryprospectus or prospectus of the undersigned registrant relating tothe offeringrequired to be filed pursuant to Rule 424 of Regulation C of theSecuritiesAct;

(ii)        Anyfreewriting prospectus relating to the offering prepared by or on behalf oftheundersigned registrant or used or referred to by theundersignedregistrant;

(iii)       Theportionof any other free writing prospectus relating to the offering containingmaterialinformation about the undersigned registrant or its securities providedby or onbehalf of the undersigned registrant; and

(iv)       Anyothercommunication that is an offer in the offering made by the undersignedregistrantto the purchaser.

Insofarasindemnification for liabilities arising under the Securities Act may bepermittedto directors, officers and controlling persons of the registrantpursuant to theforegoing provisions, or otherwise, the registrant has beenadvised that in theopinion of the Securities and Exchange Commission suchindemnification is againstpublic policy as expressed in the Act and is,therefore,unenforceable.  In the event that a claim forindemnification againstsuch liabilities (other than the payment by theregistrant of expenses incurredor paid by a director, officer or controllingperson of the registrant in thesuccessful defense of any action, suit orproceeding) is asserted by suchdirector, officer or controlling person inconnection with the securities beingregistered, the registrant will, unless inthe opinion of its counsel the matterhas been settled by controlling precedent,submit to a court of appropriatejurisdiction the question whether suchindemnification by it is against publicpolicy as expressed in the Act and willbe governed by the final adjudication ofsuch issue.

Eachprospectusfiled pursuant to Rule 424(b) as part of a registration statementrelating to anoffering, other than registration statements relying on Rule 430Bor otherprospectuses filed in reliance on Rule 430A, shall be deemed to be partof andincluded in the registration statement as of the date it is first usedaftereffectiveness.   Provided , however , that nostatementmade in a registration statement or prospectus that is part of theregistrationstatement or made in a document incorporated or deemed incorporatedby referenceinto the registration statement or prospectus that is part of theregistrationstatement will, as to a purchaser with a time of contract of saleprior to suchfirst use, supersede or modify any statement that was made in theregistrationstatement or prospectus that was part of the registration statementor made inany such document immediately prior to such date of firstuse.

[SIGNATUREPAGETO FOLLOW]

SIGNATURES

Pursuanttothe requirements of the Securities Act of 1933, the registrant has dulycausedthis Registration Statement to be signed on its behalf by theundersigned,thereunto duly authorized, in the City of Santiago, Chile, on May 20, 2010.

WHITE MOUNTAIN TITANIUM CORPORATION

By:	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, President (Principal Executive Officer)

By:	/s/ Charles E. Jenkins
Charles E. Jenkins, Chief Financial Officer (Principal Financial andAccountingOfficer)

Inaccordancewith the requirements of the Securities Act of 1933, thisregistration statementhas been signed by the following persons in thecapacities and on the datesstated.

NAME	TITLE	DATE

/s/ Michael P. Kurtanjek	Director & President (Principal	May 20, 2010
Michael P. Kurtanjek	Executive Officer)

/s/ Charles E. Jenkins	Director & Chief Financial Officer	May 20, 2010
Charles E. Jenkins	(Principal Financial and Accounting Officer)

/s/ Brian Flower	Director and Chairman	May 20, 2010
Brian Flower

/s/ Howard M. Crosby	Director	May 20, 2010
Howard M. Crosby

/s/ Wei Lu	Director	May 20, 2010
Wei Lu

/s/ John J. May	Director	May 20, 2010
John J. May